As filed with the Securities and Exchange Commission on January 23, 2017

Registration No. 333-214321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

digital turbine, inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

GUARANTORS LISTED ON SCHEDULE A HERETO

1300 Guadalupe Street

Suite #302

Austin, Texas 78701

(512) 387-7717

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Stone

Chief Executive Officer

Digital Turbine, Inc.

1300 Guadalupe Street

Suite #302

Austin, Texas 78701

(512) 387-7717

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ben D. Orlanski, Esq.

Matthew S. O’Loughlin, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
8.75% Convertible Notes due 2020 (the “notes”) (1)	$16,000,000		100	%(2)	$16,000,000.00	(3)	$1,854.40
Warrants to purchase Common Stock (the “warrants”)	4,355,600		—	(4)	—	(4)	—	(4)
Common Stock, par value $0.001 per share, issuable upon conversion of the notes	11,730,240	(5)	—	(6)	—	(6)	—	(6)
Common Stock, par value $0.001 per share, issuable in connection with an early conversion	6,432,475		$1.364	(2)	$8,773,895.90		$1,016.90
Common Stock, par value $0.001 per share, issuable upon exercise of warrants	4,355,600	(7)	$1.364	(2)	$5,941,038.40	(8)	$688.57
Guarantees	$16,000,000	(3)	—		—		—	(9)
Total	—		—		$30,714,934.30		$3,559.87	(10)

(1)	Represents the aggregate principal amount of the notes that were issued by Digital Turbine, Inc. on September 28, 2016.
(2)	Represents a bona fide estimate of the maximum aggregate offering price solely for the purpose of calculating the registration fee under Rule 457(a) under the Securities Act.
(3)	Equals the aggregate principal amount of notes being registered.
(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	Represents the maximum number of shares of Common Stock of Digital Turbine, Inc., issuable upon conversion of the notes being registered hereby at an initial conversion rate of 733.14 shares of Common Stock per $1,000 in principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the registrants are also registering such indeterminate number of shares of Common Stock of Digital Turbine, Inc. as may be issued from time to time upon conversion of the notes registered above as a result of the anti-dilution provisions thereof.
(6)	No separate consideration will be received for the shares of Digital Turbine, Inc.’s Common Stock issuable upon conversion of the notes; therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.
(7)	Pursuant to Rule 416 under the Securities Act, the registrants are also registering such indeterminate number of shares of Common Stock of Digital Turbine, Inc. as may be issuable under the warrants registered above as a result of the anti-dilution provisions thereof.
(8)	Equals the aggregate exercise price of the warrants being registered pursuant to which such shares of Common Stock of Digital Turbine, Inc. are issuable.
(9)	The notes are guaranteed by the guarantors named in Schedule A herein. No separate consideration will be paid in respect of the guarantees, and no additional registration fee is required pursuant to Rule 457(n) under the Securities Act.
(10)	$3,559.87 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

The address for each of the guarantors listed below is 1300 Guadalupe Street, Suite #302, Austin, Texas 78701. The primary standard industrial classification code number for each of the guarantors listed below is 6794. The guarantors, the jurisdiction of incorporation or organization for each guarantor and the IRS employer identification number (or other organizational number for non-U.S. guarantors), for each guarantor is listed below.

Exact name of registrant as specified in its charter (or equivalent)	Jurisdiction of incorporation or organization	IRS employer identification no. (Organizational no. for non-U.S. guarantors)
Digital Turbine USA, Inc.	Delaware	45-3982329
Digital Turbine Media, Inc.	Delaware	26-2346340
Digital Turbine (EMEA) Ltd.	Israel	514802875
Digital Turbine Asia Pacific Pty Ltd.	Australia	TAX 791741061

Explanatory Note

This Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-214321) of Digital Turbine, Inc. is being filed for the purpose of amending the section entitled “Selling Security Holders” in the prospectus, replacing Exhibits 5.1, 5.2, 5.3, and 23.1 to the Registration Statement with revised Exhibits 5.1, 5.2, 5.3, and 23.1 and filing Exhibit 4.4, as indicated in Part II of this Amendment No. 3.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and the selling security holders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2017

PROSPECTUS

$16 million of 8.75% Convertible Notes Due 2020

(fully and unconditionally guaranteed by Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.)

4,355,600 Warrants to Purchase Shares of Common Stock

22,518,315 Shares of Common Stock Underlying the Convertible Notes and Warrants

This prospectus relates to the sale or other disposition from time to time of $16 million of our 8.75% Convertible Notes due 2020 (the “notes”), warrants to purchase 4,355,600 shares of our common stock expiring in 2020 (the “warrants”), and 16,085,840 shares of common stock underlying the notes and the warrants, by the persons described in this prospectus, whom we call the “selling security holders,” identified in the section entitled “Selling Security Holders” in this prospectus, or their transferees. We have also included up to an additional 6,432,475 shares of common stock that may be issued as part of an early conversion payment in the event of an early conversion of the notes in the event we are permitted to, and elect to, make such payment in the form of shares of our common stock in lieu of cash. Such additional number of shares is calculated based upon the indenture governing the notes and an assumed early conversion in full on December 19, 2016. We are registering the notes, warrants, and shares of common stock underlying the notes and the warrants as required by the terms of the registration rights agreements between BTIG, LLC, the initial purchaser, us, and the guarantor parties thereto, for the benefit of the selling security holders. Such registration does not mean that the selling security holders will actually offer or sell any of these notes, warrants, or the shares of common stock underlying the notes and the warrants. We will not receive any of the proceeds from the sale or other disposition of the notes or warrants offered by the selling security holders. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the warrants offered under this prospectus.

The selling security holders or their transferees may, from time to time, sell, transfer or otherwise dispose of any or all of notes, warrants, or the shares of common stock underlying each, on any stock exchange, market or trading facility on which the notes, warrants, or the shares of common stock underlying each are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For additional information, you should refer to the section entitled “Plan of Distribution” of this prospectus. We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and transfer taxes, if any, incurred by the selling security holders.

Our common stock is listed on The NASDAQ Stock Market under the symbol “APPS.” On January 19, 2017, the last reported sale price of our common stock on The NASDAQ Stock Market was $0.67 per share. There is no public market for the notes or the warrants and we do not intend to list the notes or the warrants on any securities exchange or any quotation system.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 16 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling security holders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on the front of that document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We do not imply or represent by delivering this prospectus that Digital Turbine, Inc., or its business, financial condition or operating results, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as of any time after such date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes, warrants, and common stock underlying each of the notes and the warrants that are described in this prospectus, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

(i)

ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

Unless the context otherwise indicates, references in this prospectus to “we,” “our”, “us”, “Digital Turbine”, or “the Company” refer to the business and operations of Digital Turbine, Inc. through its operating and wholly-owned subsidiaries, Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd, Digital Turbine Australia Pty Ltd, Digital Turbine Singapore Pte Ltd, Digital Turbine Luxembourg S.à.r.l., and Digital Turbine Germany GmbH, collectively “DT”.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, operating results and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.digitalturbine.com and our investor relations website is located at http://ir.digitalturbine.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No.  001-35958):

•	Our definitive Proxy Statements on Schedule 14A filed with the SEC on February 11, 2016 and November 25, 2016;

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 filed with the SEC on June 14, 2016, as amended and restated by our Annual Report on Form 10-K/A filed with the SEC on July 29, 2016;

•	Our Quarterly Reports on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 9, 2016 and for the period ended September 30, 2016 filed with the SEC on November 9, 2016, as amended by our Quarterly Report on Form 10-Q/A filed with the SEC on November 10, 2016; and

•

Our Current Reports on Form 8-K filed with the SEC on January 4, 2016, January 27, 2016, March 11, 2016, June 1, 2016, June 14, 2016, June 30, 2016, August 18, 2016, August 31, 2016, September 29, 2016, November 28, 2016 and January 13, 2017.

Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Digital Turbine, Inc.
1300 Guadalupe Street
Suite #302
Austin, Texas 78701
(512) 387-7717

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	ability to expand the Company’s global reach, accelerate growth and create a scalable, low-capex business model that drives earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion from the Company’s merger with Appia;

•	unforeseen challenges related to relationships with operators, publishers and advertisers and expanding and maintaining those relationships;

•	ability to execute upon, and realize any benefits from, potential value creation opportunities through strategic relationships in the future or at all, including the ability to leverage advertising opportunities effectively and increase revenue streams for carriers;

•	the inherent and deal-specific challenges in converting discussions with carriers into actual contractual relationships;

•	product acceptance of a new product such as DT Ignite™ or DT IQ™ in a competitive marketplace;

•	device sell-through for any specific device or series of devices;

•	the potential for unforeseen or underestimated cash requirements or liabilities;

•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements;

•	the occurrence of any event, change or other circumstances that could disrupt management’s attention from the ongoing business operations due to the Appia merger integration effort;

•	the existence and fluctuations of non-cash charges and non-cash liabilities arising from the accounting treatment for our notes and related warrants may significantly reduce our GAAP operating results and financial positions, and the amount of such reduction may move materially based on movements in our stock price;

•	ability as a smaller company to manage international operations;

•	ability given our limited resources to identify and consummate acquisitions;

•	varying and often unpredictable levels of orders;

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•	the challenges inherent in technology development necessary to maintain our competitive advantage, such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products;

•	changes in economic conditions and market demand;

•	rapid and complex changes occurring in the mobile marketplace;

•	pricing and other activities by competitors;

•	pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure; and

•	technology management risk as we need to adapt to complex specifications of different carriers and the management of a complex technology platform given our relatively limited resources.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference herein, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see the section entitled “Risk Factors” beginning on page 16 of this prospectus, and the “Risk Factors” contained in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus under “Risk Factors” beginning on page 16 of this prospectus and in the documents incorporated by reference into this prospectus, including our financial statements and the accompanying notes.

Overview

Current Operations

Digital Turbine, through its subsidiaries, innovates at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, application advertisers, device original equipment manufacturers ("OEMs"), and other third parties to enable them to effectively monetize mobile content and generate higher-value user acquisition. We operate our business in two reportable segments – Advertising and Content.

Our Advertising business is comprised of two businesses:

•	Operator and OEMs ("O&O"), an advertiser solution for unique and exclusive carrier and OEM inventory which is comprised of services including:

o	Ignite™ ("Ignite"), a mobile device management platform with targeted application distribution capabilities, and

o	Discover™ ("Discover"), an intelligent application discovery platform.

•	Advertiser and Publisher ("A&P"), a leading worldwide mobile user acquisition network which is comprised of services including:

o	Syndicated network, and

o	Real Time Bidding ("RTB" or "programmatic advertising").

Our Content business is comprised of services including:

•	Marketplace™ ("Marketplace"), an application and content store, and

•	Pay™ ("Pay"), a content management and mobile payment solution.

With global headquarters in Austin, Texas and offices in Durham, North Carolina, Berlin, San Francisco, Singapore, Sydney and Tel Aviv, Digital Turbine’s solutions are available worldwide.

Information about Segment and Geographic Revenue

In the fourth quarter of fiscal 2015, we made certain segment realignments in order to conform to the way the Company manages segment performance.  This realignment was driven primarily by the acquisition of Appia, Inc. on March 6, 2015.  The Company has recast prior period amounts to provide visibility and comparability.  None of these changes impact our previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

We manage our business in three operating segments: Operators and OEMs, Advertisers and Publishers, and Content which are aggregated into two reportable segments: Advertising and Content. Information about segment and geographic revenue is set forth in Note 17 to our consolidated financial statements under Item 8 of our Annual Report on Form 10-K/A for the year ended March 31, 2016 as incorporated by reference into this prospectus.

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Advertising

O&O Business

The Company's O&O business is an advertiser solution for unique and exclusive carrier and OEM inventory which is comprised of services including Ignite and Discover.

Ignite is a mobile application management software that enables mobile operators and OEMs to control, manage, and monetize applications installed at the time of activation and over the life of a mobile device. Ignite allows mobile operators to personalize the app activation experience for customers and monetize their home screens via Cost-Per-Install or CPI arrangements, Cost-Per-Placement or CPP arrangements, and/or Cost-Per-Action or CPA arrangements with third-party advertisers. There are several different delivery methods available to operators and OEMs on first boot of the device: Wizard, Silent, Software Development Kit ("SDK"), or Direct through Discover. Optional notification features are available throughout the lifecycle of the device, providing operators additional opportunity for advertising revenue streams. The Company has launched Ignite with mobile operators and OEMs in North America, Latin America, Europe, Asia Pacific, India and Israel.

Discover enables end user application and content discovery, both organic and sponsored, through a variety of user interfaces. The recommendation engine powering Discover and other Digital Turbine products is AppSource, which provides intelligent recommendations to the device end user. Monetization occurs through the display of and/or recommendation of applications via the CPI commercial model. Discover has been deployed with mobile operators in North America and Asia Pacific.

A&P Business

Our A&P business, formerly Appia Core, is a leading worldwide mobile user acquisition network. Its mobile user acquisition platform is a demand side platform, or DSP. This platform allows mobile advertisers to engage with the right customers for their applications at the right time to gain them as customers. The A&P business, through its syndicated network service, accesses mobile ad inventory through publishers including direct developer relationships, mobile websites, mobile carriers and mediated relationships. The A&P business also accesses mobile ad inventory by purchasing inventory through exchanges using RTB. The advertising revenue generated by A&P platform is shared with publishers according to contractual rates in the case of direct or mediated relationships. When inventory is accessed using RTB, A&P buys inventory at a rate determined by the marketplace. Since inception, A&P has delivered over 150 million application installs for hundreds of advertisers.

Content

Pay is an Application Programming Interface ("API") that integrates billing infrastructure between mobile operators and content publishers to facilitate mobile commerce. Increasingly, mobile content publishers want to go directly to consumers to sell their content rather than sell through traditional distributors such as Google Play or the Apple App Store, which are not as prominent in select countries. Pay allows publishers and carriers to monetize those applications by allowing the content to be billed directly to the consumer via carrier billing. Pay has been launched in Australia, Philippines, India, and Singapore.

Marketplace is a white-label solution for mobile operators and OEMs to offer their own branded content store. Marketplace can be sold as an application storefront that manages the retailing of mobile content including features such as merchandising, product placements, reporting, pricing, promotions, and distribution of digital goods. Marketplace also includes the distribution and licensing of content across multiple content categories including music, applications, wallpapers, videos, and games. Marketplace is deployed with many operators across multiple countries including Australia, Philippines, Singapore, and Indonesia.

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Competition

The distribution of applications, mobile advertising, development, distribution and sale of mobile products and services is a highly competitive business. We compete for end users primarily on the basis of positioning, brand, quality and price. We compete for wireless carriers placement based on these factors, as well as historical performance, technical know-how, perception of sales potential and relationships with licensors of brands and other intellectual property. We compete for content and brand licensors based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with carriers. We compete for platform deployment contracts with other mobile platform companies. We also compete for experienced and talented employees.

Our primary competition for application and content distribution comes from the traditional application store businesses of Apple and Google, existing operator solutions built internally, as well as companies providing app install products and services as offered by Facebook, Snapchat, IronSource, InMobi, Cheetah Mobile, Baidu, Taptica, and others. These companies can be both customers and publishers for Digital Turbines products, as well as competitors in certain cases.  For the Discover product, there is some competition in the space by home-grown operator solutions, namely Quixey and Aviate, but our main competitors are OEM launchers and Android launchers, which allow customers to customize their handset. With Ignite, we compete with smaller competitors, such as IronSource, Wild Tangent, and Sweet Labs, but the more material competition is internally-developed operator solutions and specific mobile application management solutions built in-house by OEMs and wireless operators. Some of our existing wireless operators could make a strategic decision to develop their own solutions rather than continue to use our Discover and Ignite products, which could be a material source of competition. Finally, although we do not see any competition from larger Enterprise application players such as IBM, Citrix, Oracle, salesforce.com, or MobileIron, it is possible they could decide to compete against our Ignite solution.

We have internally-developed solutions for top-tier mobile operators and content providers including device application management solutions, white label application and media stores, in-application payment solutions, application-based value-added services, and mobile social music and TV offerings. Ignite is a patent pending mobile application management solution that enables operators and device OEMs to pre-install and manage applications from a single web interface. We see competitors in internally-developed operator solutions and specific mobile application management solutions built individually by OEMs.

Discover is a recommendation server that provides organic and sponsored application install recommendations. The Discover front-end has different User Experience and User Interfaces that enables different customers to search and discover content from various sources. We compete in this product range with traditional search engines such as Google, Yahoo, Android and manufacturers of launcher applications.

We believe that our A&P group is a leading worldwide mobile user acquisition network. Its mobile user acquisition platform is a demand side platform, or DSP. This platform allows mobile advertisers to engage with the right customers for their applications at the right time to gain them as customers. A&P accesses mobile ad inventory through publishers including direct developer relationships, mobile websites, carriers and mediated relationships. We compete in this product range with traditional mobile advertising networks to multimedia advertising companies seeking more efficient means to distribute content to end users, including Facebook, Twitter, and Google, as well as in-house solutions used by companies who choose to coordinate mobile advertising across their own properties, such as Yahoo!, Pandora, and other independent publishers.

Marketplace can be sold as an application storefront that manages the retailing of mobile content including features such as merchandising, product placements, reporting, pricing, promotions, and distribution of digital goods. Marketplace also includes the distribution and licensing of content across multiple content categories including music, applications, wallpapers, eBooks, and games. Competitors in these two areas include Google Play and the Apple App Store.

Pay is an API that integrates between mobile operators billing infrastructure and content publishers to facilitate mobile commerce. Pay allows the publishers and the operators to monetize those applications by allowing the content to be billed directly to the consumer via the operator bill. Some competitors to the Pay product are Google Wallet, Facebook Messenger, Amazon, Android Pay, Bango, Fortumo, and home-grown operator solutions.

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Product Development and Research & Development

Our product development expenses consist primarily of salaries and benefits for employees working on campaign management, creating, developing, editing, programming, performing quality assurance, obtaining carrier certification and deploying our products across various mobile phone carriers and on our internal platforms. We devote substantial resources to the development, technology support, and quality assurance of our products. Total product development costs incurred for the years ended March 31, 2016, 2015, 2014 were $11.0 million, $7.9 million, and $7.9 million, respectively. The amount spent on research and development activities for the years ended March 31, 2016, 2015, 2014 were $1.1 million, $0.7 million, and $0.5 million, respectively.

Contracts with Customers

We have both exclusive and non-exclusive carrier and OEM agreements. Our agreements with advertisers and mobile web and mobile application publishers are generally non-exclusive. Historically, our agreements with carriers for the Content business have had terms of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party, but going forward terms in carrier agreements may vary. Our carrier and OEM agreements for our Advertising business are multi-year agreements, with terms that are generally longer than one to two years. In addition, some carrier agreements provide that the carrier can terminate the agreement early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. The agreements generally do not obligate the carriers to market or distribute any of our products or services. In many of these agreements, we warrant that our products do not violate community standards, do not contain libelous content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and we indemnify the carrier for any breach of a third party’s intellectual property. In addition, with regard to our Content products many of our agreements allow the carrier to set the retail price without adjustment to the negotiated revenue split. If one of these carriers sets the retail price below historic pricing models, or rejects the content we provide, the total revenues received from these carriers will be significantly reduced. In our Content business most of our sales are made directly to large national mobile phone carriers. In our Advertising business most of our sales are made either directly to application developers, through advertising agencies representing application developers or through advertising aggregators.

In our Advertising business, we generally have numerous advertisers who represent a significant level of business. Coupled with advertiser concentration, we distribute a significant level of advertising through one operator. If such advertising clients or this operator decided to materially reduce or discontinue its use of our platform, it could cause an immediate and significant decline in our revenue and negatively affect our operating results and financial condition.

One major carrier customer in our Content business accounted for 26.1% of our consolidated net revenues for the year ended March 31, 2016, and this major carrier customer and another major carrier customer in our Content business accounted for 50.6% and 11.1%, respectively, of our consolidated net revenues for the year ended March 31, 2015. For the year ended March 31, 2014, the two previously mentioned major customers and a third major customer represented 45.8%, 22.2%, and 10.5%, respectively, of our consolidated net revenues.

Business Seasonality

Our revenue, cash flow from operations, operating results and other key operating and financial measures may vary from quarter to quarter due to the seasonal nature of advertiser spending. For example, many advertisers (and their agencies) devote a disproportionate amount of their budgets to the fourth quarter of the calendar year to coincide with increased holiday spending. We expect our revenue, cash flow, operating results and other key operating and financial measures to fluctuate based on seasonal factors from period to period and expect these measures to be generally higher in the third and fourth fiscal quarters than in earlier quarters.

Employees

As of March 31, 2016, the Company, including its subsidiaries, had 161 employees, 151 of whom were full-time and 10 of whom were part-time. We consider our relationships with our employees to be satisfactory. As of March 31, 2016, none of our employees are covered by a collective bargaining agreement. The Company also uses a number of contractors on an as-needed basis.

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History of Digital Turbine, Inc.

The Company was originally incorporated in the State of Delaware on November 6, 1998 and operated under several different company names including  eB2B, Mediavest, Inc., Mandalay Media, Inc.,  NeuMedia, Inc., and Mandalay Digital Group, Inc.  In January 2015, the Company changed its name to Digital Turbine, Inc. and its NASDAQ ticker symbol to “APPS” with a new CUSIP number of 25400W-102. In 2012, the Company increased its authorized shares of common stock and preferred stock to 200,000,000 and 2,000,000, respectively, and in 2013 the Company implemented a 1-for-5 reverse stock split of its common stock (without changing the authorized number of shares or the par value of common stock).

From 2005 to February 12, 2008, the Company was a public shell company with no operations. Throughout the years, the Company has made several acquisitions, such as (1) the acquisition in December 2011 by its wholly-owned subsidiary, Digital Turbine USA, Inc., of assets of Digital Turbine LLC, which were re-branded as “Discover,” (2) the acquisition in September 2012 by Digital Turbine (EMEA) Ltd. (“DT EMEA”) of Logia Content Development and Management Ltd. (“Logia Content”), Volas Entertainment Ltd. (“Volas”) and Mail Bit Logia (2008) Ltd. (“Mail Bit”), including the “LogiaDeck” software which has been rebranded as “DT Ignite,” (3) the acquisition in April 2013 of Mirror Image International Holdings Pty Ltd, and (4) the acquisition in October 2014 of the intellectual property assets of Xyologic Mobile Analysis, GmbH (“XYO” or “Xyologic”).  In  February 2014, the Company disposed of its wholly-owned subsidiary, Twistbox Entertainment, Inc. (“Twistbox”), and as such, it is no longer reflected as part of our continuing operations.  In March 2015, the Company, through its wholly-owned subsidiary, acquired Appia, Inc., which was renamed Digital Turbine Media, Inc. (“DT Media”).

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on our website at http://www.digitalturbine.com generally when such reports are available on the Securities and Exchange Commission (“SEC”) website. The contents of our website are not incorporated into this prospectus.

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Corporate Information

Our principal executive offices are located at 1300 Guadalupe Street, Suite #302, Austin, TX 78701 and our telephone number at that address is (512) 387-7717. Our website address is www.digitalturbine.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. You can obtain additional information regarding our business by reading our Annual Report on Form 10-K/A for the year ended March 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and the other reports we file with the SEC. See “Where You Can Find More Information.”

Our common stock is listed on The NASDAQ Stock Market under the symbol “APPS.”

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PRIVATE PLACEMENT

This prospectus relates to the sale or other disposition by the selling security holders of the notes, the warrants, and the shares of common stock underlying each of the notes and warrants. All of these securities were originally issued to BTIG, LLC, as the initial purchaser, in a private placement that occurred on September 28, 2016. The Company received net proceeds in the private placement, after deducting the initial purchaser's discounts and commissions and offering expenses, of approximately $14.3 million. The proceeds from the private placement were used, in part, to repay approximately $11 million of secured indebtedness, consisting of approximately $3 million to Silicon Valley Bank and $8 million to North Atlantic Capital, retiring both such debts in their entirety.

The securities issued in the private placement were offered and sold to the initial purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

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THE OFFERING

The summary below describes the principal terms of the notes, warrants and the shares of common stock offered under this prospectus. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of our Capital Stock,” “Description of Notes” and “Description of the Warrants” sections of this prospectus contain a more detailed description of the terms and conditions of the offered securities. As used in this section, “we,” “our,” and “us” refer to Digital Turbine, Inc. and not to its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Issuer of the Securities	Digital Turbine, Inc.

Securities Offered by the Selling Security Holders	Up to $16,000,000 principal amount of 8.75% Convertible Notes due 2020, warrants to purchase 4,355,600 shares of our common stock and up to 16,085,840 shares of common stock underlying the notes and the warrants (1). We have also included up to an additional 6,432,475 shares of common stock that may be issued as part of an Early Conversion Payment (as defined below) in the event we are permitted to, and elect to, make such payment in the form of shares of our common stock in lieu of cash.

Note Maturity	September 23, 2020, unless earlier converted, repurchased or redeemed.

Interest

8.75% per year. Interest on the notes will accrue from and including the date of settlement of the notes and will be payable semiannually in arrears on September 15 and March 15 of each year, beginning on March 15, 2017.

Warrants to Purchase Common Stock

The warrants are immediately exercisable at an initial exercise price of $1.364 per share and will expire on September 23, 2020.

The warrants are offered under the terms of a warrant agreement between the Company and U.S. Bank National Association, in its capacity as warrant agent. See “Description of the Warrants” in this prospectus.

Ranking of Notes

The notes are our general unsecured and unsubordinated obligations and rank:

•     senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes;

•     equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;

•     effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness (although we are not permitted to incur any secured or unsecured indebtedness subject to limited exceptions); and

•     structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our current or future subsidiaries other than the guarantor subsidiaries.

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Guarantees	Our obligations under the notes are unconditionally guaranteed by Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd. (the “guarantors”). If, for any reason, the Company does not make any payments of the principal of, or premium, if any, or interest on, the notes when due, whether at maturity, upon redemption or by acceleration or otherwise, the guarantors will cause the payment to be made to the order of the trustee. The guarantee is a direct, unconditional, unsecured and unsubordinated obligation of each of the guarantors.

Conversion Rights

Holders may convert all or a portion of their notes at any time prior to the close of business on the business day immediately preceding the maturity date, in principal amount of $1,000 or in integral multiples of $1,000 in excess thereof.

The conversion rate for the notes is initially 733.14 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock), subject to adjustment, including certain price-based anti-dilution adjustments, as described in this prospectus. See “Description of Notes—Conversion rights— Conversion rate adjustments.”

Upon conversion, we will settle conversions of notes by delivering shares of our common stock. See “Description of Notes—Conversion rights—Delivery upon conversion.”

With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the notes being converted from the date of conversion (or, in the case of conversion between a record date and the following interest payment date, from such interest payment date) until September 23, 2019 (the “Early Conversion Payment”). We may pay an Early Conversion Payment either in cash or in common stock, at our election, provided that we may only make such payment in common stock if we are in compliance with certain equity conditions. See “Description of Notes—Equity Conditions.” If we elect to pay an Early Conversion Payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

Notwithstanding the foregoing, if a holder elects to convert notes on or after the effective time of a make-whole fundamental change (as defined herein), such holder will not be entitled to receive the Early Conversion Payment but instead shall receive additional shares, if any, as described under “Description of Notes—Conversion rights—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” However, on conversion of notes prior to the effective time of a make-whole fundamental change, the holder will be entitled to receive the Early Conversion Payment.

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In addition to the Early Conversion Payment, if then due, upon conversion of a note, the holder will also receive a payment in cash in an amount equal to the accrued and unpaid interest, and additional interest, if any, on such holder’s note to, but excluding, the conversion date.

Optional Redemption	We may redeem the notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the notes been converted on the date of redemption, if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect (but without giving effect to any changes to the conversion price pursuant to certain qualified financings and certain short-term options or warrants offerings, see “Description of Notes—Conversion rights— Conversion rate adjustments” items (2) and (3), respectively) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect (but without giving effect to any changes to the conversion price pursuant to certain qualified financings and certain short-term options or warrants offerings, see “Description of Notes—Conversion rights— Conversion rate adjustments” items (2) and (3), respectively) on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect (but without giving effect to any changes to the conversion price pursuant to certain qualified financings and certain short-term options or warrants offerings, see “Description of Notes—Conversion rights— Conversion rate adjustments” items (2) and (3), respectively) on the given trading day and (3) we are in compliance with certain equity conditions. See “Description of Notes—Equity Conditions.”

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Fundamental Change

If we undergo a fundamental change (under the terms of the notes), subject to certain conditions, holders will have the option to require us to purchase all or any portion of their notes for cash. The fundamental change purchase price will be 120% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date. See “Description of Notes— Fundamental change permits holders to require us to purchase notes.”

In addition, the warrants also provide that in the event of a fundamental change (under the terms of the warrants) that, in lieu of a warrantholder exercising their warrants in connection with such fundamental change, the warrant holders can receive an amount of cash for their unexercised warrants based on a Black Scholes calculation for the warrants. See “Description of the Warrants–Fundamental Transactions.”

Limitation on Indebtedness	The indenture governing the notes includes limitations on the amounts of certain types of debt that we or our subsidiaries may incur. See “Description of Notes—Limitation on Indebtedness.”

Book-entry Form	The notes and the warrants were each issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes or the warrants are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated notes or certificated warrants, except in limited circumstances.

Certain U.S. Federal Income Tax Consequences for the Notes	For U.S. federal income tax purposes, we intend to treat the notes as contingent payment debt obligations under the contingent payment debt regulations. Under those regulations, a U.S. holder will be required to include interest in its gross income for U.S. federal income tax purposes at the rate described below under “Certain United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Interest Accruals on the notes,” regardless of whether that owner uses the cash or accrual method of tax accounting. This imputed interest, also referred to as original issue discount, will accrue on a constant yield to maturity basis at a rate comparable to the rate, computed on a semi-annual basis, which represents the yield at which we would have issued non-contingent, non-convertible, fixed rate debt with terms and conditions otherwise comparable to the notes. The rate at which the original issue discount will accrue for U.S. federal income tax purposes is 15%, compounded semi-annually, and will substantially exceed the notes’ stated interest rate of 8.75% per annum. As a result a U.S. holder generally will recognize interest income significantly in excess of cash or shares of our common stock received while the notes are outstanding.

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In addition, any gain recognized by a U.S. holder on the sale, exchange, conversion or retirement of a note will generally be treated as ordinary income (rather than capital gain); any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss.

For discussion of the material U.S. federal tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain United States Federal Income Tax Considerations.”

Certain U.S. Federal Income Tax Consequences for the Warrants	For discussion of the material U.S. federal tax consequences of the holding, disposition and exercise of the warrants, and the holding and disposition of shares of our common stock upon exercise of the warrants, see “Certain United States Federal Income Tax Considerations.” You are cautioned to consult with your tax advisor on the possible characterizations of the holding, disposition and exercise of the warrants, particularly if you plan on relying on any particular tax characterization upon a cashless exercise of the warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of the notes, warrants or shares of common stock offered by the selling security holders. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the warrants offered under this prospectus.

Governing Law	The notes, the indenture governing the notes and the warrant agreement governing the warrants are each governed by New York law.

Trustee, Warrant Agent, Paying Agent, Registrar and Conversion Agent	U.S. Bank National Association

Risk Factors	See the section entitled “Risk Factors” beginning on page 16 and other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision.

The NASDAQ Stock Market Symbol for our Common Stock	APPS. There is no public market for the notes or the warrants and we do not intend to list the notes or the warrants on any securities exchange or any quotation system.

(1)

As of September 30, 2016, we had 66,634,006 shares of common stock outstanding, excluding (i) 6,010,956 shares issuable upon the exercise of warrants, and (ii) 7,982,403 shares of our common stock, which are issuable upon exercise of our outstanding options. An additional 11,379,298 shares are reserved for future grants under our stock option plans.

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RISK FACTORS

Investing in the offered securities and our common stock involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included or incorporated by reference in this prospectus before making an investment decision. If any of the adverse events described below were to actually occur, our business, operating results or financial condition would likely suffer. In such an event, the trading price of the offered securities and our common stock could decline, resulting in a loss of all or a part of your investment. Additionally, this section does not attempt to describe all risks applicable to our industry, our business or investment in the offered securities or our common stock. Risks not presently known to us or that we currently deem immaterial may also impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

General Risks

The Company has a history of net losses, may incur substantial net losses in the future, and may not achieve profitability.

We expect to continue to increase expenses as we implement initiatives designed to continue to grow our business, including, among other things, the development and marketing of new products and services, further international and domestic expansion, expansion of our infrastructure, development of systems and processes, acquisition of content, and general and administrative expenses associated with being a public company. If our revenues do not increase to offset these expected increases in operating expenses, we will continue to incur losses and we will not become profitable. Our revenue growth in past periods should not be considered indicative of our future performance. In fact, in future periods, our revenues could decline as they have in past years. Accordingly, we may not be able to achieve profitability in the future.

If there are delays in the distribution of our products or if we are unable to successfully negotiate with advertisers, application developers, carriers, mobile operators or OEMs or if these negotiations cannot occur on a timely basis, we may not be able to generate revenues sufficient to meet the needs of the business in the foreseeable future or at all.

We have a limited operating history for our current portfolio of assets, which may make it difficult to evaluate our business.

Evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties encountered by companies in our stage of development. As an early stage company in the emerging mobile application and content entertainment industry, we face increased risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

•	maintain our current, and develop new, wireless carrier and OEM relationships, in both international and domestic markets;
•	maintain and expand our current, and develop new, relationships with compelling content owners;
•	retain or improve our current revenue-sharing arrangements with carriers and content owners;
•	continue to develop new high-quality products and services that achieve significant market acceptance;
•	continue to develop and upgrade our technology;
•	continue to enhance our information processing systems;
•	increase the number of end users of our products and services;
•	execute our business and marketing strategies successfully;
•	respond to competitive developments; and
•	attract, integrate, retain and motivate qualified personnel.

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We may be unable to accomplish one or more of these objectives, which could cause our business to suffer. In addition, accomplishing many of these efforts might be very expensive, which could adversely impact our operating results and financial condition.

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we are not able to predict our future revenues or operating results. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. Individual products and services, and carrier and OEM relationships, represent meaningful portions of our revenues and margins in any quarter.

In addition to other risk factors discussed in this section, factors that may contribute to the variability of our results include:

•	the number of new products and services released by us and our competitors;
•	the timing of release of new products and services by us and our competitors, particularly those that may represent a significant portion of revenues in a period;
•	the popularity of new products and services, and products and services released in prior periods;
•	changes in prominence of deck placement for our leading products and those of our competitors;
•	the expiration of existing content licenses;
•	the timing of charges related to impairments of goodwill, and intangible assets;
•	changes in pricing policies by us, our competitors or our carriers and other distributors;
•	changes in the mix of original and licensed content, which have varying gross margins;
•	changes in the mix of direct versus indirect advertising sales, which have varying margin profiles;
•	changes in the mix of CPI, CPP and CPA advertising sales, which have varying revenue profiles;
•	the seasonality of our industry;
•	fluctuations in the size and rate of growth of overall consumer demand for mobile products and services and related content;
•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	our success in entering new geographic markets;
•	decisions by one or more of our partners and/or customers to terminate our business relationship(s);
•	foreign exchange fluctuations;
•	accounting rules governing recognition of revenue;
•	general economic, political and market conditions and trends;
•	the timing of compensation expense associated with equity compensation grants; and
•	decisions by us to incur additional expenses, such as increases in marketing or research and development.

As a result of these and other factors, including seasonality attributable to the holiday seasons, our operating results may not meet the expectations of investors or public market analysts who choose to follow our company. Our failure to meet market expectations would likely result in decreases in the trading price of our common stock.

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Our GAAP operating results could fluctuate substantially due to the accounting for the early conversion, anti-dilution and other features of the notes.

We expect certain features of the notes will be accounted for under Accounting Standards Codification 815, Derivatives and Hedging (or ASC 815) as an embedded derivative. For instance, the early conversion payment feature of the notes is accounted for under ASC 815 as an embedded derivative. ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). Although we have not finalized our accounting treatment, we expect that we must bifurcate and account for the Early Conversion Payment feature of the notes as an embedded derivative in accordance with ASC 815. We expect to have to record this embedded derivative liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the notes. The derivative liability is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liability being recorded in other income and loss. There is no current observable market for this type of derivative and, as such, we determine the fair value of the embedded derivative using the binomial lattice model. The valuation model uses the stock price, conversion price, maturity date, risk-free interest rate, estimated stock volatility and estimated credit spread. Changes in the inputs for these valuation models may have a significant impact on the estimated fair value of the embedded derivative liabilities. For example, an increase in the Company’s stock price results in an increase in the estimated fair value of the embedded derivative liabilities. The embedded derivative liability may have, on a GAAP basis, a substantial effect on our balance sheet from quarter to quarter and it is difficult to predict the effect on our future GAAP financial results, since valuation of these embedded derivative liabilities are based on factors largely outside of our control and may have a negative impact on our earnings and balance sheet.

We also expect to have a material derivative liability recorded on our consolidated balance sheet as a result of the anti-dilution and other embedded derivative features in the warrants and/or the notes. Although we have not finalized our accounting treatment, we expect the warrants will be accounted for under Accounting Standards Codification 480, Distinguishing Liabilities From Equity (or ASC 480) as a liability. Under this guidance, the fair value of the liability is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the liability being charged to earnings (loss). We expect to have to record this liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the notes. The warrant liability is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the warrant liability being recorded in other income and loss. There is no current observable market for this type of instrument and, as such, we determine the fair value of the embedded derivative using the binomial lattice model. The valuation model uses the stock price, conversion price, maturity date, risk-free interest rate, estimated stock volatility and estimated credit spread. Changes in the inputs for these valuation models may have a significant impact on the estimated fair value of the warrant liability. For example, an increase in the Company's stock price results in an increase in the estimated fair value of the warrant liability. The warrant liability may have, on a GAAP basis, a substantial effect on our balance sheet from quarter to quarter and it is difficult to predict the effect on our future GAAP financial results, since valuation of the warrant liability is based on factors largely outside of our control and may have a negative impact on our earnings and balance sheet.

We have also not finalized the impact on our ability to use the treasury method to calculate diluted earnings per share as a result of the conversion option and warrant transactions. Our ability to use the treasury method may differ before and after shareholder approval of the issuance of the maximum shares in this offerings, assuming such approval is granted. We cannot be sure that the accounting standards will permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

We have not completed our analysis of other features of the notes and warrants and it is possible that the complex accounting rules applicable to these instruments may require us to record other material non-cash charges to earnings and/or non-cash derivative liabilities. These effects may significantly impact our reported results.

Placement of our products, or the failure of the market to accept our products, would likely adversely impact our revenues and thus our operating results and financial condition.

Wireless carriers provide a limited selection of products that are accessible to their subscribers through their mobile handsets. The inherent limitation on the volume of products available on the handset is a function of the screen size of handsets and carriers’ perceptions of the depth of menus and numbers of choices end users will generally utilize. If carriers choose to give our products less favorable placement or reduce our slot count on the phone, our products may be less successful than we anticipate, our revenues may decline and our business, operating results and financial condition may be materially harmed. In addition, if carriers or other participants in the market favor another competitor’s products over our products, or opt not to enable and implement our technology to unify operating systems, our future growth could suffer and our revenues could be negatively affected.

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If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our products and services or if we incur excessive expenses promoting and maintaining our brand or our products and services, our potential revenues could be limited, our costs could increase and our operating results and financial condition could be harmed.

We believe that establishing and maintaining our brand is critical to retaining and expanding our existing relationships with wireless carriers, OEMs, advertisers, content licensors, and mobile publishers as well as developing new relationships. Promotion of the Company’s brands will depend on our success in providing high-quality products and services. Similarly, recognition of our products and services by end users will depend on our ability to develop engaging products and quality services to maintain existing, and attract new, business relationships and end users. However, our success will also depend, in part, on the services and efforts of third parties, over which we have little or no control. For instance, if our carriers fail to provide high levels of service, our end users’ ability to access our products and services may be interrupted, which may adversely affect our brand. If end users, branded content owners and carriers do not perceive our offerings as high-quality or if we introduce new products and services that are not favorably received by our end users and carriers, then we may be unsuccessful in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand and recognition of our products and services will be costly and will involve extensive management time to execute successfully. Further, the markets in which we operate are highly competitive and some of our competitors already have substantially more brand name recognition and greater marketing resources than we do. If we fail to increase brand awareness and consumer recognition of our products and services, our potential revenues could be limited, our costs could increase and our business, operating results and financial condition could suffer.

Our business is dependent on the continued growth in usage of smartphones, tablets and other mobile connected devices.

Our business depends on the continued proliferation of mobile connected devices, such as smartphones and tablets, which can connect to the Internet over a cellular, wireless or other network, as well as the increased consumption of content through those devices. Consumer usage of these mobile connected devices may be inhibited for a number of reasons, such as:

•	inadequate network infrastructure to support advanced features beyond just mobile web access;
•	users’ concerns about the security of these devices;
•	inconsistent quality of cellular or wireless connection;
•	unavailability of cost-effective, high-speed Internet service;
•	changes in network carrier pricing plans that charge device users based on the amount of data consumed; and
•	new technology which is not compatible with our products and offerings.

For any of these reasons, users of mobile connected devices may limit the amount of time they spend on these devices and the number of applications or amount of content they download on these devices. If user adoption of mobile connected devices and consumer consumption of content on those devices do not continue to grow, our total addressable market size may be significantly limited, which could compromise our ability to increase our revenue and our ability to become profitable.

If mobile connected devices, their operating systems or content distribution channels, including those controlled by our competitors, develop in ways that prevent advertising from being delivered to their users, our ability to grow our business will be impaired.

A portion of our business model depends upon the continued demand for mobile advertising on connected devices, as well as the major operating systems that run on them and the thousands of applications that are downloaded onto them.

The design of mobile devices and operating systems is controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also affect the ability of users to download applications or access specified content on mobile devices.

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In some cases, the parties that control the development of mobile connected devices and operating systems include companies that we regard as our competitors. For example, Google controls the Android™ platform operating system. If our mobile software platform were unable to work on these operating systems, either because of technological constraints or because the developer of these operating systems wishes to impair our ability to provide ads on the operating systems, our ability to generate revenue could be significantly harmed.

If we fail to deliver our products and services ahead of the commercial launch of new mobile handset models, our sales may suffer.

Our business is dependent, in part, on the commercial sale of smartphone handsets. We do not control the timing of these handset launches. Some new handsets are sold by carriers with certain of our products and applications pre-loaded, and many end users who use our services do so after they purchase their new handsets to experience the new features of those handsets. Some of our products require that handset manufacturers give us access to their handsets prior to commercial release. If one or more major handset manufacturers were to cease to provide us access to new handset models prior to commercial release, we might be unable to introduce compatible versions of our products and services for those handsets in coordination with their commercial release, and we might not be able to make compatible versions for a substantial period following their commercial release. If, because of launch delays, we miss the opportunity to sell products and services when new handsets are shipped or our end users upgrade to a new handset, or if we miss the key holiday selling period, either because the introduction of a new handset is delayed or we do not deploy our products and services in time for seasonal increases in handset sales, our revenues would likely decline and our business, operating results and financial condition would likely suffer.

We may be unable to develop and introduce in a timely way new products or services, and our products and services may have defects, which could harm our brand.

The planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues or damage to our reputation and brand. If any of our products or services is introduced with defects, errors or failures, we could experience decreased sales, loss of end users, damage to our carrier relationships and damage to our reputation and brand. Our attractiveness to branded content licensors might also be reduced. In addition, new products and services may not achieve sufficient market acceptance to offset the costs of development, particularly when the introduction of a product or service is substantially later than a planned “day-and-date” launch, which could materially harm our business, operating results and financial condition.

If we fail to maintain and enhance our capabilities for our offerings to a broad array of mobile operating systems, our attractiveness to wireless carriers, application developers and branded content owners will be impaired, and our sales could suffer.

Changes to our design and development processes to address new features or functions of mobile operating systems or networks might cause inefficiencies that might result in more labor-intensive software integration processes. In addition, we anticipate that in the future we will be required to update existing and new products and applications to a broader array of mobile operating systems. If we utilize more labor intensive processes, our margins could be significantly reduced and it might take us longer to integrate our products and applications to additional mobile operating systems. This, in turn, could harm our business, operating results and financial condition.

A majority of our revenues are currently being derived from a limited number of wireless carriers, advertisers and application developers; if any one of these customers were to terminate or curtail their relationships with us or if they were unable to fulfill their payment obligations, our financial condition and operating results would suffer.

If any of our primary customers were to terminate, or curtail, their commercial relationship with us or if they are unable to fulfill their payment obligations to us under our agreements with them, our revenues could decline significantly and our financial condition will be harmed.

20

We may be subject to legal liability associated with providing mobile and online services or content.

We provide a variety of products and services that enable carriers, content providers and users to engage in various mobile and online activities both domestically and internationally. The law relating to the liability of providers of these mobile and online services and products for such activities is still unsettled and constantly evolving in the U.S. and internationally. Claims have been threatened and have been brought against us in the past for breaches of contract, copyright or trademark infringement, tort or other theories based on the provision of these products and services. In addition, we are and have been and may again in the future be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions. We also arrange for the distribution of third-party advertisements to third-party publishers and advertising networks, and we offer third-party products, services, or content. We may be subject to claims concerning these products, services, or content by virtue of our involvement in marketing, branding, broadcasting, or providing access to them, even if we do not ourselves host, operate, provide, own, or license these products, services, or content. While we routinely insert indemnification provisions into our contracts with these parties, such indemnities to us, when obtainable, may not cover all damages and losses suffered by us and our customers from covered products and services. In addition, recorded reserves and/or insurance coverage may be exceeded by unexpected results from such claims which directly impacts profits. Defending such actions could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, and may require us to change our business in an adverse manner.

Our business is dependent on our ability to maintain and scale our infrastructure, including our employees and third parties; and any significant disruption in our service could damage our reputation, result in a potential loss of customers and adversely affect our financial results.

Our reputation and ability to attract, retain, and serve customers is dependent upon the reliable performance of our products and services and the underlying infrastructure, both internal and from third party providers. Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. If our products and services are unavailable, or if they do not load as quickly as expected, customers may not use our products as often in the future, or at all. As our customer base is anticipated to continue to grow, we will need an increasing amount of infrastructure, including network capacity, to continue to satisfy the needs of our customers. It is possible that we may fail to effectively scale and grow our infrastructure to accommodate these increased demands. In addition, our business may be subject to interruptions, delays, or failures resulting from earthquakes, adverse weather conditions, other natural disasters, power loss, terrorism, ineffective business execution or other catastrophic events.

A substantial portion of our network infrastructure is provided by third parties. Any disruption or failure in the services we receive from these providers could harm our ability to handle existing or increased traffic and could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide.

Our products, services and systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our products, services and systems rely on software, including software developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, our products, services and systems depend on the ability of such software to transfer, store, retrieve, process, and manage large amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for customers and marketers who use our products, delay product introductions or enhancements, result in measurement or billing errors, or compromise our ability to protect the data of our users and/or our intellectual property. Any errors, bugs, or defects discovered in the software on which we rely could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

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We plan to continue to review opportunities and possibly make acquisitions, which could require significant management attention, disrupt our business, result in dilution to our stockholders, and adversely affect our financial condition and operating results.

As part of our business strategy, we have made and intend to continue to review opportunities and possibly make acquisitions to add specialized employees and complementary companies, products, technologies or distribution channels. In some cases, these acquisitions may be substantial and our ability to acquire and integrate such companies in a successful manner is unproven.

Any acquisitions we announce could be viewed negatively by mobile network operators, users, marketers, developers, or investors. In addition, we may not successfully evaluate, integrate, or utilize the products, technology, operations, or personnel we acquire. The integration of acquisitions may require significant time and resources, and we may not manage these integrations successfully. In addition, we may discover liabilities or deficiencies that we did not identify in advance associated with the companies or assets we acquire. The effectiveness of our due diligence with respect to acquisitions, and our ability to evaluate the results of such due diligence, is dependent upon the accuracy and completeness of statements and disclosures made or actions taken by the companies we acquire or their representatives. We may also fail to accurately forecast the financial impact of an acquisition transaction, including accounting charges. In the future, we may not be able to find suitable acquisition candidates, and we may not be able to complete acquisitions on favorable terms, if at all.

We may also incur substantial costs in making acquisitions. We may pay substantial amounts of cash or incur debt to pay for acquisitions, which could adversely affect our liquidity. The incurrence of indebtedness would also result in increased fixed obligations, interest expense, and could also include covenants or other restrictions that would impede our ability to manage our operations. Additionally, we may issue equity securities to pay for acquisitions or to retain the employees of the acquired company, which could increase our expenses, adversely affect our financial results, and result in dilution to our stockholders. In addition, acquisitions may result in our recording of substantial goodwill and amortizable intangible assets on our balance sheet upon closing, which could adversely affect our future financial results and financial condition. These factors related to acquisitions may require significant management attention, disrupt our business, result in dilution to our stockholders, and adversely affect our financial results and financial condition.

The Company’s business is highly dependent on decisions and developments in the mobile device industry over which the Company has no control.

The Company’s ability to maintain and grow its business will be impaired if mobile connected devices, their operating systems or content distribution channels, including those controlled by the primary competitors of the Company, develop in ways that prevent the Company’s advertising from being delivered to their users.

The Company’s business model will depend upon the continued compatibility of its mobile advertising platform with most mobile connected devices, as well as the major operating systems that run on them and the thousands of apps that are downloaded onto them.

The design of mobile devices and operating systems is controlled by third parties. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers, such as Verizon, AT&T, Sprint, as well as other domestic and global operators, as well as OEMs, such as Samsung, may also affect the ability of users to download apps or access specified content on mobile devices. The Company also has some relationships with various other mobile carriers with relationships that are specific and subject to contractual performance which may not be achieved.

In some cases, the parties that control the development of mobile connected devices and operating systems include companies that the Company would regard as its most significant competitors. For example, Apple controls two of the most popular mobile devices, the iPhone® and the iPad®, as well as the iOS operating system that runs on them. Apple also controls the App Store for downloading apps that run on Apple® mobile devices. Similarly, Google controls the Google Play and Android™ platform operating system. If the Company’s mobile advertising platform were unable to work on these devices or operating systems, either because of technological constraints or because a maker of these devices or developer of these operating systems wished to impair the Company’s ability to provide ads on them or its ability to fulfill advertising space, or inventory, from developers whose apps are distributed through their controlled channels, the Company’s ability to maintain and grow its business will be impaired.

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The Company’s business may depend in part on its ability to collect and use location-based information about mobile connected device users.

The Company’s business model will depend in part upon its ability to collect data about the location of mobile connected device users when they are interacting with their devices, and then to use that information to provide effective targeted advertising on behalf of its advertising clients. The Company’s ability to either collect or use location-based data could be restricted by a number of factors, including new laws or regulations, technology or consumer choice. Limitations on its ability to either collect or use location data could impact the effectiveness of the Company’s platform and its ability to target ads.

The Company does not have long-term agreements with its advertiser clients, and it may be unable to retain key clients, attract new clients or replace departing clients with clients that can provide comparable revenue to the Company.

The Company’s success will depend on its ability to maintain and expand its current advertiser client relationships and to develop new relationships. The Company’s contracts with its advertiser clients do not generally include long-term obligations requiring them to purchase the Company’s services and are cancelable upon short or no notice and without penalty. As a result, the Company may have limited visibility as to its future advertising revenue streams. The Company will not be able to provide assurance that its advertiser clients will continue to use its services or that it will be able to replace, in a timely or effective manner, departing clients with new clients that generate comparable revenue. If a major advertising client representing a significant portion of the Company’s business decides to materially reduce its use of the Company’s platform or to cease using the Company’s platform altogether, it is possible that the Company may not have a sufficient supply of ads to fill its developers’ advertising inventory, in which case the Company’s revenue could be significantly reduced. Revenue derived from performance advertisers in particular is subject to fluctuation and competitive pressures. Such advertisers, which seek to drive app downloads, are less consistent with respect to their spending volume, and may decide to substantially increase or decrease their use of the Company’s platform based on seasonality or popularity of a particular app.

Advertisers in general may shift their business to a competitor’s platform because of new or more compelling offerings, strategic relationships, technological developments, pricing and other financial considerations, or a variety of other reasons. Any non-renewal, renegotiation, cancellation or deferral of large advertising contracts, or a number of contracts that in the aggregate account for a significant amount of revenue, could cause an immediate and significant decline in the Company’s revenue and harm its business.

The Company’s business practices with respect to data could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection.

In the course of providing its services, the Company will transmit and store information related to mobile devices and the ads it places, which may include a device’s geographic location for the purpose of delivering targeted location-based ads to the user of the device, with that user’s consent. Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that the Company will collect across its mobile advertising platform. The Company will strive to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data protection. However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or its practices. Any failure, or perceived failure, by it to comply with U.S. federal, state, or international laws, including laws and regulations regulating privacy, data security, or consumer protection, could result in proceedings or actions against the Company by governmental entities or others. Any such proceedings could hurt the Company’s reputation, force it to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business, adversely affect the demand for its services and ultimately result in the imposition of monetary liability. The Company may also be contractually obligated to indemnify and hold harmless its clients from the costs or consequences of inadvertent or unauthorized disclosure of data that it stores or handles as part of providing its services.

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The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular. For example, in early 2012, the State of California entered into an agreement with several major mobile application platforms under which the platforms have agreed to require mobile applications to meet specified standards to ensure consumer privacy. Subsequently, in January 2013, the State of California released a series of recommendations for privacy best practices for the mobile industry. In January 2014, a California law also became effective amending the required disclosures for online privacy policies. It is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, which would affect the Company’s business, particularly with regard to location-based services, collection or use of data to target ads, and communication with consumers via mobile devices.

The U.S. government, including the Federal Trade Commission, or FTC, and the Department of Commerce, is focused on the need for greater regulation of the collection of consumer information, including regulation aimed at restricting certain targeted advertising practices. In December 2012, the FTC adopted revisions to the Children’s Online Privacy Protection Act, or COPPA, that went into effect on July 1, 2013. COPPA imposes a number of obligations on operators of websites and online services including mobile applications, such as obtaining parental consent, if the operator collects specified information from users and either the site or service is directed to children under 13 years old or the site or service knows that a specific user is a child under 13 years old. The changes broaden the applicability of COPPA, including the types of information that are subject to these regulations, and may apply to information that the Company will collect through mobile devices or apps that, prior to the adoption of these new regulations, was not subject to COPPA. These revisions will impose new compliance burdens on the Company. In February 2013, the FTC issued a staff report containing recommendations for best practices with respect to consumer privacy for the mobile industry. To the extent that the Company or its clients choose to adopt these recommendations, or other regulatory or industry requirements become applicable to the Company, it may have greater compliance burdens.

As the Company expands its operations globally, compliance with regulations that differ from country to country may also impose substantial burdens on its business. In particular, the European Union has traditionally taken a broader view as to what is considered personal information and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion with respect to their interpretation and implementation of the regulations, which has resulted in variation of privacy standards from country to country. Complying with any new regulatory requirements could force the Company to incur substantial costs or require the Company to change its business practices in a manner that could compromise its ability to effectively pursue its growth strategy.

The Company’s business may involve the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.

The Company may at times collect, store and transmit information of, or on behalf of, its clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. The Company intends to take reasonable steps to protect the security, integrity and confidentiality of the information it collects and stores, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite the Company’s efforts to protect this information. If such unauthorized disclosure or access does occur, the Company may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. The Company may also be subject to claims of breach of contract for such disclosure, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information may result in the termination of one or more of the Company’s commercial relationships or a reduction in client confidence and usage of its services. The Company may also be subject to litigation alleging the improper use, transmission or storage of confidential information, which could damage its reputation among its current and potential clients, require significant expenditures of capital and other resources and cause it to lose business and revenue.

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Changes to current accounting principles could have a significant effect on the Company’s reported financial results or the way in which it conducts its business.

We prepare our financial statements in conformity with U.S. GAAP, which are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, and various other authorities formed to interpret, recommend, and announce appropriate accounting principles, policies, and practices. A change in these principles could have a significant effect on our reported financial results and related financial disclosures, and may even retroactively affect the accounting for previously reported transactions. Our accounting policies that recently have been or may in the future be affected by changes in the accounting principles are as follows:

•	business consolidation;
•	revenue recognition;
•	leases;
•	stock-based compensation;
•	disclosure of uncertainties about an entity’s ability to continue as a going concern; and
•	accounting for goodwill and other intangible assets.

Changes in these or other rules may have a significant adverse effect on our reported financial results, disclosures, or in the way in which we conduct our business. See the discussion in “Summary of Significant Accounting Policies” set forth in Note 4 to our consolidated financial statements under Item 8 of our Annual Report on Form 10-K/A for the year ended March 31, 2016, incorporated by reference into this prospectus for additional information about our accounting policies and estimates and associated risks.

System failures could significantly disrupt the Company’s operations and cause it to lose advertiser clients or advertising inventory.

The Company’s success will depend on the continuing and uninterrupted performance of its own internal systems, which the Company will utilize to place ads, monitor the performance of advertising campaigns and manage its inventory of advertising space. Its revenue will depend on the technological ability of its platforms to deliver ads. Sustained or repeated system failures that interrupt its ability to provide services to clients, including technological failures affecting its ability to deliver ads quickly and accurately and to process mobile device users’ responses to ads, could significantly reduce the attractiveness of its services to advertisers and reduce its revenue. The combined systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious human acts and natural disasters. In addition, any steps the Company takes to increase the reliability and redundancy of its systems may be expensive and may not ultimately be successful in preventing system failures.

System security risks, data protection breaches, cyber attacks and systems integration issues could disrupt our internal operations or information technology services provided to customers, and any such disruption could reduce our expected revenue, increase our expenses, damage our reputation and adversely affect our stock price.

Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of third-parties, create system disruptions or cause shutdowns. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. The costs to us to eliminate or alleviate cyber or other security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales or other critical functions. We manage and store various proprietary information and sensitive or confidential data relating to our business. Breaches of our security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about us, our clients or customers, including the potential loss or disclosure of such information or data as a result of fraud, trickery or other forms of deception, could expose us, our customers or the individuals affected to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our brand and reputation or otherwise harm our business. In addition, the cost and operational consequences of implementing further data protection measures could be significant. Portions of our IT infrastructure also may experience interruptions, delays or cessations of service or produce errors in connection with systems integration or migration work that takes place from time to time. We may not be successful in implementing new systems and transitioning data, which could cause business disruptions and be more expensive, time-consuming, disruptive and resource intensive. Such disruptions could adversely impact our ability to provide services and interrupt other processes. Delayed sales, lower margins, increased cost, or lost customers resulting from these disruptions could reduce our expected revenue, increase our expenses, damage our reputation and adversely affect our stock price.

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If our goodwill or amortizable intangible assets become impaired, we may be required to record a significant charge to earnings.

We review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. We test goodwill for impairment at least annually or sooner if an indicator of impairment is present. If such goodwill or intangible assets are deemed impaired, an impairment loss would be recognized. We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, which would negatively affect our operating results.

Advertising and Content Risks

Our revenues may fluctuate significantly based on mobile device sell-through, over which we have no control.

A significant portion of our revenue is impacted by the level of sell-through of mobile devices on which our software is installed. Demand for mobile devices sold by carriers varies materially by device, and if our software is installed on devices for which demand is lower than our expectations – a factor over which we have no control as we do not market mobile devices – our revenues will be impacted negatively, and this impact may be significant. As our software is deployed on a diversified universe of devices, this risk will be mitigated, as the relative performance of one device over another device will have less impact on us, but until we achieve diversification in our device installations, we will continue to be subject to revenue fluctuations based on device sell-through, and such fluctuations can be material. Further, it is difficult to predict the level of demand for a particular device, making our revenue projections correspondingly difficult. These issues can be ameliorated as we gain more significant carrier relationships. Conversely these issues can be exacerbated with, as presently, a limited number of such relationships.

Our revenues may fluctuate significantly based on level of advertiser spend, over which we have no control, and ability to sign up publishers for our Advertising business.

A significant portion of our revenue is impacted by the level of advertising spend and our ability to sign up publishers for our advertising business. If we are unable to sign up and retain publishers and advertising spend is lower than our expectations – a factor over which we have no control as we do not determine our customers' advertising budgets – our revenues will be impacted negatively, and this impact may be significant.

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Activities of the Company’s advertiser clients could damage the Company’s reputation or give rise to legal claims against it.

The Company’s advertiser clients’ promotion of their products and services may not comply with federal, state and local laws, including, but not limited to, laws and regulations relating to mobile communications. Failure of the Company’s clients to comply with federal, state or local laws or the Company’s policies could damage the Company’s reputation and expose it to liability under these laws. The Company may also be liable to third parties for content in the ads it delivers if the artwork, text or other content involved violates copyrights, trademarks or other intellectual property rights of third parties or if the content is defamatory, unfair and deceptive, or otherwise in violation of applicable laws. Although the Company will generally receive assurance from its advertisers that their ads are lawful and that they have the right to use any copyrights, trademarks or other intellectual property included in an ad, and although the Company will normally be indemnified by the advertisers, a third party or regulatory authority may still file a claim against the Company. Any such claims could be costly and time-consuming to defend and could also hurt the Company’s reputation. Further, if the Company is exposed to legal liability as a result of the activities of its advertiser clients, the Company could be required to pay substantial fines or penalties, redesign its business methods, discontinue some of its services or otherwise expend significant resources.

Loss or reduction of business from the Company’s large advertiser clients could have a significant impact on the Company’s revenues, operating results and overall financial condition.

From time to time, a limited number of the Company’s advertiser clients will be expected to account for a significant share of its advertising revenue. This customer concentration increases the risk of quarterly fluctuations in the Company’s revenues and operating results. The Company’s advertiser clients may reduce or terminate their business with the Company at any time for any reason, including due to changes in such clients’ financial condition or other business circumstances. If a large advertising client representing a substantial portion of the Company’s business decided to materially reduce or discontinue its use of its platform, it could cause an immediate and significant decline in the Company’s revenue and negatively affect its operating results and financial condition.

The Company’s customer concentration also increases the concentration of its accounts receivable and its exposure to payment defaults by key customers. The Company will generate significant accounts receivable for the services that it provides to its key advertiser clients, which could expose it to substantial and potentially unrecoverable costs if it does not receive payment from them.

Mobile applications and advertising are relatively new, as are our products, are evolving, and growth in revenues from those areas is uncertain, and changes in the industry may negatively affect our revenue and financial results.

While we anticipate that mobile usage will continue to be the primary driver of revenues related to applications and advertising for the foreseeable future, there could be changes in the industry of mobile carriers and OEM’s that could have a negative impact on these growth prospects for our business and our financial performance. Additionally, advertising CPI (Cost per Install) revenue realized could be negatively impacted by end user application “open-rates.” The open-rates realized on advertising campaigns in the marketplace today could vary compared to the open-rates realized for applications distributed via our products. Reduced open-rates could have a negative impact on the success of our products and our potential revenues earned from CPI. The mobile advertising market remains a new and evolving market and if we are unable to grow revenues or successfully monetize our customer and potential customer relationships, or if we incur excessive expenses in these efforts, our financial performance and ability to grow revenue would be negatively affected.

Our growth and monetization on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control, as we are largely an Android-based technology provider.

There is no guarantee that mobile carriers and devices will use our products and services rather than competing products. We are dependent on the interoperability of our products and services with popular mobile operating systems that we do not control, such as Android, and any changes in such systems and terms of service that degrade our products’ functionality, reduce or eliminate our ability to distribute applications, give preferential treatment to competitive products, limit our ability to target or measure the effectiveness of applications, or impose fees or other charges related to our delivery of applications could adversely affect our monetization on mobile devices. Currently, our product offerings are primarily compatible with Android only, and would require developmental modifications to support other operating platforms. Additionally, in order to deliver a high-quality user experience, it is important that our products and services work well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards. In the event that our relationships with network operators, mobile operating systems or other business partners deteriorate, our growth and monetization could be adversely affected and our business could be harmed.

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We currently rely on wireless carriers and OEMs to distribute some of our products and services and thus to generate some of our revenues. The loss of or a change in any of these significant carrier relationships could cause us to lose access to their subscribers and thus materially reduce our revenues.

The future success of our business is highly dependent upon maintaining successful relationships with the wireless carriers and OEMs with which we currently work, and establishing new carrier and OEM relationships in geographies where we have not yet established a significant presence. A significant portion of our revenue is derived from a very limited number of carriers. We expect that we will continue to generate a substantial portion of our revenues going forward through relationships with a limited number of carriers and publishers for the foreseeable future. Our failure to maintain our relationships with these carriers, establish relationships with new carriers and publishers, or a loss or change of terms would materially reduce our revenues and thus harm our business, operating results and financial condition.

We have both exclusive and non-exclusive carrier and OEM agreements. Historically, our carrier and OEM agreements have had terms of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party, but going forward, terms in carrier and OEM agreements may vary. In addition, some carrier and OEM agreements provide that the parties can terminate the agreement early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. The agreements generally do not obligate the carriers and OEMs to market or distribute any of our products or services. In many of these agreements, we warrant that our products do not violate community standards, do not contain libelous content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and we indemnify the carrier for any breach of a third party’s intellectual property. In addition, with regard to our Content products, many of our agreements allow the carrier to set the retail price without adjustment to the negotiated revenue split. If one of these carriers sets the retail price below historic pricing models, or rejects the content we provide, the total revenues received from these carriers will be significantly reduced.

Many other factors outside our control could impair our ability to generate revenues through a given carrier or OEM, including the following:

•	the carrier or OEM's preference for our competitors’ products and services rather than ours;
•	the carrier or OEM's decision not to include or highlight our products and services on the deck of its mobile handsets;
•	the carrier or OEM's decision to discontinue the sale of some or all of our products and services;
•	the carrier’s decision to offer similar products and services to its subscribers without charge or at reduced prices;
•	the carrier or OEM's decision to require market development funds from publishers;
•	the carrier or OEM's decision to restrict or alter subscription or other terms for downloading our products and services;
•	a failure of the carrier or OEM's merchandising, provisioning or billing systems;
•	the carrier or OEM's decision to offer its own competing products and services;
•	the carrier or OEM's decision to transition to different platforms and revenue models; and
•	consolidation among carriers or OEMs.

If any of our carriers or OEMs decides not to market or distribute our products and services or decides to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among carriers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that carrier’s subscribers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

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We currently rely on mobile web and mobile application publishers to distribute our advertising services and thus to generate some of our revenues. The loss of or a change in any of these significant publisher relationships could cause a material reduction in our revenues.

The future success of our business is highly dependent upon maintaining successful publisher relationships and establishing new publisher relationships in geographies where we have not yet established a significant presence. We expect that we will continue to generate a substantial portion of our revenues going forward through relationships with our publisher base for the foreseeable future. Our failure to maintain our relationships with these publishers, establish relationships with new publishers, or a loss or change of terms would materially reduce our revenues and thus harm our business, operating results and financial condition.

Failure to renew our existing brand and Content licenses on favorable terms or at all and to obtain additional licenses would impair our ability to introduce new products and services or to continue to offer our products and services based on third-party content.

Content revenues are derived from our products and services based on or incorporating brands or other intellectual property licensed from third parties. Any of our licensors could decide not to renew our existing license or not to license additional intellectual property and instead license to our competitors or develop and publish its own products or other applications, competing with us in the marketplace. Several of these licensors already provide intellectual property for other platforms, and may have significant experience and development resources available to them should they decide to compete with us rather than license to us.

We have both exclusive and non-exclusive licenses and licenses that are both global and limited to specific geographies. Our licenses generally have terms that range from two to five years. We may be unable to renew these licenses or to renew them on terms favorable to us, and we may be unable to secure alternatives in a timely manner. Failure to maintain or renew our existing licenses or to obtain additional licenses would impair our ability to introduce new products and services or to continue to offer our current products or services, which would materially harm our business, operating results and financial condition. Some of our existing licenses impose, and licenses that we obtain in the future might impose, development, distribution and marketing obligations on us. If we breach our obligations, our licensors might have the right to terminate our licenses, and such termination would harm our business, operating results and financial condition.

Even if we are successful in gaining new licenses or extending existing licenses, we may fail to anticipate the entertainment, shopping or mobile preferences of our end users when making choices about which brands or other content to license. If the entertainment, shopping or mobile preferences of end users shift to content or brands owned or developed by companies with which we do not have relationships, we may be unable to establish and maintain successful relationships with these developers and owners, which would materially harm our business, operating results and financial condition. In addition, some rights are licensed from licensors that have or may develop financial difficulties, and may enter into bankruptcy protection under U.S. federal law or the laws of other countries. If any of our licensors files for bankruptcy, our licenses might be impaired or voided, which could materially harm our business, operating results and financial condition.

The mobile advertising business is an intensely competitive industry, and we may not be able to compete successfully.

The mobile advertising market is highly competitive, with numerous companies providing mobile advertising services. The Company’s mobile advertising platform competes primarily with Facebook, Twitter, and Google, all of which are significantly larger than us and have far more capital to invest in their mobile advertising businesses. The Company also competes with in-house solutions used by companies who choose to coordinate mobile advertising across their own properties, such as Yahoo!, Pandora, and other independent publishers. They, or other companies that offer competing mobile advertising solutions, may establish or strengthen cooperative relationships with their mobile operator partners, application developers or other parties, thereby limiting the Company’s ability to promote its services and generate revenue. Competitors could also seek to gain market share from us by reducing the prices they charge to advertisers or by introducing new technology tools for developers. Moreover, increased competition for mobile advertising space from developers could result in an increase in the portion of advertiser revenue that we must pay to developers to acquire that advertising space. The Company’s business will suffer to the extent that its developers and advertisers purchase and sell mobile advertising directly from each other or through other companies that are able to become intermediaries between developers and advertisers. For example, companies may have substantial existing platforms for developers who had previously not heavily used those platforms for mobile advertising campaigns. These companies could compete with us to the extent they expand into mobile advertising. Other companies, such as large application developers with a substantial mobile advertising business, may decide to directly monetize some or all of their advertising space without utilizing the Company’s services. Other companies that offer analytics, mediation, exchange or other third-party services may also become intermediaries between mobile advertisers and developers and thereby compete with us. Any of these developments would make it more difficult for the Company to sell its services and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share.

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The mobile advertising market may develop more slowly than expected, which could harm the business of the Company.

Advertisers have historically spent a smaller portion of their advertising budgets on mobile media as compared to traditional advertising methods, such as television, newspapers, radio and billboards, or online advertising over the internet, such as placing banner ads on websites. Future demand and market acceptance for mobile advertising is uncertain. Many advertisers still have limited experience with mobile advertising and may continue to devote larger portions of their advertising budgets to more traditional offline or online personal computer-based advertising, instead of shifting additional advertising resources to mobile advertising. If the market for mobile advertising deteriorates, or develops more slowly than we expect, the Company may not be able to increase its revenue.

The Company does not control the mobile networks over which it provides its advertising services.

The Company’s mobile advertising platform are dependent on the reliability of network operators and carriers who maintain sophisticated and complex mobile networks, as well as its ability to deliver ads on those networks at prices that enable it to realize a profit. Mobile networks have been subject to rapid growth and technological change, particularly in recent years. The Company does not control these networks.

Mobile networks could fail for a variety of reasons, including new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using the network, a general failure from natural disaster or a political or regulatory shut-down. Individuals and groups who develop and deploy viruses, worms and other malicious software programs could also attack mobile networks and the devices that run on those networks. Any actual or perceived security threat to mobile devices or any mobile network could lead existing and potential device users to reduce or refrain from mobile usage or reduce or refrain from responding to the services offered by the Company’s advertising clients. If the network of a mobile operator should fail for any reason, the Company would not be able to effectively provide its services to its clients through that mobile network. This, in turn, could hurt the Company’s reputation and cause it to lose significant revenue.

Mobile carriers may also increase restrictions on the amounts or types of data that can be transmitted over their networks. The Company anticipates generating different amounts of revenue from its advertiser clients based on the kinds of ads the Company delivers, such as display ads, rich media ads or video ads. In most cases, the Company will be paid by advertisers on a cost-per-install basis, when a user downloads an advertised app. In other cases, the Company will be paid on a cost-per-thousand basis depending on the number of ads shown, or on a cost-per-click, or cost-per-action, basis depending on the actions taken by the mobile device user. Different types of ads consume differing amounts of bandwidth and network capacity. If a network carrier were to restrict the amounts of data that can be delivered on that carrier’s network, or otherwise control the kinds of content that may be downloaded to a device that operates on the network, it could negatively affect the Company’s pricing practices and inhibit its ability to deliver targeted advertising to that carrier’s users, both of which could impair the Company’s ability to generate revenue. Mobile connected device users may also choose not to allow advertising on their devices.

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The success of the Company’s advertising business model will depend on its ability to deliver targeted, highly relevant ads to consumers on their mobile connected devices. Targeted advertising is done primarily through analysis of data, much of which is collected on the basis of user-provided permissions. This data might include a device’s location or data collected when device users view an ad or video or when they click on or otherwise engage with an ad. Users may elect not to allow data sharing for targeted advertising for a number of reasons, such as privacy concerns, or pricing mechanisms that may charge the user based upon the amount or types of data consumed on the device.  Users may also elect to opt out of receiving targeted advertising from the Company’s platform. In addition, the designers of mobile device operating systems are increasingly promoting features that allow device users to disable some of the functionality, which may impair or disable the delivery of ads on their devices, and device manufacturers may include these features as part of their standard device specifications. Although we are not aware of any such products that are widely used in the market today, as has occurred in the online advertising industry, companies may develop products that enable users to prevent ads from appearing on their mobile device screens. If any of these developments were to occur, the Company’s ability to deliver effective advertising campaigns on behalf of its advertiser clients would suffer, which could hurt the Company’s ability to generate revenue and become profitable.

The Company may not be able to enhance its mobile advertising platform to keep pace with technological and market developments.

The market for mobile advertising services is characterized by rapid technological change, evolving industry standards and frequent new service introductions. To keep pace with technological developments, satisfy increasing advertiser and developer requirements, maintain the attractiveness and competitiveness of the Company’s mobile advertising solutions and ensure compatibility with evolving industry standards and protocols, the Company will need to regularly enhance its current services and to develop and introduce new services on a timely basis. We have invested significant resources in building and developing real-time bidding, or RTB, infrastructure to provide access to large amounts of advertising inventory and publishers. If the Company’s RTB platform is not attractive to its customers or is not able to compete with alterative mobile advertising solutions, the Company will not have access to as much advertising inventory and may experience increased pressure on margins.

In addition, advances in technology that allow developers to generate revenue from their apps without assistance from the Company could harm the Company’s relationships with developers and diminish its available advertising inventory within such apps. Similarly, technological developments that allow third parties to better mediate the delivery of ads between advertisers and developers by introducing an intermediate layer between the Company and its developers could impair the Company’s relationships with those developers. The Company’s inability, for technological, business or other reasons, to enhance, develop, introduce and deliver compelling mobile advertising services in response to changing market conditions and technologies or evolving expectations of advertisers or mobile device users could hurt its ability to grow its business and could result in its mobile advertising platform becoming obsolete.

The Company will depend on publishers, developers and distribution partners for mobile advertising space to deliver its advertiser clients’ advertising campaigns, and any decline in the supply of advertising inventory could hurt its business.

The Company will depend on publishers, developers and distribution partners to provide it with space within their applications, which we refer to as “advertising inventory,” on which the Company will deliver ads. We anticipate that a significant portion of the Company’s revenue will derive from the advertising inventory provided by a limited number of publishers, developers and distribution partners. The Company will have minimum or fixed commitments for advertising inventory with some but not all of its publishers, developers and distribution partners, including certain wireless carriers in the United States and internationally. The Company intends to expand the number of publishers, developers and distribution partners subject to minimum or fixed arrangements. Outside of those relationships however, the publishers, developers and distribution partners that will sell their advertising inventory to the Company are not required to provide any minimum amounts of advertising space to the Company, nor are they contractually bound to provide the Company with a consistent supply of advertising inventory. Such publishers, developers and distribution partners can change the amount of inventory they make available to the Company at any time. They may also change the price at which they offer inventory to the Company, or they may elect to make advertising space available to its competitors who offer ads to them on more favorable economic terms. In addition, publishers, developers and distribution partners may place significant restrictions on the Company’s use of their advertising inventory. These restrictions may prohibit ads from specific advertisers or specific industries, or they could restrict the use of specified creative content or format. They may also use a fee-based or subscription-based business model to generate revenue from their content, in lieu of, or to reduce, their reliance on ads.

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If publishers, developers and distribution partners decide not to make advertising inventory available to the Company for any of these reasons, decide to increase the price of inventory, or place significant restrictions on the Company’s use of their advertising space, the Company may not be able to replace this with inventory from others that satisfy the Company’s requirements in a timely and cost-effective manner. If this happens, the Company’s revenue could decline or its cost of acquiring inventory could increase.

The Company’s advertising business depends on its ability to collect and use data to deliver ads, and any limitation on the collection and use of this data could significantly diminish the value of the Company’s services and cause it to lose clients and revenue.

When the Company delivers an ad to a mobile device, it will often be able to collect anonymous information about the placement of the ad and the interaction of the mobile device user with the ad, such as whether the user visited a landing page or installed an application. As the Company collects and aggregates this data provided by billions of ad impressions, it intends to analyze it in order to optimize the placement and scheduling of ads across the advertising inventory provided to it by developers. For example, the Company may use the collected information to limit the number of times a specific ad is presented to the same mobile device, to provide an ad to only certain types of mobile devices, or to provide a report to an advertiser client on the number of its ads that were clicked.

Although the data the Company collects is not personally identifiable information, its clients might decide not to allow it to collect some or all of this data or might limit its use of this data. For example, application developers may not agree to provide the Company with the data generated by interactions with the content on their applications, or device users may not consent to having information about their device usage provided to the developer. Any limitation on the Company’s ability to collect data about user behavior and interaction with mobile device content could make it more difficult for the Company to deliver effective mobile advertising programs that meet the demands of its advertiser clients.

Although the Company’s contracts with advertisers will generally permit it to aggregate data from advertising campaigns, these clients might nonetheless request that the Company discontinue using data obtained from their campaigns that have already been aggregated with other clients’ campaign data. It would be difficult, if not impossible, to comply with these requests, and responding to these kinds of requests could also cause the Company to spend significant amounts of resources. Interruptions, failures or defects in its data collection, mining, analysis and storage systems, as well as privacy concerns and regulatory restrictions regarding the collection of data, could also limit the Company’s ability to aggregate and analyze mobile device user data from its clients’ advertising campaigns. If that happens, the Company may not be able to optimize the placement of advertising for the benefit of its advertiser clients, which could make its services less valuable, and, as a result, it may lose clients and the Company’s revenue may decline.

If the Company fails to detect click fraud or other invalid clicks on ads, it could lose the confidence of its advertiser clients, which would cause its business to suffer.

The Company’s business will rely on delivering positive results to its advertiser clients. The Company will be exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. Because of their smaller sizes as compared to personal computers, mobile device usage could result in a higher rate of accidental or otherwise inadvertent clicks by a user. Invalid clicks could also result from click fraud, where a mobile device user intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others, and the Company is unable to detect and prevent it, the affected advertisers may experience or perceive a reduced return on their investment. High levels of invalid click activity could lead to dissatisfaction with its advertising services, refusals to pay, refund demands or withdrawal of future business. Any of these occurrences could damage the Company’s brand and lead to a loss of advertisers and revenue.

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The Company’s business depends on its ability to maintain the quality of its advertiser and developer content.

The Company must be able to ensure that its clients’ ads are not placed in developer content that is unlawful or inappropriate. Likewise, developers will rely upon the Company not to place ads in their apps that are unlawful or inappropriate. If the Company is unable to ensure that the quality of its advertiser and developer content does not decline as the number of advertisers and developers it works with continues to grow, then the Company’s reputation and business may suffer.

Risks Related to Our Market

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

The distribution of applications, mobile advertising, development, distribution and sale of mobile products and services is a highly competitive business. We compete for end users primarily on the basis of positioning, brand, quality and price. We compete for wireless carrier placement based on these factors, as well as historical performance, technical know-how, perception of sales potential and relationships with licensors of brands and other intellectual property. We compete for content and brand licensors based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with carriers. We compete for platform deployment contracts among other mobile platform companies. We also compete for experienced and talented employees.

Our primary competition for application and content distribution comes from the traditional application store businesses of Apple and Google, existing operator solutions built internally, as well as companies providing app installation products and services as offered by Facebook, Twitter, Yahoo!, Pandora and other ad networks such as RocketFuel. These companies can be both customers and publishers for Digital Turbines products, as well as competitors in certain cases.  For the Discover product, there is some competition in the space by EverythingMe, Quixey, and Aviate, but our main competitors are OEM launchers and Android launchers. With Ignite, we see some smaller competitors, such as IronSource, Wild Tangent, and Sweet Labs, but the more material competition is internally-developed operator solutions and specific mobile application management solutions built in-house by OEMs and Wireless Operators. Some of our existing wireless operators could make a strategic decision to develop their own solutions rather than continue to use our Discover and Ignite products.

Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include the following:

•	significantly greater revenues and financial resources;
•	stronger brand and consumer recognition regionally or worldwide;
•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;
•	more substantial intellectual property of their own from which they can develop products and services without having to pay royalties;
•	pre-existing relationships with brand owners or carriers that afford them access to intellectual property while blocking the access of competitors to that same intellectual property;
•	greater resources to make acquisitions;
•	lower labor and development costs; and
•	broader global distribution and presence.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline (or, in DT’s case, inhibit generation of sales), our margins could decline and we could lose market share (or in DT’s case, fail to penetrate the market), any of which would materially harm our business, operating results and financial condition.

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End user tastes are continually changing and are often unpredictable; if we fail to develop and publish new products and services that achieve market acceptance, our sales would suffer.

Our business depends on developing and publishing new products and services that wireless carriers distribute and end users buy. We must continue to invest significant resources in licensing efforts, research and development, marketing, and regional expansion to enhance our offering of new products and services, and we must make decisions about these matters well in advance of product release in order to implement them in a timely manner. Our success depends, in part, on unpredictable and volatile factors beyond our control, including end-user preferences, competing products and services, and the availability of other entertainment activities. Historically, the majority of our revenues were derived via content purchases through traditional carrier application stores, which are in decline with momentum shifting towards third parties (Google and Apple). If our products and services are not responsive to the requirements of our carriers or the entertainment preferences of end users, are not marketed effectively through our direct-to-consumer operations, or are not brought to market in a timely and effective manner, our business, operating results, and financial condition would be harmed. Even if our products and services are successfully introduced, marketed effectively, and initially adopted, a subsequent shift in our carriers, the entertainment, shopping, and mobile preferences of end users, or our relationship with third-party billing aggregators could cause a decline in the popularity of, or access to, our offerings and could materially reduce our revenues and harm our business, operating results, and financial condition.

Wireless carriers generally control the price charged for our products and services related to our Content products, and the billing and collection for sales and could make decisions detrimental to us.

Wireless carriers generally control the price charged for our products and services related to content either by approving or establishing the price of the offering charged to their subscribers. Some of our carrier agreements also restrict our ability to change prices related to content. In cases where carrier approval is required, approvals may not be granted in a timely manner or at all. A failure or delay in obtaining these approvals, the prices established by the carriers for our offerings, or changes in these prices could adversely affect market acceptance of our offerings. Similarly, for a minority of our carriers, when we make changes to a pricing plan (the wholesale price and the corresponding suggested retail price based on our negotiated revenue-sharing arrangement), adjustments to the actual retail price charged to end users may not be made in a timely manner or at all (even though our wholesale price was reduced). A failure or delay by these carriers in adjusting the retail price for our offerings could adversely affect sales volume and our revenues for those offerings.

Carriers and other distributors also control billings and collections for some of our products and services, either directly or through third-party service providers. If our carriers or their third-party service providers cause material inaccuracies when providing billing and collection services to us, our revenues may be less than anticipated or may be subject to refund at the discretion of the carrier. This could harm our business, operating results and financial condition.

We rely on the current state of the law in certain territories where we operate our business and any adverse change in such laws may significantly adversely impact our revenues and thus our operating results and financial condition.

Decisions that regulators or governing bodies make with regard to the provision and marketing of mobile applications, content and/or billing can have a significant impact on the revenues generated in that market. Although most of our markets are mature with regulation clearly defined and implemented, there remains the potential for regulatory changes that would have adverse consequences on the business and subsequently our revenue.

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We rely on our current understanding of regional regulatory requirements pertaining to the marketing, advertising and promotion of our products and services, and any adverse change in such regulations, or a finding that we did not properly understand such regulations, may significantly impact our ability to market, advertise and promote our products and services and thereby adversely impact our revenues, our operating results and our financial condition.

Some portions of our business rely extensively on marketing, advertising and promoting our products and services, requiring us to have an understanding of the local laws and regulations governing our business. Additionally, we rely on the policies and procedures of wireless carriers and should those change, there could be an adverse impact on our products. In the event that we have relied on inaccurate information or advice, and engage in marketing, advertising or promotional activities that are not permitted, we may be subject to penalties, restricted from engaging in further activities or altogether prohibited from offering our products and services in a particular territory, all or any of which will adversely impact our revenues and thus our operating results and financial condition.

The strategic direction of the Company's businesses is in early stages and not completely proven or certain.

The business model that the Company is pursuing, mobile advertising and application installations, is in the early stages and not completely proven. There are many different types of models, including, but not limited to, set-up fees, Cost per Installation (CPI) Cost per Placement (CPP), Cost per Action (CPA), up-front fees (including licensing), revenue shares, per device fees, as well as hybrids of each. Initial feedback from customers shows preferences for different types of models. This could lead to risk in predicting future revenues and profits by individual customers. In particular, the ‘free’ download market is reliant upon mobile advertising, and the mobile advertising market is still in a nascent phase of monetization.

In addition, our strategy for the Company entails offering its platform to existing and new customers. There can be no assurance that we will be able to successfully market new services and offerings to existing and new customers. Moreover, in order to credibly offer the Ignite and Discover platform, we will need to achieve additional operational and technical achievements to further develop the products. Both Ignite and Discover are compatible with Android, and should the market shift to a different operating system there would need to be modifications to our products to adapt to such a change. While we remain optimistic about our ability to complete this change and build-out, it will be subject to all of the risks attendant to these development efforts as well as the need to provide additional capital to the effort.

Risks Relating to Our Industry

Wireless communications technologies are changing rapidly, and we may not be successful in working with these new technologies.

Wireless network and mobile handset technologies are undergoing rapid innovation. New handsets with more advanced processors and advanced programming languages continue to be introduced. In addition, networks that enable enhanced features are being developed and deployed. We have no control over the demand for, or success of, these products or technologies. If we fail to anticipate and adapt to these and other technological changes, the available channels for our products and services may be limited and our market share and operating results may suffer. Our future success will depend on our ability to adapt to rapidly changing technologies and develop products and services to accommodate evolving industry standards with improved performance and reliability. In addition, the widespread adoption of networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products and services.

Technology changes in the wireless industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services, and other mobile entertainment products, competitive in the market. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to those of our competitors, less appealing to end users, or both. If we cannot achieve our technology goals within our original development schedule, then we may delay their release until these technology goals can be achieved, which may delay or reduce our revenues, increase our development expenses and harm our reputation. Alternatively, we may increase the resources employed in research and development in an attempt either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses. In either case, our business, operating results and financial condition could be materially harmed.

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The complexity of and incompatibilities among mobile handsets may require us to use additional resources for the development of our products and services.

To reach large numbers of wireless subscribers, application developers, mobile entertainment publishers and white label storefront providers we must support numerous mobile handsets and technologies. However, keeping pace with the rapid innovation of handset technologies together with the continuous introduction of new, and often incompatible, handset models by wireless carriers requires us to make significant investments in research and development, including personnel, technologies and equipment. In the future, we may be required to make substantial investments in our development if the number of different types of handset models continues to proliferate. In addition, as more advanced handsets are introduced that enable more complex, feature-rich products and services, we anticipate that our development costs will increase, which could increase the risks associated with one or more of our products or services and could materially harm our operating results and financial condition.

If wireless subscribers do not continue to use their mobile handsets to access mobile content and other applications, our business growth and future revenues may be adversely affected.

We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to access data services we develop and distribute. New or different mobile content applications developed by our current or future competitors may be preferred by subscribers to our offerings. In addition, other mobile platforms may become widespread, and end users may choose to switch to these platforms. If the market for our products and services does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected. If end users switch their entertainment spending away from the kinds of offerings that we publish, or switch to platforms or distribution models where we do not have comparative strengths, our revenues would likely decline and our business, operating results and financial condition would suffer.

Our industry is subject to risks generally associated with the content industry, any of which could significantly harm our operating results.

Our business is subject to risks that are generally associated with the content industry, many of which are beyond our control. These risks could negatively impact our operating results and include: the popularity, price and timing of release of our offerings and mobile handsets on which they are accessed; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted.

A shift of technology platform by wireless carriers and mobile handset manufacturers could lengthen the development period for our offerings, increase our costs and cause our offerings to be of lower quality or to be published later than anticipated.

Mobile handsets require multimedia capabilities enabled by operating systems capable of running applications, products and services such as ours. Our development resources are concentrated in today’s most popular operating systems, and we have experience developing applications for these operating systems. Specifically, our Ignite and Discover products currently are compatible with the Android and iOS operating system, with the iOS operating system now compatible through our Ignite Direct product. If this operating system falls out of favor with handset manufacturers and wireless carriers and there is a rapid shift to a new technology where we do not have development experience or resources, the development period for our products and services may be lengthened, increasing our costs, and the resulting products and services may be of lower quality, and may be published later than anticipated. In such an event, our reputation, business, operating results and financial condition might suffer.

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System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Mobile applications and content publishers rely on wireless carriers’ networks to deliver products and services to end users and on their or other third parties’ billing systems to track and account for the downloading of such offerings. In certain circumstances, mobile publishers may also rely on their own servers to deliver products on demand to end users through their carriers’ networks. In addition, certain products require access over the mobile Internet to our servers or third-party servers in order to enable certain features. Any failure of, or technical problem with, carriers’, third parties’ or our billing systems, delivery systems, information systems or communications networks could result in the inability of end users to download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fail or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business. This, in turn, could harm our business, operating results and financial condition.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our products and services successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads and may cause end users to lose functionality. This could harm our business, operating results and financial condition.

Actual or perceived security vulnerabilities in mobile handsets or wireless networks could adversely affect our revenues.

Maintaining the security of mobile handsets and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other illicit code or malicious software programs that may attack wireless networks and handsets. Security experts have identified computer “worm” programs that target handsets running on certain operating systems. Although these worms have not been widely released and do not present an immediate risk to our business, we believe future threats could lead some end users to seek to reduce or delay future purchases of our products or reduce or delay the use of their handsets. Wireless carriers and handset manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new handset models. Any of these activities could adversely affect our revenues and this could harm our business, operating results and financial condition.

Changes in government regulation of the media and wireless communications industries may adversely affect our business.

A number of laws and regulations have been and likely will continue to be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our products and services.

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A number of studies have examined the health effects of mobile phone use, and the results of some of the studies have been interpreted as evidence that mobile phone use causes adverse health effects. The establishment of a link between the use of mobile phone services and health problems, or any media reports suggesting such a link, could increase government regulation of, and reduce demand for, mobile phones and, accordingly, the demand for our products and services, and this could harm our business, operating results and financial condition.

Risks Related to Our Management, Employees and Acquisitions

Our business and growth may suffer if we are unable to hire and retain key personnel, who are in high demand.

We depend on the continued contributions of our domestic and international senior management and other key personnel. We have had three people fill the position of Chief Financial Officer in the past three years. The loss of the services of any of our executive officers or other key employees could harm our business. Because not all of our executive officers and key employees are under employment agreements or are under agreements with short terms, their future employment with the Company is uncertain. Additionally, our workforce is comprised of a relatively small number of employees operating in different countries around the globe who support our existing and potential customers. Given the size and geographic dispersion of our workforce, we could experience challenges with execution as our business matures and expands.

Our future success also depends on our ability to identify, attract and retain highly-skilled technical, managerial, finance, marketing and creative personnel. We face intense competition for qualified individuals from numerous technology, marketing and mobile entertainment companies. Further, we conduct international operations in Germany, Israel, Singapore and Australia, areas that, similar to our headquarters region, have high costs of living and consequently high compensation standards and/or intense demand for qualified individuals which may require us to incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. Some of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or if the exercise prices of the options that they hold are significantly above the market price of our common stock. If we are unable to retain our employees, our business, operating results and financial condition would be harmed.

Growth may place significant demands on our management and our infrastructure.

We operate in an emerging market and have experienced, and may continue to experience, growth in our business through internal growth and acquisitions. This growth has placed, and may continue to place, significant demands on our management and our operational and financial infrastructure. Continued growth could strain our ability to:

•	develop and improve our operational, financial and management controls;
•	enhance our reporting systems and procedures;
•	recruit, train and retain highly-skilled personnel;
•	maintain our quality standards; and
•	maintain branded content owner, wireless carrier and end-user satisfaction.

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Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

The acquisition of other companies, businesses or technologies could result in operating difficulties, dilution and other harmful consequences.

We have made acquisitions and, although we have no present understandings, commitments or agreements to do so (except as otherwise disclosed within this document), we may pursue further acquisitions, any of which could be material to our business, operating results and financial condition. Future acquisitions could divert management’s time and focus from operating our business, even in instances where acquisition negotiations are unsuccessful. In addition, integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures. We may also raise additional capital for the acquisition of, or investment in, companies, technologies, products or assets that complement our business. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could harm our financial condition and operating results. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms or at all.

International acquisitions involve risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our earnings based on this impairment assessment process, which could harm our operating results.

Changes to financial accounting standards could make it more expensive to issue stock options to employees, which would increase compensation costs and might cause us to change our business practices.

We prepare our financial statements to conform with accounting principles generally accepted in the United States. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC and various other bodies. A change in those principles could have a significant effect on our reported results and might affect our reporting of transactions completed before a change is announced. For example, we have used restricted stock and stock option grants as a fundamental component of our employee compensation packages. We believe that such grants directly motivate our employees to maximize long-term stockholder value and, through the use of vesting, encourage employees to remain in our employ. Several regulatory agencies and entities have made regulatory changes that could make it more difficult or expensive for us to grant stock options or restricted stock to employees. We may, as a result of these changes, incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, any of which could materially and adversely affect our business, operating results and financial condition.

As we pursue and complete strategic acquisitions, divestitures or joint ventures, including our completed acquisitions of XYO and Appia, Inc, we may not be able to successfully integrate acquired businesses.

We completed the acquisition of XYO and Appia, Inc. in fiscal 2015, and we continue to evaluate potential acquisitions, or joint ventures with third parties. These transactions create risks such as:

•	disruption of our ongoing business, including loss of management focus on existing businesses;
•	problems retaining key personnel of the companies involved in the transactions;
•	operating losses and expenses of the businesses we acquire or in which we invest;
•	the potential impairment of tangible assets, intangible assets and goodwill acquired in the acquisitions;

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•	the difficulty of incorporating an acquired business into our business and unanticipated expenses related to such integration;
•	potential operational deficiencies in the acquired business and personnel inexperienced in preparing and delivering disclosure information required for a U.S. public company; and
•	potential unknown liabilities associated with a business we acquire or in which we invest.

In the event of any future acquisitions, we might need to issue additional equity securities, spend our cash, incur debt, or take on contingent liabilities, any of which could reduce our profitability and harm our business.

Risks Related to the Economy in the United States and Globally

The effects of the past recession in the United States and general downturn in the global economy, including financial market disruptions, could have an adverse impact on our business, operating results or financial condition.

Our operating results also may be affected by uncertain or changing economic conditions such as the challenges that affect economic conditions in the United States and the global economy. If global economic and market conditions, or economic conditions in the United States or other key markets, remain uncertain or persist, spread, or deteriorate, we may experience material impacts on our business, operating results, and financial condition in a number of ways including negatively affecting our profitability and causing our stock price to decline.

We face added business, political, regulatory, operational, financial and economic risks as a result of our international operations and distribution, any of which could increase our costs and hinder our growth.

We expect international sales to continue to be an important component of our revenues. Risks affecting our international operations include:

•	challenges caused by distance, language and cultural differences;
•	multiple and conflicting laws and regulations, including complications due to unexpected changes in these laws and regulations;
•	the burdens of complying with a wide variety of foreign laws and regulations;
•	higher costs associated with doing business internationally;
•	difficulties in staffing and managing international operations;
•	greater fluctuations in sales to end users and through carriers in developing countries, including longer payment cycles and greater difficulty collecting accounts receivable;
•	protectionist laws and business practices that favor local businesses in some countries;
•	foreign taxes;
•	foreign exchange controls that might prevent us from repatriating income earned in countries outside the United States;
•	price controls;
•	the servicing of regions by many different carriers;
•	imposition of public sector controls;
•	political, economic and social instability, including relating to the current European sovereign debt crisis;
•	restrictions on the export or import of technology;
•	trade and tariff restrictions;
•	variations in tariffs, quotas, taxes and other market barriers; and
•	difficulties in enforcing intellectual property rights in countries other than the United States.

In addition, developing user interfaces that are compatible with other languages or cultures can be expensive. As a result, our ongoing international expansion efforts may be more costly than we expect. Further, expansion into developing countries subjects us to the effects of regional instability, civil unrest and hostilities, and could adversely affect us by disrupting communications and making travel more difficult. These risks could harm our international expansion efforts, which, in turn, could materially and adversely affect our business, operating results and financial condition.

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The Company is expanding and developing internationally, and our increasing foreign operations and exposure to fluctuations in foreign currency exchange rates may increase.

We have expanded, and we expect that we will continue to expand, our international operations. International operations inherently subject us to a number of risks and uncertainties, including:

•	changes in international regulatory and compliance requirements that could restrict our ability to develop, market and sell our products;
•	social, political or economic instability or recessions;
•	diminished protection of intellectual property in some countries outside of the United States;
•	difficulty in hiring, staffing and managing qualified and proficient local employees and advisors to run international operations;
•	the difficulty of managing and operating an international enterprise, including difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers;
•	differing labor regulations and business practices;
•	higher operating costs due to local laws or regulations;
•	fluctuations in foreign economies and currency exchange rates;
•	difficulty in enforcing agreements; and
•	potentially negative consequences from changes in or interpretations of tax laws, post-acquisition.

Any of these factors may, individually or as a group, have a material adverse effect on our business and operating results.

Risks Related to Potential Liability, our Intellectual Property and our Content

If we do not adequately protect our intellectual property rights, it may be possible for third parties to obtain and improperly use our intellectual property and our competitive position may be adversely affected.

Our intellectual property is an essential element of our business. We rely on a combination of copyright, trademark, trade secret and other intellectual property laws and restrictions on disclosure to protect our intellectual property rights. To date, we have not obtained patent protection; however, applications have been submitted. Consequently, we may not be able to protect our technologies from independent invention by third parties.

We also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by our employees, which could cause us to lose the competitive advantage resulting from these trade secrets.

We also face risks associated with our trademarks. For example, there is a risk that our international trademark applications may be considered too generic or that the words “Digital” or “Turbine” could be separately or compositely trademarked by third parties with competitive products who may try and block our applications or sue us for trademark dilution which could have adverse effects on our financial status.

Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise to obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent infringement, piracy, and other unauthorized uses of our intellectual property, particularly internationally where the laws may not protect our intellectual property rights as fully as in the United States. In the future, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our management and resources.

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In addition, although we require third parties to sign agreements not to disclose or improperly use our intellectual property, it may still be possible for third parties to obtain and improperly use our intellectual properties without our consent. This could harm our business, operating results and financial condition.

Third parties may sue us for intellectual property infringement, which, if successful, may disrupt our business and could require us to pay significant damage awards.

Third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property, either of which, if successful, could disrupt the conduct of our business, cause us to pay significant damage awards or require us to pay licensing fees. In the event of a successful claim against us, we might be enjoined from using our licensed intellectual property, we might incur significant licensing fees and we might be forced to develop alternative technologies. Our failure or inability to develop non-infringing technology or software or to license the infringed or similar technology or software on a timely basis could force us to withdraw products and services from the market or prevent us from introducing new products and services. In addition, even if we are able to license the infringed or similar technology or software, license fees could be substantial and the terms of these licenses could be burdensome, which might adversely affect our operating results. We might also incur substantial expenses in defending against third-party infringement claims, regardless of their merit. Successful infringement or licensing claims against us might result in substantial monetary liabilities and might materially disrupt the conduct of our business.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors, end-users or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits. Carriers or other customers have and may try to include us as defendants in suits brought against them by their own customers or third parties. In such cases, the risks and expenses would be similar to those where we are the party directly involved in the litigation.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, damages caused by malicious software and other losses.

In the ordinary course of our business, most of our agreements with carriers and other distributors include indemnification provisions. In these provisions, we agree to indemnify them for losses suffered or incurred in connection with our products and services, including as a result of intellectual property infringement and damages caused by viruses, worms and other malicious software. The term of these indemnity provisions is generally perpetual after execution of the corresponding license agreement, and the maximum potential amount of future payments we could be required to make under these indemnification provisions is generally unlimited. Large future indemnity payments could harm our business, operating results and financial condition.

We face risks associated with currency exchange rate fluctuations.

We currently transact a significant portion of our revenues in foreign currencies, namely the Australian dollar. Conducting business in currencies other than U.S. Dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the U.S. Dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency transaction gains and losses. To date, we have not engaged in exchange rate-hedging activities. Even if we were to implement hedging strategies to mitigate this risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategies and potential accounting implications.

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Our business in countries with a history of corruption and transactions with foreign governments, including with government-owned or-controlled wireless carriers, increase the risks associated with our international activities.

As we operate and sell internationally, we are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by the United States and other business entities for the purpose of obtaining or retaining business. We have operations, deal with carriers and make sales in countries known to experience corruption, particularly certain emerging countries in Eastern Europe and Latin America, and further international expansion may involve more of these countries. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors that could be in violation of various laws, including the FCPA, even though these parties are not always subject to our control. We have attempted to implement safeguards to discourage these practices by our employees, consultants, sales agents and distributors. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

Government regulation of our marketing methods could restrict our ability to adequately advertise and promote our content, products and services available in certain jurisdictions.

The governments of some countries have sought to regulate the methods and manner in which certain of our products and services may be marketed to potential end-users. Regulation aimed at prohibiting, limiting or restricting various forms of advertising and promotion we use to market our products and services could also increase our cost of operations or preclude the ability to offer our products and services altogether. As a result, government regulation of our marketing efforts could have a material adverse effect on our business, financial condition or operating results.

Risks Related to Our Common Stock

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the current price.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in our revenues and operating expenses;
•	developments in the financial markets, and the worldwide or regional economies;
•	announcements of innovations or new products or services by us or our competitors;
•	significant sales of our common stock or other securities in the open market; and
•	changes in accounting principles.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

The SEC has sent us a letter regarding an informal inquiry requesting information and documents generally related to the Company’s internal controls over financial reporting and disclosure controls and procedures.

On May 19, 2016, the Company received an informal inquiry from the staff of the Securities and Exchange Commission’s Division of Enforcement requesting the voluntary provision of documents and information generally related to the Company’s internal controls over financial reporting and disclosure controls and procedures.  The correspondence from the SEC provides that the fact that there has been an informal inquiry commenced should not be construed as an indication that there have been any violations of federal securities laws, nor considered a reflection upon any person, company or securities. We have been, and intend to continue, cooperating fully with the SEC inquiry.  It is too early to determine the significance or likely outcome or impact of this matter at this time.

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If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting. Our management concluded that our internal controls over financial reporting were ineffective as of March 31, 2016; refer to Item 9A of our Annual Report on Form 10-K/A for the year ended March 31, 2016, which is incorporated into this prospectus, for more information about management’s assessment of internal controls. We are in the process of strengthening and testing our internal controls. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming and requires significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude in the future that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover additional material weaknesses or significant deficiencies in our internal controls, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, if we fail to comply with the applicable portions of Section 404 of the Sarbanes-Oxley Act, we could be subject to a variety of civil and administrative sanctions and penalties, including ineligibility for short form resale registration, action by the SEC, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business. Refer to Item 9A of our Annual Report on Form 10-K/A for the year ended March 31, 2016, which is incorporated by reference into this prospectus, for more information about management’s assessment of internal controls. See also the risk factor above entitled “Risks Related to Our Common Stock—The SEC has sent us a letter regarding an informal inquiry requesting information and documents generally related to the Company’s internal controls over financial reporting and disclosure controls and procedures.”

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On November 23, 2016, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying the Company that the minimum bid price per share for its common stock fell below $1.00 for a period of 30 consecutive business days and that therefore the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

The letter also states that the Company will be provided 180 calendar days, or until May 22, 2017, to regain compliance with the minimum bid price requirement. In accordance with Rule 5810(c)(3)(A), the Company can regain compliance if at any time during the 180-day period the closing bid price of the Company's common stock is at least $1.00 for a minimum of 10 consecutive business days. If by May 22, 2017, the Company cannot demonstrate compliance with the Rule 5550(a)(2), it may be eligible for additional time. To qualify for additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company is not eligible for the second compliance period, then the Nasdaq Staff will provide notice that the Company's securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.

We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement.

A delisting of our common stock from NASDAQ could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

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The sale of securities by us in any equity or debt financing, or the issuance of new shares related to an acquisition, could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale or issuance of common stock by us in a future offering or acquisition could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complimentary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company, and this could negatively impact our earnings and operating results.

We may choose to raise additional capital to accelerate the growth of our business, and we may not be able to raise capital to grow our business on terms acceptable to us or at all.

Should we choose to pursue alternatives to accelerate the growth or enhance our existing business, we may require significant cash outlays and commitments. If our cash, cash equivalents and short-term investments balances and any cash generated from operations are not sufficient to meet our cash requirements, we may seek additional capital, potentially through debt or equity financings, to fund our growth. We may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the fair market value of our common stock. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about our business or us. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

We do not anticipate paying dividends.

We have never paid cash or other dividends on our common stock. Payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our earnings, our capital requirements and financial condition, and other factors deemed relevant by our Board of Directors. However, the earliest our Board of Directors would likely consider a dividend is if we begin to generate excess cash flow.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. Additionally, the time and effort required to maintain communications with stockholders and the public markets can be demanding on senior management, which can divert focus from operational and strategic efforts. The requirements of the public markets and the related regulatory requirements has resulted in an increase in our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. For example, we depend on the reports of wireless carriers for information regarding the amount of sales of our products and services and to determine the amount of royalties we owe to branded content licensors and the amount of our revenues. These reports may not be timely, and in the past they have contained, and in the future they may contain, errors.

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In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs. The Sarbanes-Oxley Act makes it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required in the future to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified directors, and officers will be significantly curtailed.

Risks Related to an Investment in the notes and warrants

The notes are unsecured, are effectively subordinated to all of our future secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries (other than the guarantors), including trade credit.

The notes are unsecured, are effectively subordinated to all of our future secured indebtedness (although we are not permitted to incur any secured or unsecured indebtedness subject to limited exceptions) and are structurally subordinated to all indebtedness and liabilities of our subsidiaries (other than the guarantors), including trade payables. The notes will rank equally with all our future general unsecured and unsubordinated obligations, and senior to all our future subordinated debt. In the event of our bankruptcy, liquidation, reorganization or other winding up, although we are not permitted to incur any secured or unsecured indebtedness subject to limited exceptions, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets, and subject to the guarantees discussed below, the assets of our subsidiaries will be available to pay obligations on the notes only after all claims senior to the notes which includes all liabilities of such subsidiary, including trade payables have been repaid in full. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding, and therefore holders of the notes may not receive the full value of their principal investment upon such winding-up of the Company.

The notes do not contain restrictive financial covenants, other than debt incurrence and restrictions on payments, and we may take actions which may affect our ability to satisfy our obligations under the notes.

The indenture governing the notes does not contain any financial or operating covenants (other than restrictions on our incurrence of certain other indebtedness (including secured debt) and restrictions on certain payments) by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or operating results. Further, the restrictions contained in the indenture governing the notes on our incurrence of certain indebtedness and the making of restricted payments is subject to a waiver provision that differs from the provisions in the indenture applicable to other waivers.

Our ability to recapitalize and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, including interest payments, payments of principal and payments due upon the election of a holder to require us to purchase notes upon the occurrence of a fundamental change, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

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Recent regulatory actions may adversely affect the trading price and liquidity of the notes and of the warrants and our common stock.

We expect that many investors in, and potential purchasers of, the notes and warrants will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes and warrants. Investors would typically implement such a strategy by selling short the common stock underlying the notes and warrants and dynamically adjusting their short position while continuing to hold the notes and warrants. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the offered securities to conduct the convertible arbitrage strategy with respect to the notes and warrants.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes and warrants to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes and warrants.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change (including a redemption) may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change (as defined herein) occurs prior to maturity, under certain circumstances, we will increase the conversion rate of the notes by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described below under “Description of Notes—Conversion rights—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction is less than $1.25 per share of our common stock or greater than $20 per share of our common stock (in each case, subject to adjustment), no adjustment will be made to the conversion rate. In addition, you will not be entitled to an Early Conversion Payment for any conversion on or after the effective time of a make-whole fundamental change.

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Our GAAP operating results could fluctuate substantially due to the accounting for the early conversion payment features of the notes.

Holders who convert their notes prior to September 23, 2019 will receive an Early Conversion Payment. The Early Conversion Payment feature of the notes is expected to be accounted for under Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) as an embedded derivative.

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ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). We have tentatively determined that we must bifurcate and account for the Early Conversion Payment feature of the notes as an embedded derivative in accordance with ASC 815. We tentatively will record this embedded derivative liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the notes. The derivative liability is expected to be remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liability being recorded in other income and loss. We expect we will estimate the fair value of these liabilities using a Monte Carlo simulation model.

We cannot predict the effect that the accounting for the notes will have on our future GAAP financial results, the trading of our common stock and the trading price of the notes, which could be material.

The conversion rate of the notes and/or exercise price for the warrants may not be adjusted for all dilutive events.

The conversion rate of the notes and the exercise price for the warrants are each subject to separate adjustments for certain events, including, but not limited to, the issuance of shares of our common stock without consideration or at a price per share less than the applicable conversion rate, subject to certain exceptions, the issuance of stock dividends on our common stock, the issuance of certain rights, options, or warrants, subdivisions, combinations, distributions of capital stock, evidences of indebtedness, assets or property, cash dividends and certain issuer tender offers or exchange offers as described under “Description of Notes—Conversion rights—Conversion rate adjustments” and “Description of the Warrants–Adjustments to the Warrants.” However, the conversion rate and exercise price, as applicable, will not be adjusted for all possible events, such as a third-party tender offer or exchange offer, that may adversely affect the trading price of the notes or the market price of our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to purchase the notes at the option of the holder.

Upon the occurrence of a fundamental change, subject to certain conditions, you will have the right, at your option, to require us to purchase for cash all or any portion of your notes with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that do not constitute a fundamental change but that could nevertheless adversely affect the notes. For example, transactions such as leveraged recapitalizations (subject to the limitations in the indenture to incur new debt), refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

We may not have the ability to raise the funds necessary to repurchase the notes when required.

Holders of the notes will have the right to require us to repurchase the notes upon the occurrence of a fundamental change at 120% of their principal amount, plus accrued and unpaid interest (including additional interest), if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor. Our failure to repurchase surrendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under the agreements governing other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

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We will not seek a rating on the notes.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

There is no public market for the notes or for the warrants, which could limit their respective trading price or a holder’s ability to sell them.

The notes and warrants are new issues of securities for which there currently is no respective trading market. As a result, a market may not develop for the notes or for the warrants and holders may not be able to sell the notes or warrants. Future trading prices of the notes and of the warrants will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, holders may be required to bear the financial risk of an investment in the notes and warrants for an indefinite period of time until their maturity. We do not intend to apply for listing or quotation of the notes or the warrants on any securities exchange or automated quotation system.

You may experience immediate dilution in the book value per share of common stock as a result of this offering.

Our net tangible book value as of September 30, 2016 was approximately $(15.4) million, or $(0.23) per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding.  Such amount as of September 30, 2016 excludes the shares of common stock that may be offered under this prospectus, whether as a result of a conversion of the notes or exercise of the warrants offered under this prospectus (each of which has a conversion or exercise price substantially above our book value) or issuance of shares of our common stock in connection with an early conversion payment.  The purchase price of the common stock offered pursuant to this prospectus may, from time to time, be substantially higher than the net tangible book value per share of our common stock.  Therefore, if you purchase shares of common stock offered under this prospectus, you will likely incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the common stock.

Conversion of the notes and exercise of the warrants will dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the market price of our common stock.

The conversion of some or all of the notes and the exercise of some or all of the warrants will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon such conversion or such exercise could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes and warrants may encourage short selling by market participants because the anticipated conversion of the notes or exercise of the warrants into shares of our common stock could depress the market price of our common stock.

U.S. holders will recognize income for U.S. federal income tax purposes significantly in excess of interest payments on the notes, and gains, if any, recognized on a disposition of notes will generally be taxed as ordinary income.

For U.S. federal income tax purposes, we intend to treat the notes as contingent payment debt obligations under the contingent payment debt regulations and the rest of this discussion so assumes. Accordingly, all payments on the notes, including stated interest, will be taken into account under the contingent payment debt regulations and actual cash payments of interest on the notes will not be reported separately as taxable income. As discussed more fully below, the effect of the contingent payment debt regulations will be to require a holder, regardless of such holder’s usual method of tax accounting, to use the accrual method with respect to the notes. There is some uncertainty as to the proper application of the Treasury Regulations governing contingent payment debt instruments and, if the treatment described herein were to be successfully challenged by the Internal Revenue Service (IRS) (the “IRS”), it might be determined that, among other things, you should have accrued interest income at a lower or higher rate, or should have recognized capital gain or loss, rather than ordinary income or loss, upon the conversion or taxable disposition of the notes. See “Certain United States Federal Income Tax Considerations.”

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in the Company could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase also may be treated as a dividends subject to U.S. federal income tax. See “Certain United States Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Considerations”), such a deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, or to backup withholding, both of which may be set off against subsequent payments of cash and common stock payable on the notes. See “Certain United States Federal Income Tax Considerations.”

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Holders of the notes and warrants will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the notes and warrants, unless and until such holders convert their notes or exercise their warrants, will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of the notes and warrants will be subject to all changes affecting our common stock as apply to shares of our common stock issued upon the subsequent conversion of such notes or exercise of warrants. For example, if an amendment is proposed to our amended and restated certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant conversion date, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock as they apply to the shares of common stock issued pursuant to such conversion of notes or exercise of warrants.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes and of the warrants.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes and of the warrants. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes and warrants as a more attractive means of equity participation in the Company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the respective trading prices of the notes and warrants.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes and of the warrants.

In the future, we may sell additional shares of our common stock or securities convertible into our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and restricted stock pursuant to our employee benefit plans, for purchase by employees under our employee stock purchase plan, and upon conversion of the notes and exercise of the warrants. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and of the warrants, and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees. In such event, holders of the notes could be structurally subordinated to creditors of the guarantor.

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims under the guarantee to the guarantor’s other debt or take other action detrimental to holders of the guarantee of notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees made by Digital Turbine’s subsidiaries could be voided or subordinated to other debt for a variety of reasons. To the extent that a subsidiary guarantee were to be voided as a fraudulent conveyance or was held to be unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor.

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We could lose access to our NOLs as a result of the conversion of the notes and exercises of the warrants.

We have significant net operating losses which could be lost or impaired if delivery of shares upon conversion or exercise of notes or warrants causes an “ownership change” under Section 382 of the Internal Revenue Code.

Provisions in the indenture for the notes and/or warrant agreement for the warrants may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change. Furthermore, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions in the indenture with respect to the notes and in the warrant agreement with respect to the warrants could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. While there are preference securities outstanding as of the date of this prospectus, such preference securities do not accrue or otherwise pay any dividends. Therefore, the ratios of earnings to fixed charges and preference dividends are identical to the ratios of earnings to fixed charges.

	Pro Forma	Historical
			Fiscal Year Ended March 31,
	Fiscal Year Ended March 31, 2016	Six Months Ended September 30, 2016	2016	2015	2014	2013	2012
	(3)	(2)	(2)	(2)	(2)	(2)	(2)
Ratio of Earnings to Fixed Charges (1)	(9.8)	(9.3x)	(12.3x)	(52.9x)	(10.7x)	(9.2x)	(1.3x)

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before provision for taxes on income and fixed charges by fixed charges. Fixed charges represent interest expense, inclusive of amortization of debt discounts and capitalized expenses, and an appropriate interest factor for operating leases.
(2)	The deficiency in earnings necessary to achieve a 1.0x ratio was $22.1 million for the year ended March 31, 2012, $12.5 million for the year ended March 31, 2013, $17.5 million for the year ended March 31, 2014, $23.9 million for the year ended March 31, 2015 and $27.8 million for the year ended March 31, 2016, and $7.8 million for the six months ended September 30, 2016.
(3)	The deficiency in pro forma earnings to achieve a 1.0x pro forma ratio was $30.4 million for the year ended March 31, 2016.
(4)	Given the issuance of the notes closed during the six month ended September 30, 2016 on September 28, 2016, the Company has included the pro forma ratio only for the most recent fiscal year ended March 31, 2016.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the notes, warrants or shares of common stock offered by the selling security holders under this prospectus. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the warrants offered under this prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Capital Market under the symbol “APPS”. The following table presents, for the periods indicated, the high and low closing sales prices per share of our common stock as reported on the NASDAQ Capital Market.

	Price Range of Common Stock
Period	High	Low

Fiscal Year Ended March 31, 2017:
Fourth Quarter (through January 19, 2017)	$0.75	$0.67
Third Quarter	$1.08	$0.56
Second Quarter	$1.47	$0.97
First Quarter	$1.15	$0.75

Fiscal Year Ended March 31, 2016:
Fourth Quarter	$1.39	$0.99
Third Quarter	$1.92	$1.25
Second Quarter	$2.96	$1.71
First Quarter	$4.28	$3.02

Fiscal Year Ended March 31, 2015:
Fourth Quarter	$4.09	$2.79
Third Quarter	$4.45	$2.99
Second Quarter	$5.89	$3.16
First Quarter	$4.12	$3.24

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On January 19, 2017, the last reported sale price for our common stock on the NASDAQ Capital Market was $0.67 per share.

As of September 30, 2016, there were approximately 161 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including restrictions on our ability to pay dividends under an indenture, our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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DESCRIPTION OF OUR CAPITAL STOCK

The following is a description of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which have been previously filed with the SEC, and are incorporated by reference. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus.

Authorized Capitalization

We have 202,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, of which 100,000 have been designated as Series A Convertible Preferred Stock, par value $0.0001 per share, or Series A Preferred Stock. As of September 30, 2016, we had 66,634,006 shares of common stock outstanding and 100,000 shares of our Series A Preferred Stock outstanding, which are currently convertible into 20,000 shares of common stock. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock are not entitled to preemptive or subscription rights to purchase any of our securities under our charter documents.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “APPS.” American Stock Transfer is the transfer agent and registrar for our common stock. Its address is 6201 15th Avenue Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.

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Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any other outstanding securities issued by us that are convertible into or exercisable into preferred stock, by the affirmative vote of the holders of a majority of our common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.

Series A Convertible Preferred Stock

We currently have 100,000 shares of our Series A Preferred Stock designated, and as of September 30, 2016, we had 100,000 shares of our Series A Preferred Stock outstanding. While shares of our Series A Preferred Stock are outstanding, holders of the Series A Preferred Stock are entitled to receive any dividends if and when declared by the Company’s board of directors on the Company’s common stock on an as-converted basis.

The Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock based on dividing the original purchase price plus the amount of any accumulated but unpaid dividends, by the conversion price then in effect (as may be adjusted).

The Series A Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Series A Preferred under law or the General Corporation Law of the State of Delaware.

The Series A Preferred Stock is entitled to receive, prior and in preference to our common stock or any other class designated as junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of its insolvency, an amount per share equal to the greater of (i) $10.00 per share of Series A Preferred Stock (subject to certain adjustments) or (ii) such amount per share as would have been payable had the Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. Each holder of Series A Preferred Stock also has the right to a cash-out election in the event of certain transactions, including a consolidation or merger of the Company (excluding a transaction involving a reincorporation or a merger with a wholly-owned subsidiary), a sale of all or substantially all of the assets of the Company, the issuance by the Company in a single or integrated transaction shares of common stock (or securities convertible into common stock) representing a majority of the shares of common stock outstanding immediately following such issuance, or any other form of acquisition where the Company is the target and a change of control occurs such that the acquirer has the power to elect a majority of the Company’s board of directors.

Anti-Takeover Effects of Certain Provisions of Delaware Law

The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

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DESCRIPTION OF NOTES

We issued the notes under an indenture dated as of the first date of original issuance of the notes, September 28, 2016 (the “indenture”) between us and U.S. Bank National Association, as trustee (the “trustee”). The terms of the notes include those expressly set forth in the indenture. A copy of the indenture, including the form of notes, and the registration rights agreement, may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” above.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes, the indenture and the registration rights agreement, including the definitions of certain terms used in the indenture. We urge you to read the indenture and the registration rights agreement because they, and not this description, define the rights as a holder of the notes.

Unless context otherwise requires, for purposes of this description of notes, references to “the Company,” “Digital Turbine, Inc.,” “we,” “our” and “us” refer only to Digital Turbine, Inc. and not to its subsidiaries.

General

The notes:

•	were limited to an aggregate principal amount of $16 million; we are not be permitted to issue any additional notes, nor to incur any new secured or unsecured indebtedness (as defined below), without the consent of the holders (each a “holder”) of two-thirds of the aggregate principal amount of the notes then outstanding, other than permitted debt (as defined below);

•	bear interest at a rate of 8.75% per year, payable semiannually in arrears on September 15 and March 15 of each year, beginning March 15, 2017, which interest shall be paid entirely in cash;

•	have an initial conversion rate of 733.14 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock) and may be converted at any time prior to the close of business on the business day immediately preceding the maturity date;

•	with respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, will entitle holders to receive a payment in cash or stock equal to the remaining scheduled payments of interest that would have been made on the notes being converted from the date of conversion until September 23, 2019, as further described below;

•	are our general unsecured and unsubordinated obligations and are unconditionally guaranteed by certain of our wholly-owned significant subsidiaries as defined under Regulation S-X as of June 30, 2016 (“guarantors”);

•	rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness—see “—Ranking”;

•	are subject to certain redemption rights at our option after September 23, 2018 if our common stock trades at 200% and 150% of the applicable conversion price for specified time periods, as described in “Provisional Redemption” below;

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•	are subject to purchase by us for cash at the option of the holders following the occurrence of a fundamental change (as defined below under “—Fundamental change permits holders to require us to purchase notes”), at a purchase price in cash equal to 120% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date as described below under “— Fundamental change permits holders to require us to purchase notes”;

•	are entitled to certain adjustments to the conversion price in connection with make-whole fundamental changes as described below under “— Conversion rights — Adjustment to shares of our common stock delivered upon conversion upon a make -whole fundamental change.”

•	will mature on September 23, 2020 (the “maturity date”), unless earlier converted, repurchased or redeemed;

•	were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof;

•	provide for customary adjustments of the initial conversion rate, including upon the Company’s sale of additional equity securities at a price below the then applicable conversion price, subject to certain excepted issuances (as described under “—Conversion Rights—Conversion Rate Adjustments”);

•	were originally issued in the form of a global note, but in certain limited circumstances may be represented by notes in certificated form; additionally, the notes are DTC eligible and will have an unrestricted CUSIP number in connection with the effectiveness of this registration statement. See “—Global notes, book-entry form;” and

•	were issued together with warrants to purchase 256.60 of our shares of common stock for each $1,000 principal amount of notes issued, such warrants having an initial exercise price of $1.364 per share. See the section of this prospectus entitled “Description of the Warrants”.

The guarantee of the notes are general unsecured, obligation of the guarantors.

The following definitions will apply to the notes:

“daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “APPS <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by us for this purpose). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“trading day” means any day on which our common stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for our common stock, then on the principal securities exchange or securities market on which our common stock is then traded; provided that “trading day” shall not include any day on which our common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that our common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“VWAP market disruption event” means (i) the relevant stock exchange fails to open for trading or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

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“VWAP trading day” means a day on which (i) there is no VWAP market disruption event (as defined above) and (ii) trading in our common stock generally occurs on the relevant stock exchange. If our common stock (or any other security for which a daily VWAP must be determined) is not so listed or traded, “VWAP trading day” means a “business day.”

The notes may be converted into shares of our common stock at an initial conversion rate of 733.14 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock) at any time prior to the close of business on the business day immediately preceding the maturity date.

Under the terms of the notes, no holder shall have the right to convert any notes, to the extent that after giving effect to such conversion, the issuance of shares of common stock pursuant to such conversion would exceed that aggregate number of shares of common stock which we may issue, in aggregate, pursuant to the terms of all notes and warrants without breaching our obligations under the rules or regulations of our principal market, currently the NASDAQ Capital Market (the “exchange cap”). The exchange cap will not apply in the event we obtain (i) the approval of our stockholders in accordance with the applicable rules of the principal market for issuances of shares of common stock in excess of such amount or (ii) a written determination from such principal market that such approval is not required. We have no obligation to seek stockholder approval and, even if we do, we cannot be certain that our stockholders will grant the stockholder approval. We will pay cash in lieu of any shares that would otherwise be deliverable in excess of the exchange cap. See “Issuance and Beneficial Ownership Limitations.”

In addition, no holder shall have the right to convert any notes into shares of our common stock to the extent that after giving effect to such conversion, and pursuant to the terms of all notes and warrants, the holder together with the other attribution parties collectively would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by the holder and the other attribution parties shall include the number of shares of common stock held by the holder and all other attribution parties plus the number of shares of common stock issuable upon exercise of the warrants proposed to be exercised by such holder, but shall exclude the number of shares of common stock which would be issuable upon the conversion of any other notes or the exercise of any warrants beneficially owned by the warrantholder or any of the other attribution parties to the extent subject to a limitation on conversion or exercise analogous to this limitation. The term “beneficial ownership” shall be as defined in Rule 13d-3 under the Exchange Act and the term “attribution party” means, collectively, (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the holder's investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder's and the other attribution parties for purposes of Section 13(d) of the Exchange Act. See “Issuance and Beneficial Ownership Limitations.”

Upon delivery of a written notice to us, a holder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the maximum percentage will not be effective until the 61st day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such holder and the other attribution parties and not to any other holder that is not an attribution party of the holder delivering such notice.

Neither the trustee nor the conversion agent shall have any duty to monitor whether the exchange cap maximum percentage have been reached.

With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the notes being converted from the date of conversion (or, in the case of conversion between a record date and the following interest payment date, from such interest payment date) until September 23, 2019 (the “Early Conversion Payment”). Neither the trustee nor the conversion agent shall have any duty to calculate or verify the calculations of the Early Conversion Payment. A payment equivalent to, but not more than, the Early Conversion Payment shall also be added to any redemption price. See “Provisional Redemption.”

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We may pay an Early Conversion Payment either in cash or in common stock, or a combination, at our election, provided that we may only make such payment in common stock if such common stock is not subject to restrictions on transfer under the Securities Act by persons other than our affiliates, whether based on an effective registration statement covering such shares or on an applicable exemption from such registration requirement for resale thereof and if certain other “equity conditions” apply. See “Equity Conditions.” If we elect to pay an Early Conversion Payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

The Company will not elect to deliver shares of its common stock on account of payment of the Early Conversion Payment to the extent the issuance of such shares of common stock would exceed, in the aggregate, the exchange cap or, as to a particular holder, such holder’s maximum percentage.

Notwithstanding the foregoing, if a holder elects to convert notes on or after the effective time of certain make-whole fundamental changes, such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described under “— Conversion rights — Adjustment to shares of our common stock delivered upon conversion upon a make -whole fundamental change.”

The conversion rate is subject to adjustment if certain events occur. A holder surrendering its notes for conversion will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except in connection with an Early Conversion Payment.

The indenture limits the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise and limits restricted payments. See “Limitation on Indebtedness” below.

The indenture does not contain any financial covenants. Other than restrictions described under “— Fundamental change permits holders to require us to purchase notes” and “—Merger, consolidation or sale of assets” below and except for the provisions set forth under “—Conversion rights—make -whole fundamental change” and “Limitation on Indebtedness,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us, in the event of a decline in our credit rating or as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to the holders of the notes. Any notes repurchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Ranking

The notes are our general unsecured and unsubordinated obligations and rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness; senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes; and effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, if for any reason we were to have any secured debt, our assets that secure such secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets.

As of June 30, 2016, we and our subsidiaries had approximately $40.3 million of liabilities, including aggregate principal amount of indebtedness of $11 million, and trade payables, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP. Our liabilities as of June 30, 2016 included $11 million of aggregate principal amount of indebtedness for borrowed money, all of which was secured. After giving effect to the issuance of the notes and taking into account certain transactions, our total consolidated outstanding aggregate principal amount of indebtedness at June 30, 2016 would have been $16 million.

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Guarantee

The notes are fully and unconditionally guaranteed by Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd. If, for any reason, the Company does not make any payments of principal of, or premium, if any, and interest on, the notes when due, whether at maturity, upon redemption or by acceleration or otherwise, the guarantors will cause the payment to be made to or to the order of the trustee. The guarantee is a direct, unconditional, unsecured and unsubordinated obligation of each guarantor.

Interest

General

The notes bear interest at a rate of 8.75% per year. Interest on the notes accrue from September 28, 2016, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on September 15 and March 15 of each year (each such date, an “interest payment date”), beginning March 15, 2017. Interest will be paid to the person in whose name a note is registered at the close of business on March 1 or September 1 (whether or not such date is a business day), as the case may be, immediately preceding the relevant interest payment date (each such date, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date, the maturity date or any fundamental change purchase date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the corporate trust office is authorized or required by law or executive order to close or be closed.

Interest will cease to accrue on a note upon its maturity, conversion or repurchase.

We will pay additional interest, if any, under the circumstances described under “—Registration rights; additional interest.” At our election, we will pay additional interest, if any, under the circumstances described under “—Events of default.” Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under “—Registration rights” and, at our election, any failure on our part to comply with our reporting obligations as described under “—Events of default.” Any express reference to additional interest in any text of this prospectus should not be construed as excluding additional interest in any other text of this prospectus where no such express reference is made.

Methods of Payment of Interest

Interest will be payable entirely in cash.

Provisional redemption; No Sinking Fund

No sinking fund is provided for the notes. However, we may redeem the notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the notes to be redeemed plus accrued and unpaid interest, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the notes been converted on the date of redemption, if any, to, but excluding, the date of redemption if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect on the given trading day and (3) we are in compliance with certain “equity conditions”. See “Equity Conditions.”

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Conversion rights

General

At any time prior to the close of business on the business day immediately preceding the maturity date of the notes, the notes will be convertible into shares of our common stock at the option of the holder. The conversion rate will initially be 733.14 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock). The trustee will initially act as the conversion agent.

The Company will not be obligated to issue shares of its common stock upon conversion of the notes to the extent the issuance of such shares of common stock would cause the aggregate number of shares issued in payment of interest on the notes and shares issued upon conversion of the notes (including any shares issued in connection with an Early Conversion Payment or certain fundamental changes), exercise of the warrants, and any anti-dilution terms described in the indenture or warrant agreement to exceed, in the aggregate, the exchange cap, or as to a specific holder, such holder’s maximum percentage, unless we have obtained stockholder approval in accordance with the applicable rules of the principal market to issue shares in excess of the exchange cap or such principal market confirms to us such exchange cap does not apply. The Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the exchange cap. See “Issuance and Beneficial Ownership Limitations.”

If a holder of notes has submitted notes for purchase upon a fundamental change, such holder may convert such notes only if such holder first withdraws the related purchase election.

Upon any conversion of notes for which the conversion date is prior to September 23, 2019, in addition to the shares deliverable upon conversion, a holder will be entitled to receive a payment equal to the Early Conversion Payment. Notwithstanding the foregoing, if a holder elects to convert notes on or after the effective time of a make-whole fundamental change (as defined below), such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described under “—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” However, on conversion of notes prior to the effective time of a make-whole fundamental change, the holder will be entitled to receive the Early Conversion Payment. However, if a note is converted after a record date and on or before the following interest payment date, interest will be paid on the interest payment date to the registered holder on the record date, rather than upon conversion.

We will not issue fractional shares upon conversion of notes. Instead, we will round up or down to the nearest share. Our delivery to a holder of the full number of shares of our common stock, together with any Early Conversion Payment, if applicable, into which such holder’s note is convertible, will be deemed to satisfy in full our obligation to pay the principal amount of such note. In addition to the Early Conversion Payment, on conversion of a note, the holder will receive a payment of accrued and unpaid interest, and additional interest, if any, on such holder’s note to, but excluding, the conversion date (in the form of shares of our common stock or cash based on the payment method chosen by us for the Early Conversion Payment).

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the principal amount of notes converted is equal to $1,000 or an integral multiple of $1,000 in excess thereof.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding an interest payment date (or any fundamental change repurchase date that is on or prior to such interest payment date) will receive the full interest payment on the interest payment date or fundamental change repurchase date regardless of whether their notes have been converted following such regular record date.

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If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our common stock upon such conversion, unless the tax is due because the holder requests any shares of our common stock to be issued in a name other than the holder’s name, in which case the holder will pay such tax.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share of our common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of our common stock on that trading day as reported in composite transactions for the principal United States national or regional securities exchange on which our common stock is traded.

If our common stock is not listed for trading on a United States national or regional securities exchange on the relevant trading day, the “last reported sale price” of our common stock will be the last quoted bid price per share of our common stock in the over-the-counter market on the relevant trading day as reported by OTC Markets Group Inc. or similar organization selected by us. If our common stock is not so quoted, the “last reported sale price” of our common stock will be the average of the mid-point of the last bid and ask prices per share of our common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose.

For purposes hereof, “trading day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which our common stock is then listed or admitted for trading or, if our common stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a business day.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all documentary, stamp or similar issue or transfer taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all documentary, stamp or similar issue or transfer taxes or duties; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

The date such holder complies with these requirements is the conversion date under the indenture.

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If you have already delivered a purchase notice as described under “—Fundamental change permits holders to require us to purchase notes” with respect to a note, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture. If you have surrendered your note for a required purchase in connection with a fundamental change, your right to withdraw the fundamental change purchase notice and convert the notes that are subject to such required purchase will terminate at the close of business on (i) the business day immediately preceding the relevant fundamental change purchase date or (ii) in the case of a default by us in the payment of the fundamental change purchase price (as defined below) with respect to such notes, the business day immediately preceding the day on which such default is no longer continuing.

Delivery upon conversion

Upon conversion of the notes, we will deliver to a converting holder a number of shares of our common stock equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate. We will deliver such shares of our common stock, and the Early Conversion Payment, if applicable, on the third trading day immediately following the relevant conversion date. We will not issue fractional shares upon conversion of notes. Instead, we will round up or down to the nearest share. Our delivery to a converting holder of the full number of shares of our common stock, together with any Early Conversion Payment, if applicable, into which a converting holder’s note is convertible, will be deemed to satisfy in full our obligation to pay the principal amount of such note. In addition, a converting holder shall receive a payment in the form of either cash or common stock, based on the payment method chosen by us for an Early Conversion Payment if then due, in an amount equal to the accrued and unpaid interest, and additional interest, if any, on the converting holder’s note to, but excluding, the conversion date.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date for such notes and the converting note holder will become the record holder of any shares of our common stock due upon such conversion as of the close of business on such conversion date.

Settlement of conversions with an Early Conversion Payment

If a converting holder surrenders their notes for conversion prior to  September 23, 2019 (other than conversions on or after the effective time of a make-whole fundamental change), the converting holder will receive, on the third trading day immediately following the relevant conversion date, in addition to the number of shares deliverable upon conversion as described under “—Delivery upon conversion” (including cash in lieu of any fractional share), cash or common stock (subject to the exchange cap) equal to the Early Conversion Payment.

We may pay an Early Conversion Payment either in cash or in common stock, at our election, provided that we may only make such payment in common stock if such common stock is not subject to restrictions on transfer under the Securities Act by persons other than our affiliates, whether based on the effectiveness of the registration statement or on an applicable exemption from such registration requirement for resale thereof and if we satisfy certain other “equity conditions” in the indenture. If we elect to pay an Early Conversion Payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

The Company may not pay an Early Conversion Payment in common stock to the extent the issuance of such shares of common stock would result in a failure of certain equity conditions. See “Equity Conditions.” On each interest payment date, we will deliver a notice to the trustee and to the holders of our election to pay Early Conversion Payments in cash or in common stock for conversions of notes that occur between such date and the next interest payment date. Subject to compliance with the equity conditions, for any conversions prior to September 23, 2019, we intend to make the Early Conversion Payment, (but not the related payment of accrued interest to, but excluding, the conversion date, which we would pay in cash), in common stock.

Notwithstanding the foregoing, if a holder elects to convert notes on or after the effective time of a make-whole fundamental change, such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described under “—Conversion rights—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” However, on conversion of notes prior to the effective time of a make-whole fundamental change, the holder will be entitled to receive the Early Conversion Payment.

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Issuance and Beneficial Ownership Limitations

Stock Exchange Cap on Issuances. No holder shall have the right to convert any notes, to the extent that after giving effect to such conversion, the issuance of shares of common stock pursuant to such conversion would exceed that aggregate number of shares of common stock which we may issue, in aggregate, pursuant to the terms of all notes and warrants without breaching our obligations under the rules or regulations of our principal market (the “exchange cap”).

The term “principal market” means, as of the date hereof, the NASDAQ Capital Market or from time to time the principal national securities exchange or over-the-counter market where the common stock is then traded.

The exchange cap will not apply in the event we obtain (i) the approval of our stockholders in accordance with the applicable rules of the principal market for issuances of shares of common stock in excess of such amount or (ii) a written determination from such principal market that such approval is not required. We have agreed to call and hold a stockholders’ meeting to seek such stockholder approval not later than January 15, 2017 and are further obligated to seek an approval if approval is not obtained at such meeting. However, we cannot be certain that our stockholders will grant the stockholder approval. Until such approval is obtained, no holder shall be issued in the aggregate, upon conversion of any notes or exercise of any of the warrants or otherwise pursuant to the terms of the indenture or under the warrant agreement, shares of our common stock in an amount greater than the product of (i) the exchange cap multiplied by (ii) the quotient of (A) the aggregate number of shares of our common stock underlying the notes and warrants initially purchased by such holder from the initial purchaser on, and determined as of, the issue date (for clarity, as if the notes and warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) divided by (B) the aggregate number of shares of our common stock underlying the all notes and all warrants initially purchased by all holders from the initial purchaser on, and determined as of, the issue date (for clarity, as if the notes and warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) (with respect to each holder, the “exchange cap allocation”).

In the event that any holder shall sell or otherwise transfer any of such holder’s notes and/or warrants, the transferee shall be allocated a pro rata portion of such holder’s exchange cap allocation based on the relative number of underlying shares determined as of the issue date with respect to such portion of such notes and warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the exchange cap allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s notes and warrants, the difference (if any) between such holder’s exchange cap allocation and the number of shares of our common stock actually issued to such holder upon such holder’s conversion in full of such holder’s notes and exercise in full of such warrants shall be allocated to the respective exchange cap allocations of the remaining holders of notes and holders of warrants on a pro rata basis in proportion to the shares of our common stock then underlying the notes and warrants held by each such holder of notes and warrants, as applicable, at such time.

In the event that we are prohibited from issuing shares of our common stock pursuant to the exchange cap (other than in connection with the early conversion payment, which has a different means of setting the cash payment (the “exchange cap shares”), we shall pay cash in exchange for the cancellation of such shares of our common stock at a price equal to the product of (x) such number of exchange cap shares and (y) the simple average of the daily VWAP for our common stock for the 10 consecutive VWAP trading days ending on and included the VWAP trading day immediately prior to the conversion date (the “exchange cap share cancellation amount”); provided, that no exchange cap share cancellation amount shall be due and payable to the holder to the extent that (x) on or prior to the third trading day immediately following the conversion date, the exchange cap allocation of a holder is increased (whether by assignment by a holder of notes and/or warrants or all, or any portion, of such holder's exchange cap allocation or otherwise) (an “exchange cap allocation increase”) and (y) after giving effect to such exchange cap allocation increase, we deliver the applicable exchange cap shares to the holder (or its designee) on or prior to the third trading day immediately following the conversion date.

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Beneficial Ownership Limitation on Conversions. No holder shall have the right to convert any notes into shares of our common stock to the extent that after giving effect to such conversion, and pursuant to the terms of all notes and warrants, the holder together with the other attribution parties collectively would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by the holder and the other attribution parties shall include the number of shares of common stock held by the holder and all other attribution parties plus the number of shares of common stock issuable upon exercise of the warrants proposed to be exercised by such holder, but shall exclude the number of shares of common stock which would be issuable upon the conversion of any other notes or the exercise of any warrants beneficially owned by the warrantholder or any of the other attribution parties to the extent subject to a limitation on conversion or exercise analogous to this limitation. The term “beneficial ownership” shall be as defined in Rule 13d-3 under the Exchange Act and the term “attribution party” means, collectively, (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the holder's investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder's and the other attribution parties for purposes of Section 13(d) of the Exchange Act.

Upon delivery of a written notice to us, a holder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the maximum percentage will not be effective until the 61st day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such holder and the other attribution parties and not to any other holder that is not an attribution party of the holder delivering such notice.

If we receive a conversion notice from a holder at a time when the actual number of outstanding shares of common stock is less than the reported outstanding share number, we shall (i) notify the holder in writing of the number of shares of common stock then outstanding and, to the extent that such conversion notice would otherwise cause the holder’s beneficial ownership to exceed the maximum percentage, the holder must notify us of a reduced number of shares of common stock to be acquired pursuant to such conversion notice (the number of shares by which such purchase is reduced, the “reduction shares”) and (ii) as soon as reasonably practicable, we shall return to the holder the notes that were to be converted into the reduction shares.

In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any warrants and notes, by the holder and any other attribution party since the date as of which the reported outstanding share number was reported. In the event that the issuance of shares of common stock to the holder upon conversion of a note results in the holder and the other attribution parties being deemed to beneficially own, in the aggregate, more than the maximum percentage of the number of outstanding shares of common stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the holder’s and the other attribution parties’ aggregate beneficial ownership exceeds the maximum percentage (the “excess shares”) shall be deemed null and void and shall be cancelled ab initio, and the holder shall not have the power to vote or to transfer the excess shares. As soon as reasonably practicable after the issuance of the excess shares has been deemed null and void, we shall return to the holder the notes that were to be converted into the excess shares.

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of shares of our common stock and solely as a result of holding the notes, in any of the transactions described below, without having to convert their notes, as if they held a number of shares of our common stock equal to the applicable conversion rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount of notes held by such holders, divided by $1,000 (but the adjustment shall never result in our having to issue shares below their par value).

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(1)	If we issue shares of our common stock as a dividend or distribution on our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR 0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR 1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS 0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS 1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate will be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

(2)	If we issue and sell shares of our common stock in a qualified financing at a price per share less than the applicable conversion price in effect on the trading day immediately preceding the date of such issuance or sale, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR 0 =	the conversion rate in effect immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

CR 1 =	the conversion rate in effect immediately after the open of business on the date of such issuance or sale (or deemed issuance);

OS =	the number of shares of our common stock outstanding immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

X =	the total number of shares of our common stock issued or sold (or deemed issued) on such date; and

Y =	the number of shares of our common stock equal to the quotient of (A) the aggregate purchase price of the shares of common stock issued or sold (or deemed issued) and (B) the conversion price of the notes on the trading day immediately preceding such issuance or sale (or deemed issuance).

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For purposes of the conversion price adjustment described in this clause (2), the term “qualified financing” means the sale by us of shares of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, provided that a qualified financing shall not include any of the following issuances by us: (i) shares of our common stock or options to purchase shares of our common stock issued to directors, officers, employees of or consultants of the Company or our subsidiaries for services rendered to the Company pursuant to an approved stock plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the holders’ interests in the notes; (ii) shares of our common stock issued upon the conversion or exercise of convertible securities or warrants (other than options covered by clause (i) above) issued prior to the issue date, provided that the conversion price of any such convertible securities or warrants (other than options covered by clause (i) above) is not lowered other than pursuant to anti-dilution (including price-based anti-dilution) features that are currently in existence as of the issue date and are not amended after the issue date, none of such convertible securities or warrants (other than options covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities or warrants (other than options covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the holders’ interests in the notes; (iii) the shares of our common stock issuable upon conversion of the notes or otherwise pursuant to the terms of the notes; (iv) the shares of our common stock issuable upon exercise of the warrants; and (v) shares of our common stock, options, warrants and convertible securities issued pursuant to equipment purchases, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by our Board of Directors, (y) the purchaser or acquirer of such shares of our common stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing persons, and (z) the number or amount (as the case may be) of such shares of our common stock issued to such person by us shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by us (as applicable).

“approved stock plan” means any and all currently existing or future equity incentive plans or agreements providing for issuance, upon approval by our board of directors or a duly authorized committee or delegee thereof, of shares of our common stock, options to purchase our common stock or other securities of, or exchangeable for, the Company to the employees, officers, directors and/or consultants of the Company or its subsidiaries, in each case, that are approved by shareholders or are inducement plans under the rules and regulations of the principal market. For the purpose of the above calculation, the number of shares of common stock outstanding immediately prior to the opening of business on the date of such issuance or sale will be calculated on a fully diluted basis, as if all then outstanding options, warrants and other convertible securities had been fully exercised or converted (and the resulting securities fully converted into shares of common stock, if so convertible) as of such date.

Any adjustment made pursuant to the above calculation will become effective immediately following the opening of business on the date of such issuance or sale.

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In the event we issue any options or convertible securities or fix a record date for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of common stock issuable upon the exercise of such options or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities, will be deemed to be shares of common stock issued as of the time of such issuance or, in case such a record date will have been fixed, as of the close of business on such record date provided, however, that in any such case in which shares of common stock are deemed to be issued no further adjustments to the applicable conversion rate will be made upon the subsequent issue of convertible securities or shares of common stock upon the exercise of such options or conversion or exchange of such convertible securities. The consideration per share received by us for shares of common stock deemed to have been issued pursuant to this paragraph relating to options and convertible securities will be determined by dividing:

(a)         the total amount, if any, received or receivable by us as consideration for the issuance of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to us upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

(b)         the maximum number of shares of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

Notwithstanding the foregoing, if the terms of any option or convertible security, the issuance of which resulted in an adjustment to the conversion rate of the notes pursuant to this clause (2), are revised as a result of an amendment to such terms or any other adjustment excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such option or convertible security) to provide for either (i) any increase or decrease in the number of shares of common stock issuable upon the exercise, conversion and/or exchange of any such option or convertible security or (ii) any increase or decrease in the consideration payable to us upon such exercise, conversion and/or exchange, then effective upon such increase or decrease becoming effective, the conversion rate of the notes computed upon the original issue of such option or convertible security (or upon the occurrence of a record date with respect thereto) will be readjusted to such conversion rate as would have obtained had such revised terms been in effect upon the original date of issuance of such option or convertible security; provided, however, that any adjustments to the conversion rate pursuant to this paragraph will not be effective with respect to any notes that have been converted prior to the date of any of the actions described in this paragraph.

(3)         If we distribute to all or substantially all holders of shares of our common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X

OS0 + Y

where,

CR 0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

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CR 1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

The foregoing increase in the conversion rate will be successively made whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex-dividend date for such distribution. If such rights, options or warrants are not so distributed, the conversion rate will be immediately decreased to the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate will be immediately decreased to the conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the two immediately preceding sentences).

In determining whether any rights, options or warrants entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of our common stock, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(4)         If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities (the “distributed property”), to all or substantially all holders of shares of our common stock, excluding

•	dividends or distributions of our common stock or rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (5) below; and

•	spin-offs to which the provisions set forth below in this clause (4) will apply; then the conversion rate will be increased based on the following formula

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR 0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR 1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

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SP 0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors) of the distributed property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP 0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each holder of a note will receive on the date on which the distributed property is distributed to holders of shares of our common stock, for each $1,000 principal amount of notes, the amount and kind of distributed property that such holder would have received had such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such distribution; provided, further that if our board of directors determines for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the last reported sale prices of our common stock for purposes of determining “SP0” as set forth above.

An increase in the conversion rate made pursuant to the immediately preceding paragraph will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate will be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this clause (4) where there has been a payment of a dividend or other distribution on shares of our common stock of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary, or other business unit or affiliate, of ours where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a major U.S. or non -U.S. securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR 0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR 1 =	the conversion rate in effect immediately after the end of the valuation period;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of shares of our common stock applicable to one share of our common stock (determined for purposes of the definition of “last reported sale price” (i) as if such capital stock or similar equity interest were our common stock, (ii) by reference to such major non-U.S. securities exchange, if applicable, and (iii) by converting such last reported sales price into U.S. dollars, if applicable) over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP 0 =	the average of the last reported sale prices of our common stock over the valuation period.

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The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references with respect to 10 consecutive trading days will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin -off to, and including, the conversion date in determining the applicable conversion rate. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate will be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

(5)	If any cash dividend or distribution is paid or made to all or substantially all holders of shares of our common stock, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 - C

where,

CR 0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR 1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to holders of shares of our common stock.

The increase in the conversion rate under the preceding paragraph will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate will be immediately decreased, effective as of the date our board of directors determined not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

Notwithstanding the foregoing, if “ C” (as defined above) is equal to or greater than “ SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for such dividend or distribution.

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(6)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period immediately following, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be increased based on the following formula: on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

CR 0 =	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires;

CR 1 =	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in such tender offer or exchange offer;

OS 0 =	the number of shares of our common stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of our common stock accepted for purchase or exchange in such tender offer or exchange offer);

OS 1 =	the number of shares of our common stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of our common stock accepted for purchase or exchange in such tender offer or exchange offer);and

SP 1 =	the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires.

The increase in the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the close of business on date such tender offer or exchange offer expires; provided that in respect of any conversion within the first 10 consecutive trading-day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive trading days will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the conversion date in determining the applicable conversion rate.

If we are obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the conversion rate will immediately be readjusted to the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

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Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Notwithstanding the above, we may be limited by the exchange cap and by any other rules imposed by the NASDAQ Capital Market and, if applicable, any other securities exchange on which any of our securities are then listed in the amount by which we may increase the conversion rate pursuant to the events described in clauses (2) through (6) above and as described in “—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change” below. See also “Issuance and Beneficial Ownership Limitations.”

To the extent permitted by law and subject to the “Issuance and Beneficial Ownership Limitations” (see above) and any other rules imposed by the NASDAQ Capital Market and, if applicable, any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. To the extent permitted by law and the rules of the NASDAQ Capital Market and, if applicable, any other securities exchange on which any of our securities are then listed, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of shares of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or our common stock (or rights to acquire shares of our common stock) or similar event.

A holder of notes may, in some circumstances, including a distribution of cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into shares of our common stock, a converting holder will receive, in addition to the shares of our common stock the converting holder will receive in connection with such conversion, the rights under the rights plan with respect to such shares of our common stock, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed, to all holders of shares of our common stock, distributed property as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The applicable conversion rate will not be adjusted, among other things:

•	upon the issuance of any of shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any of shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee or director benefit plan or program of ours, or assumed by us, or any of our subsidiaries;

•	upon the issuance of any of shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the notes were first issued, except as described in the immediately preceding paragraph;

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•	upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (6) above;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest, and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If an adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of notes (solely with respect to the notes to be converted), we will give effect to all adjustments that we have otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a “specified corporate event”), then, at the effective time of the transaction, we or the successor or purchasing company, as the case may be, will enter into a supplemental indenture to provide that the right to convert a note will be changed into, with respect to each $1,000 in principal amount of notes, a right to convert such note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by holders of our common stock. We will notify holders of the notes of such weighted average as soon as practicable after such determination is made. We agreed in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate last reported sale prices or the daily VWAP over a span of multiple days (including, if applicable, the share price with respect to a make-whole fundamental change), we will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under “—Conversion rate adjustments” above) to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, record date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during the period when last reported sales prices or the daily VWAP are to be calculated. Such adjustments will be effective as of the ex-dividend date, record date, effective date or expiration date, as the case may be, of the event causing the adjustment to the conversion rate.

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Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change

If a “fundamental change” described in clause (1), clause (2) or clause (4) of such definition (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make -whole fundamental change”) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of our common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make -whole fundamental change if the notice of conversion of the notes is received by the conversion agent during the period from, and including, the effective date of the make -whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make -whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will deliver shares of our common stock, including the additional shares of our common stock, as described under “—Conversion rights—Delivery upon conversion.” If the consideration for shares of our common stock in any make-whole fundamental change described in clause (2)(A) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “share price” (as defined below) for the transaction and will be deemed to be, per $1,000 principal amount of notes, an amount equal to the applicable conversion rate (including any adjustment as described in this section) multiplied by such share price.

We will notify holders of the effective date of any make -whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make -whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “share price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of shares of our common stock receive only cash in a make-whole fundamental change described in clause (2)(A) of the definition of fundamental change, the share price will be the cash amount paid per share of our common stock. Otherwise, the share price will be the average of the last reported sale prices of our common stock over the five consecutive trading-day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted share prices will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”

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The following table sets forth the number of additional shares of our common stock to be received per $1,000 principal amount of notes for each share price and effective date set forth below:

Effective Date	$1.25	$1.56	$2.00	$2.50	$3.00	$3.50	$4.00	$5.00	$7.50	$10.00	$15.00	$20.00
23-Sep-16	160.000	137.528	122.927	110.849	100.840	85.207	73.564	57.386	36.135	25.770	15.844	11.222
23-Sep-17	132.007	110.253	98.225	88.380	80.288	67.747	58.465	45.616	28.734	20.461	12.485	8.770
23-Sep-18	104.013	80.313	70.355	62.570	56.399	47.172	40.545	31.544	19.806	14.016	8.358	5.711
23-Sep-19	76.020	44.327	34.464	28.428	24.566	19.866	16.941	13.181	8.313	5.887	3.468	2.287
23-Sep-20	48.027	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

The exact share prices and effective dates may not be set forth in the table above, in which case the following will apply:

•          If the share price is between two share prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight- line interpolation between the number of additional shares set forth for the higher and lower share prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•          If the share price is greater than $20.00 per share (subject to adjustment in the same manner as the share prices set forth in the column headings in the table above), no additional shares will be added to the conversion rate; and

•          If the share price is less than $1.25 per share (subject to adjustment in the same manner as the share prices set forth in the column headings in the table above), no additional shares will be added to the conversion rate.

In addition, if a holder of notes elects to convert its notes prior to the effective date of any make-whole fundamental change, such holder will not be entitled to an increased conversion rate in connection with such conversion.

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to purchase notes

If a “fundamental change” (as defined below in this section) occurs at any time, each holder will have the right, at that holder’s option, to require us to purchase for cash any or all of such holder’s notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay (the “fundamental change purchase price”) will be paid in cash and is equal to 120% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date (unless the fundamental change purchase date occurs after a regular record date and on or prior to the interest payment date to which such regular record date relates, in which case we will pay accrued and unpaid interest, including additional interest, if any, to the holder of record on such regular record date and the fundamental change purchase price will be equal to 120% of the principal amount of the notes to be purchased) or, in the case of a default by us in the payment of the fundamental change purchase price with respect to such notes, the day on which such default is no longer continuing. The fundamental change purchase date will be a date specified by us that is no earlier than the 15th and not later than the 35th calendar day following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash. Any of the following constitutes a “fundamental change”:

(1)	a “person” or “ group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of all outstanding classes of our common equity entitled to vote generally in the election of our directors;

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(2)	consummation of (A) any share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of our common stock entitled to vote generally in the election of our directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of common stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not be a fundamental change;

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us;

(4)	our common stock (or other capital stock into which the notes are then convertible pursuant to the terms of the indenture) ceases to be listed on any of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or their respective successors).

If a transaction occurs that constitutes a fundamental change under both clause (1) and clause (2) above, such transaction will be treated solely as a fundamental change under clause (2) above.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, a holder must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. If the notes are not in certificated form, the holder must comply with appropriate DTC procedures. The purchase notice must include the following information:

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•	if certificated, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the portion of the principal amount of the holder’s notes to be purchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the holder’s notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on (i) the business day immediately preceding the relevant fundamental change purchase date or (ii) in the case of a default by us in the payment of the fundamental change purchase price with respect to such notes, the business day immediately preceding the day on which such default is no longer continuing. If the notes are in global form, the holder must comply with appropriate DTC procedures. The notice of withdrawal will include the following information:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the purchase notice, which must be $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes properly surrendered for purchase and not withdrawn on the fundamental change purchase date, subject to extension to comply with applicable law. A holder of notes that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book -entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then the following will occur:

•	the notes surrendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such notes on the fundamental change purchase date (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holders with respect to the notes surrendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest, including additional interest, if any, upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required, do the following:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

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The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti -takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the value of the notes. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or be able to arrange for financing to pay the fundamental change purchase price in connection with a surrender of notes for purchase. Our ability to repurchase the notes for cash may be limited by the terms of our then -existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to an Investment in the notes and warrants — The notes do not contain restrictive financial covenants, other than debt incurrence and restrictions on payments, and we may take actions which may affect our ability to satisfy our obligations under the notes.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Limitation on indebtedness

We are subject to limitations on our ability to incur Secured Debt and Unsecured Debt. We and our subsidiaries may not incur:

(1)	Secured Debt (other than Permitted Debt, as defined below) in any amount; and

(2)	Unsecured Debt (other than Permitted Debt) in any amount.

The limitations on the ability to incur Secured Debt or Unsecured Debt may be waived by the holders of two-thirds of the aggregate principal amount of notes then outstanding.

“Secured Debt” means indebtedness for borrowed money incurred by the Company or any of its Subsidiaries (or guarantees thereof by the Company or any of its Subsidiaries), that is secured by a lien or security interest on the Company’s assets or the assets of any of the Company’s Subsidiaries. “Secured Debt” shall not include trade accounts and accrued expenses payable (including accrued revenue share and accrued license fees), obligations in respect of licenses and operating leases, payroll liabilities, deferred compensation and any purchase price adjustments, royalties, earn-outs, milestone payments, contingent payments of a similar nature in connection with any acquisition, license or collaboration agreement, and obligations for any taxes, fees, assessments or other governmental charges or levies being contesting in good faith.

“Unsecured Debt” means (i) indebtedness for borrowed money incurred by the Company any of its Subsidiaries (or guarantees thereof by the Company or any of its Subsidiaries), that is unsecured and is pari passu or senior in right of payment to the Notes, and (ii) preferred stock issued by the Company that is mandatorily redeemable, or redeemable at the option of the holder, on a date that is prior to the Maturity Date. “Unsecured Debt” shall not include trade accounts and accrued expenses payable (including accrued revenue share and accrued license fees), obligations in respect of licenses and operating leases, payroll liabilities, deferred compensation and any purchase price adjustments, royalties, earn-outs, milestone payments, contingent payments of a similar nature in connection with any acquisition, license or collaboration agreement, and obligations for any taxes, fees, assessments or other governmental charges or levies being contested in good faith.

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“Permitted Debt” means:

a)	the notes and any guarantees thereof, including the note guarantees;

b)	indebtedness already existing in an acquired entity at the time of acquisition of such entity by the Company or any of its subsidiaries, so long as such debt was not incurred in order to effect such acquisition, and neither the Company nor any of its subsidiaries shall guarantee such debt following such acquisition;

c)	any unsecured guarantees by the Company or any of its subsidiaries of the Company’s indebtedness or indebtedness of any of the Company’s subsidiaries not otherwise prohibited under the indenture;

d)	indebtedness in respect of capital leases and synthetic lease obligations;

e)	unsecured intercompany indebtedness among the Company and any of its subsidiaries, or between two or more of the subsidiaries of the Company;

f)	current liabilities which are incurred in the ordinary course of business and which are not incurred through the borrowing of money, including credit incurred in the ordinary course of business with corporate credit cards by the Company and its subsidiaries;

g)	indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

h)	purchase money indebtedness (i) for equipment acquired or held by the Company or its subsidiaries incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired;

i)	a letter of credit issued by Silicon Valley Bank used to satisfy a security deposit to the landlord of the Company’s office in Australia, in the aggregate amount of not more than $350,000; and

j)	extensions, refinancings and renewals of indebtedness set forth above in this definition.

We and our subsidiaries will not make Restricted Payments.

“Restricted Payment” means:

a)	any dividend or other distribution declared or paid on any of our capital stock (other than dividends or distributions payable solely in capital stock), subject to clause (b) of this definition;

b)	any payment to purchase, redeem or otherwise acquire or retire for value any of our capital stock (other than the repurchase of unvested shares held by employees, former employees or consultants at a price not greater than the price paid for the shares by such employees, former employees or consultants); and

c)	any payment to purchase, repay, redeem, or otherwise acquire or retire for value any of indebtedness for borrowed money incurred by us or any of our subsidiaries that is subordinated in right of payment to the notes (other than with the proceeds of indebtedness that is incurred substantially concurrently with such purchase, repayment, redemption, acquisition or retirement and that is subordinated in right of payment to the notes on terms no less favorable to the than the indebtedness being purchased, repaid, redeemed, acquired or retired).

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Equity Conditions

Where the indenture requires that we have complied with certain equity conditions in order to satisfy obligations by issuing our stock, the following definitions shall in substance apply:

“Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed pursuant to the registration rights agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (or, in connection with a redemption, issuable upon conversion of the notes being redeemed in the event requiring this determination at the conversion price then in effect (without regard to any limitations on conversion set forth herein)) (the “Required Minimum Securities Amount”), in each case, in accordance with the terms of the registration rights agreement (it being understood that any day that, under the registration rights agreement, the registration statement or prospectus contained therein is not required to be available shall be disregarded for purposes of measuring compliance during the Equity Conditions Measuring Period of this clause (x)) or (y) the Required Minimum Securities Amount shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the notes, other issuance of securities with respect to the notes and exercise of the warrants) and the company is in compliance with the requirements of Rule 144(c)(1), including, without limitation, satisfying the current public information requirement under Rule 144(c); (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all Required Minimum Securities Amount) is listed or designated for quotation (as applicable) on the Nasdaq Capital Market or other eligible market and shall not have been suspended from trading on the Nasdaq Capital Market or other eligible market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an eligible market have been threatened in writing (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by the Nasdaq Capital Market or other eligible market or (B) the Company falling below the minimum listing maintenance requirements of the Nasdaq Capital Market or other eligible market on which the Common Stock is then listed or designated for quotation (as applicable) (provided, at any time that the Nasdaq Capital Market or other eligible market shall have accepted a plan of remediation or plan to regain compliance, then so long as such acceptance is in effect, then a delisting or suspension by an eligible market shall not be deemed to exist); (iii) during the Equity Conditions Measuring Period, the Company shall, in all material respects, have delivered all shares of Common Stock issuable upon conversion of this note on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the warrant agreement; (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended fundamental change shall have occurred which has not been abandoned, terminated or consummated; (v) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an event of default or an event that with the passage of time or giving of notice would constitute an event of default; (vi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on the Nasdaq Capital Market or other eligible market, (vii) any shares of Common Stock to be issued in connection with the event requiring determination (or, in connection with a redemption, issuable upon conversion of the notes to be redeemed in the event requiring this determination at the conversion price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without violating the exchange cap and, assuming solely for the purpose of this clause (vii), that such holder together with the other attribution parties do not then hold any shares of Common Stock “long” (as defined in Regulation SHO of the Exchange Act), would not result in a violation of the maximum percentage hereof (provided (A) satisfaction of this clause (vii) shall be measured on a holder by holder basis, such that failure of this condition as to one holder shall not be deemed failure of this condition as to any other holder and (B) in connection with a redemption, if the Company elects in its sole discretion to deliver notice of such redemption to the affected holder and all other holders (whether or not affected) in accordance with the indenture at least 65 calendar days prior to the applicable date of redemption, the Company may assume for purposes of determining whether a violation of the maximum percentage would occur that, in addition to the assumption regarding not holding shares “long” noted above, that the maximum percentage of every holder is 9.99%); (viii) such applicable holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like (provided, satisfaction of this clause (viii) shall be measured on a holder by holder basis, such that failure of this condition as to one holder shall not be deemed failure of this condition as to any other holder) , (ix) on the applicable date of determination (A) no failure to have the applicable Required Minimum Securities Amount of shares of Common Stock reserved by the Company and available to be issued pursuant to the indenture shall exist or be continuing (an “Authorized Share Failure”) and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or, in connection with a redemption, issuable conversion of the notes to be redeemed in the event requiring this determination at the conversion price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) the Company shall have no knowledge of any fact that would reasonably be expected to cause both (1) any registration statement required to be filed pursuant to the registration rights agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of shares of Common Stock in accordance with the terms of the registration rights agreement and (2) any shares of Common Stock issuable upon conversion of the notes or exercise of the warrants (without regard to any limitations on conversion or exercise with respect thereto) to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the notes, other issuance of securities with respect to the notes and exercise of the warrants) or the Company to not be in compliance with the requirements of Rule 144(c)(1), including, without limitation, satisfying the current public information requirement under Rule 144(c) and (xi) no Volume Failure Exists.

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“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $400,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Issue Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

Merger, consolidation or sale of assets

The Company will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another person or group of affiliated persons, except that the Company may consolidate or merge with, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another person if (i) we are the surviving person or the resulting, surviving or successor person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and such person (if not the Company) expressly assumes by supplemental indenture all obligations of the Company under the indenture, including payment of the principal and interest on the notes, and the performance and observance of all of the covenants and conditions of the indenture to be performed by the Company, (ii) immediately after giving effect to such transaction, no default under the indenture has occurred and is continuing, (iii) if, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, (x) the notes would become convertible pursuant to the terms of the indenture into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation, and (y) such resulting, surviving, transferee or successor corporation is a wholly owned subsidiary of the issuer of such securities into which the notes have become convertible, such other issuer will fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the notes, and (iv) other conditions specified in the indenture are met. Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the resulting, surviving, transferee or successor person will succeed to, and may exercise every right and power of, the Company under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the notes, except in the case of a lease of all or substantially all of its properties and assets.

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Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

Events of default

Each of the following is an event of default under the indenture:

(1)	default by us in any payment of interest, including additional interest, if any, on the notes when due and payable and the default continues for 15 days;

(2)	default by us in the payment of principal of any note when due and payable at its stated maturity, upon required purchase in connection with a fundamental change, upon declaration of acceleration or otherwise;

(3)	failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, including the delivery of shares and payment of the Early Conversion Payment, if applicable, and the default continues for three business days;

(4)	failure by us to give a fundamental change notice as described under “—Fundamental change permits holders to require us to purchase notes” when due and the default continues for five business days;

(5)	failure by us to comply with the covenants described under the caption “— Merger, consolidation or sale of assets;”

(6)	failure by us in the performance of any other covenant or agreement in the notes or in the indenture that continues for a period of 60 days after we receive written notice from the trustee or from holders of at least 25% in principal amount of the outstanding notes as provided in the indenture;

(7)	default by us or any of our subsidiaries with respect to any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (or the payment of which is guaranteed by the us or any of our subsidiaries, whether such indebtedness or guarantee now exists, or will hereafter be created, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default or (b) results in the acceleration of such indebtedness prior to its express maturity and, in each case in clause (a) or (b), the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness that has not been paid when due, or the maturity of which has been so accelerated, aggregates $1.5 million or more;

(8)	a final judgment for the payment of $1.5 million or more (excluding any amounts covered by insurance or bond) rendered against us or any of our subsidiaries by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

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(9)	certain events of bankruptcy, insolvency, or reorganization relating to us or any of our significant subsidiaries (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that, in the aggregate, would constitute such a significant subsidiary.

The trustee will not be charged with knowledge of any fact, default or event of default with respect to the notes unless either (i) a responsible officer of the trustee will have actual knowledge of such default or event of default or (ii) written notice of such fact, default or event of default will have been given by us or by the holders of at least 25% of the aggregate principal amount of the notes and received by a responsible officer of the trustee and references the indenture and the notes. Delivery of reports to the trustee will not constitute knowledge of, or notice to, the trustee of the information contained therein.

If an event of default occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid interest, including additional interest, if any, on, all the notes to be due and payable plus, except to the extent prohibited by applicable law, a payment equal to the remaining scheduled payments of interest that would have been made on the notes from the date of the event of default until the first to occur of the maturity date and September 23, 2019. Upon such a declaration, such principal and accrued and unpaid interest, including additional interest, if any, will be due and payable immediately. In case of an event of default with respect to us (but not with respect to any of our significant subsidiaries or any group of subsidiaries that, in the aggregate, would constitute a significant subsidiary) described in clause (9) above, 100% of the principal of and accrued and unpaid interest, including any additional interest, on the notes will automatically become due and payable plus the same additional payment noted above for other defaults.

Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “ —Reports” will, (i) for the first 180 days after the occurrence of such an event of default (which, for the avoidance of doubt, will not occur until the notice of default has been provided, and the related 60-day period has passed) consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes and (ii) for the next 180 days after the expiration of such 180-day period, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. If we so elect, such additional interest will be payable on all outstanding notes from, and including, the date on which such event of default first occurs to, but excluding, the 360th day thereafter (or such earlier date on which the event of default relating to a failure to comply with such requirements has been cured or waived or ceases to exist). On the 361st day following the event of default relating to the reporting obligations under the indenture, if such event of default has not been cured or waived prior to such 361st day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default, and are separate and distinct from, and in addition to, the obligation to pay additional interest in the circumstances described below under “—Registration rights.” To the extent we elect to pay additional interest, it will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes.

In order to elect to pay additional interest on the notes as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent in writing of such election on or before the close of business on the date on which such event of default first occurs (which, for the avoidance of doubt, will not occur until the notice of default has been provided, and the related 60-day period has passed). If we fail to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to (i) nonpayment of principal of, or interest on, including additional interest, if any, any note or in the payment of amounts due upon required purchase in connection with a fundamental change of any note; (ii) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right; or (iii) any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected) and rescind any such acceleration with respect to the notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing events of default have been cured or waived.

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In addition, each holder of notes will have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change purchase price on the fundamental change purchase date, if applicable) of;

•	accrued and unpaid interest, including additional interest, if any, on; and

•	the consideration due upon conversion of such holder’s notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates will not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including additional interest, if any, when due, or to enforce the right to receive delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(10)	such holder has previously given the trustee written notice that an event of default is continuing;

(11)	holders of at least 25% in principal amount of the outstanding notes have requested that the trustee pursue the remedy;

(12)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(13)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(14)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care and skill that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it against all losses, liability and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal of, or interest on, any note, or a default in the delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

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Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate for the notes from the required payment date.

Modification and amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least two-thirds of the aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in principal amount of notes whose holders must consent to an amendment of the indenture or to waive any past default;

(2)	reduce the rate of, or extend the stated time for payment of, interest, including additional interest, if any, on any note;

(3)	reduce the principal of, or extend the stated maturity of, any note;

(4)	make any change that impairs or adversely affects the conversion rights of any note as determined in good faith by us;

(5)	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in a currency other than that stated in the note;

(7)	impair the right of any holder to receive payment of principal of, and interest, including additional interest, if any, on, such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8)	change the ranking of the notes; or

(9)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions of the indenture.

Without the consent of any holder, we and the trustee may amend the indenture to:

(10)	cure any ambiguity, omission, defect or inconsistency determined in good faith by us as evidenced in an Officer’s Certificate;

(11)	provide for the assumption by a successor corporation of the obligations of the Company under the indenture;

(12)	add guarantees with respect to the notes;

(13)	secure the notes;

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(14)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(15)	make any change that does not adversely affect the rights of any holder determined in good faith by us as evidenced in an Officer’s Certificate;

(16)	increase the conversion rate or provide for a change to reference property as provided in the indenture;

(17)	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee; or

(18)	conform the provisions of the indenture to the “Description of Notes” section in the private placement memorandum used in connection with the original issuance of the Notes as evidenced in an Officer’s Certificate.

In addition, the limitations in the indenture on our ability to incur Secured Debt or Unsecured Debt, or make Restricted Payments, may not be amended or waived without the prior consent of the holders of at least two- thirds of the aggregate principal amount of notes then outstanding.

Amendments regarding the maximum percentage are not permitted, and amendments regarding the exchange cap are only permitted under limited circumstances, and require the approval of Nasdaq.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture and the notes by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, on any fundamental change purchase date, upon conversion or otherwise, cash or shares of our common stock (in the case of any conversion) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

We or our agents will be responsible for making all calculations called for under the notes or the indenture except as otherwise provided for above. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, VWAPs, the exchange cap, accrued interest payable on the notes, any additional interest payments on the notes, the Early Conversion Payment and the conversion rate of the notes. We or our agents will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of the notes. We or our agents will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of the notes upon the written request of that holder.

Reports

The indenture governing the notes provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than any portion thereof subject to confidential treatment pursuant to applicable SEC rules and regulations) must be filed by us with the trustee within 15 days after the same are filed with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

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Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on Officer’s Certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or website under the indenture, or participate in any conference calls.

Rule 144A information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or the shares of our common stock delivered upon conversion of the notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such notes or such shares of our common stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or such shares of our common stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes or such shares of our common stock may reasonably request from time to time to enable such holder or beneficial owner to sell such notes or such shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Trustee

U.S. Bank National Association is the initial trustee, registrar, paying agent and conversion agent for the notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by, and construed in accordance with, the laws of the State of New York.

Paying and paying agents

The paying agent means any person (including the Company) authorized by the Company to pay the principal amount of, interest on, including additional interest, or the fundamental change purchase price of, any notes on behalf of the Company. U.S. Bank National Association shall initially be the paying agent. We may designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

The principal amount of certificated notes shall be payable at the corporate trust office and at any other office or agency maintained by the Company for such purpose. Interest on certificated notes will be payable (1) to holders holding certificated notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the holders of such notes and (2) to holders holding certificated notes having an aggregate principal amount of more than $1,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application will remain in effect until the holder notifies, in writing, the registrar to the contrary. We will pay principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

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Subject to the requirements of any applicable abandoned property laws, regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to note holders will be repaid to us. After that two-year period, the note holders may look only to us for payment and not to the trustee, any other paying agent or anyone else and the trustee shall be relieved of any liability.

Transfer and exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes. A holder of notes may not sell or otherwise transfer notes or shares of our common stock issuable upon conversion of notes except in compliance with the provisions set forth below under “Transfer Restrictions.” We are not required to transfer or exchange any note surrendered for conversion or repurchase by us in the circumstances described under “—Fundamental change permits holders to require us to purchase notes.”

Registration rights

As a former shell company under SEC’s Rule 144(i), in order for Rule 144 to be used to resell our securities, we are subject to the current public information requirement on an evergreen basis for the 12 months preceding the date of sale, even if the sale occurs more than one year after the closing of this offering. In addition, Rule 144(i) requires that Form 10 information would need to be filed with the SEC with respect to the notes in order for such securities to be eligible for Rule 144(b)(i) resales. Accordingly, since Rule 144(b)(i) is not expected to be available (nor DTC’s “Mandatory Exchange Platform” under such rule), we agreed to file, and have declared effective under the Securities Act of 1933, this resale registration statement as described below to enable resales of the notes and to enable an unrestricted CUSIP to be assigned after the effectiveness of such registration statement. We will be required to pay additional interest in connection with certain failures to keep a registration statement available for resales, as described below.

In addition to resales pursuant to an effective registration statement, you may also resell your notes and warrants pursuant to applicable exemptions from the registration requirements of the Securities Act, including Rule 144A; however, as noted, we do not expect that Rule 144 will be available for resales of notes (resales of underlying common stock can be made under Rule 144, subject to compliance with the added Rule 144(i) restrictions, since we have filed Form 10 information with respect to our common stock).

Registration Rights Agreement

We, the guarantors and the initial purchaser have entered into a registration rights agreement for the benefit of the holders of the notes and warrants. Pursuant to the registration rights agreement, we have agreed to file this registration statement to cover the resale of the notes, the shares of our common stock issuable upon conversion of the notes, the warrants and the shares of our common stock issuable upon exercise of the warrants, or in connection with an Early Conversion Payment on the notes (collectively, the “Registrable Securities”).

If we fail to comply with certain of our obligations under the registration rights agreement, additional interest will be payable on the notes at a rate equal to 1.00% per annum of the principal amount of notes outstanding. This includes failing to comply with the filing and effectiveness dates for the registration statement, if the registration statement ceases to be useable other than during a permitted deferral period or due to updates relating to the holders or warrantholders, failing after the six-month anniversary of the closing to file any document or report that is required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports to be filed on Form 8-K). We shall notify the trustee in writing of any additional interest due prior to the applicable interest payment date. If the trustee does not receive such notice, the trustee shall assume no additional interest is due.

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We will use our reasonable best efforts to keep this or a successor registration statement effective until the earlier of (i) the date on which there are no outstanding Registrable Securities, (ii) the date on which all of the notes, warrants, and the shares of common stock underlying each have been sold pursuant to this registration statement or pursuant to Rule 144 under the Securities Act, or (iii) March 28, 2021.

We will provide to each holder of Registrable Securities copies of the prospectus that is part of the shelf registration statement, notify each holder when this shelf registration statement has become effective and take certain other actions required to permit public resales of the Registrable Securities.

Upon written notice to all the holders of Registrable Securities, we will be permitted to suspend the use of the prospectus that is part of the shelf registration statement in connection with sales of Registrable Securities during prescribed periods of time if we possess material non-public information the disclosure of which would have a material adverse effect on us. The periods during which we can suspend the use of the prospectus may not exceed a total of 20 consecutive days or more than 60 days, in aggregate, during any 360-day period. Upon receipt of such notice, the holders of notes will be required to cease disposing of securities under the prospectus and to keep the notice confidential.

A holder who elects to sell any Registrable Securities pursuant to the shelf registration statement is required to be named as a selling security holder in the related prospectus, may be required to deliver a prospectus to purchasers, may be subject to certain civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

We will mail a notice and questionnaire to the holders of Registrable Securities not fewer than 30 calendar days prior to the time we intend in good faith to have the shelf registration statement declared effective. No holder of Registrable Securities will be entitled to be named as a selling security holder in the shelf registration statement, and no holder of Registrable Securities will be entitled to use the prospectus that is part of the shelf registration statement for offers and resales of Registrable Securities at any time, unless such holder has returned a completed and signed notice and questionnaire to us by the deadline for response set forth in the notice and questionnaire. Holders of Registrable Securities will, however, have at least ten business days from the date on which the notice and questionnaire is first mailed to them to return a completed and signed notice and questionnaire to us.

The restrictions on transfer described above that apply to the notes, the warrants or to common stock issuable upon conversion of such notes apply to shares of common stock issued in connection with an Early Conversion Payment with respect to the notes, and upon the common stock issuable upon exercise of the warrants.

We will not, and will not permit any of our subsidiaries to, resell any of the notes or warrants that have been reacquired by us or any of them.

The notes and warrants will each be issued with a restricted CUSIP number. Until such time as we notify the trustee in writing to remove the restrictive legends from the notes and the warrants, the restricted CUSIP numbers will be the CUSIP numbers for the notes and the warrants. At such time as we notify the trustee to remove the restrictive legends from the notes and the warrants, such legends will be deemed removed from any global note and any global warrant, and unrestricted CUSIP numbers will be deemed to be the CUSIP numbers for the notes and the warrants, subject to the procedures of DTC.

The provisions of the registration rights agreement described in this paragraph are separate and distinct from, and in addition to, the obligation to pay additional interest if we so elect under the circumstances described above under “—Events of default”; provided, however, that in no event will the aggregate amount of additional interest payable pursuant to the second paragraph under “—Registration Rights” and the provisions described above under “—Events of default” exceed 1.00% per annum. Any additional interest payable pursuant to the provisions of the indenture described in this paragraph will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes.

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Global notes, book-entry form

The notes (other than notes issued to the affiliated investors) are evidenced by a global note. We have deposited the global note with DTC’s custodian and registered the global note in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co. as the nominee of DTC is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay interest on, or the purchase price of, a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or the fundamental change purchase date, as the case may be. Neither we, the trustee, the registrar, custodian, conversion agent nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

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Neither we, the trustee, registrar, custodian, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction. DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC participants or indirect participants in DTC.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related global notes in accordance with procedures of DTC only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we in our sole discretion determine that that global note will be exchangeable for physical, certificated securities and notify the trustee in writing of our decision; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issues in physical, certified form.

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DESCRIPTION OF THE WARRANTS

We issued the warrants under a warrant agreement dated as of the first date of original issuance of the warrants, September 28, 2016 (the “warrant agreement”) between us and U.S. Bank National Association, as warrant agent (the “warrant agent”). The terms of the warrants include those expressly set forth in the warrant agreement. You may read the warrant agreement and the registration rights agreement at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” above.

The following description is a summary of the material provisions of the warrants and the warrant agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the warrants and the warrant agreement, including the definitions of certain terms used in the warrant agreement. We urge you to read the warrant agreement and the registration rights agreement because they, and not this description, define the rights as a holder of the warrants.

Unless context otherwise requires, for purposes of this description of warrants, references to “the Company,” “Digital Turbine, Inc.,” “we,” “our” and “us” refer only to Digital Turbine, Inc. and not to its subsidiaries.

General

Each of the 4,355,600 warrants offered hereby represents the right to purchase one share of our common stock, par value $0.0001 per share, at an initial exercise price of $1.364 per share, subject to the net share settlement provisions described below under the heading “—Exercise and Settlement of the warrants.” The exercise price of the warrants is subject to adjustment from time to time as described below under the heading “—Adjustments to the warrants.”

We and U.S. Bank National Association, as warrant agent, are parties to a warrant agreement dated as of September 28, 2016 related to the warrants offered under this prospectus.

The warrants were originally issued in the form of a global warrant, but in certain limited circumstances may be represented by warrants in certificated form; additionally, the warrants are DTC eligible and will have an unrestricted CUSIP number in connection with the effectiveness of this registration statement.

Exercise and Settlement of the warrants

The initial exercise price applicable to each warrant is $1.364 per share of our common stock, subject to adjustment as described below under the heading “—Adjustments to the warrants.” The warrants may be exercised, in whole or in part, at any time prior to 5:00 p.m., New York City time, on September 23, 2020 (the “expiration date”). Any warrants not exercised prior to such time will expire unexercised and worthless.

If the warrants are in certificated form, to exercise a warrant, the warrantholder must surrender the warrant certificate evidencing such warrant to the warrant agent, complete and manually sign the exercise notice on the back of the warrant, deliver such notice to the warrant agent and pay any applicable transfer taxes. If the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of DTC. The date on which a warrantholder complies with the requirements for exercise in respect of a warrant is the “exercise date” for such warrant, unless such day is not a trading day in which case it will be the next trading day or, if such date is after the expiration date, the immediately preceding trading day.

For each warrant exercised for cash, the warrantholder shall pay the related exercise price by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the warrant agent prior to the settlement date. Following receipt by the warrant agent of such exercise price, the Company shall cause to be delivered to the warrantholder one share of our common stock, together with cash in respect of any fractional warrant. All funds received by the warrant agent upon exercise of a warrant shall be deposited by the warrant agent for the account of the Company.

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The warrantholder may elect at any time to exercise such warrant on a “net share settlement” basis rather than on a cash exercise basis. In the event of such a net share settlement, the exercise price will be paid by the withholding by us of that number of shares of our common stock equal to the related exercise and the issuance of only the net number of remaining shares issuable under the related warrants. As a result, an exercising warrantholder will be entitled to receive on the settlement date for each warrant being exercised a number of shares of our common stock (the “net share amount”) (which in no event will be less than zero) equal to (A) the net share settlement price (as defined below) on the relevant exercise date, minus the exercise price, divided by (B) such net share settlement price. We will pay cash in lieu of delivering fractional shares of our common stock as described below. The settlement date for an exercised warrant will be the third trading day immediately following the exercise date for such warrant.

The “net share settlement price” means, as of any date, the volume weighted average price per share of our common stock for the 20 trading days prior to the date of determination of the net share settlement price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the NASDAQ Capital Market, or if our common stock or such other security is not listed on the NASDAQ Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which our common stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of our common stock during such 20 trading day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by our Board of Directors. If our common stock is not traded on the NASDAQ Capital Market or any U.S. national securities exchange or quotation system, the “net share settlement price” will be the price per share of our common stock that we could obtain from a willing buyer for shares of our common stock sold by us from authorized but unissued shares of our common stock, as such prices are reasonably determined in good faith by our Board of Directors or a duly authorized committee thereof.

A “trading day” means (i) if the applicable security is listed on the NASDAQ Capital Market, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the NYSE, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the NYSE, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any business day.

A “business day” any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the warrant agent is authorized or required by law or executive order to close or be closed.

We will not issue fractional shares of our common stock upon any exercise of the warrants. If any fractional share of our common stock would be issuable upon exercise of any warrant or warrants by any warrantholder, we will pay the warrantholder cash in lieu of such fractional share valued at the net share settlement price as of the relevant exercise date. If more than one warrant is exercised at one time by the same warrantholder, the number of full shares of our common stock issuable upon exercise thereof will be computed on the basis of all warrants (including any fractional warrants) so exercised.

In connection with the delivery of shares of our common stock to an exercising warrantholder:

•	if such shares of our common stock are in book-entry form at DTC, we will (or will cause the transfer agent to) deliver such shares of our common stock by electronic transfer to such warrantholder’s account, or any other account as such warrantholder may designate, at DTC or the relevant DTC participant; or

•	if such shares of our common stock are not in book-entry form at DTC, we will (or will cause the transfer agent to) deliver to or upon the order of such warrantholder a certificate or certificates, in each case for the number of full shares of our common stock to which such warrantholder is entitled, registered in such name or names as may be directed by such warrantholder.

A warrantholder will not be required to pay any documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of our common stock upon the exercise of warrants and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising warrantholders; provided, however, that a warrantholder will be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any warrant certificates or other securities in a name other than that of the registered holder of the warrant certificate surrendered upon exercise of the warrant. We will not be required to issue or deliver such certificates or other securities unless and until all taxes, if any, payable by a warrantholder have been paid.

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We have no plans to list the warrants on any trading market.

Issuance and Beneficial Ownership Limitations

Stock Exchange Cap on Issuances. No warrantholder shall have the right to exercise any warrant, to the extent that after giving effect to such exercise, the issuance of shares of common stock pursuant to such exercise would exceed that aggregate number of shares of common stock which we may issue, in aggregate, pursuant to the terms of all notes and warrants without breaching our obligations under the rules or regulations of our principal market (the “exchange cap”).

The term “principal market” means, as of the date hereof, the NASDAQ Capital Market or from time to time the principal national securities exchange or over-the-counter market where the common stock is then traded.

The exchange cap will not apply in the event we obtain (i) the approval of our stockholders in accordance with the applicable rules of the principal market for issuances of shares of common stock in excess of such amount or (ii) a written determination from such principal market that such approval is not required. We have agreed to call and hold a stockholders’ meeting to seek such stockholder approval not later than January 15, 2017 and are further obligated to seek an approval if approval is not obtained at such meeting. However, we cannot be certain that our stockholders will grant the stockholder approval. Until such approval is obtained, no warrantholder shall be issued in the aggregate, upon conversion of any notes or exercise of any of the warrants or otherwise pursuant to the terms of the indenture or under the warrant agreement, shares of our common stock in an amount greater than the product of (i) the exchange cap multiplied by (ii) the quotient of (A) the aggregate number of shares of our common stock underlying the notes and warrants initially purchased by such warrantholder from the initial purchaser on, and determined as of, the issue date (for clarity, as if the Notes and Warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) divided by (B) the aggregate number of shares of our common stock underlying the all notes and all warrants initially purchased by all warrantholders from the initial purchaser on, and determined as of, the issue date (for clarity, as if the Notes and Warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) (with respect to each warrantholder, the “exchange cap allocation”).

In the event that any warrantholder shall sell or otherwise transfer any of such warrantholder’s notes and/or warrants, the transferee shall be allocated a pro rata portion of such warrantholder’s exchange cap allocation based on the relative number of underlying shares determined as of the issue date with respect to such portion of such notes and warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the exchange cap allocation so allocated to such transferee. Upon conversion and exercise in full of a warrantholder’s notes and warrants, the difference (if any) between such warrantholder’s exchange cap allocation and the number of shares of our common stock actually issued to such warrantholder upon such warrantholder’s conversion in full of such warrantholder’s notes and exercise in full of such warrants shall be allocated to the respective exchange cap allocations of the remaining holders of notes and warrantholders of warrants on a pro rata basis in proportion to the shares of our common stock then underlying the notes and warrants held by each such holder and warrantholders at such time.

In the event that we are prohibited from issuing shares of our common stock pursuant to the exchange cap (the “exchange cap shares”), we shall pay cash in exchange for the cancellation of such shares of our common stock at a price equal to the product of (x) such number of exchange cap shares and (y) the simple average of the daily VWAP for our common stock for the 10 consecutive VWAP trading days ending on and included the VWAP trading day immediately prior to the conversion date (the “exchange cap share cancellation amount”); provided, that no exchange cap share cancellation amount shall be due and payable to the warrantholder to the extent that (x) on or prior to the third trading day immediately following the conversion date, the exchange cap allocation of a warrantholder is increased (whether by assignment by a warrantholder of notes and/or warrants or all, or any portion, of such warrantholder's exchange cap allocation or otherwise) (an “exchange cap allocation increase”) and (y) after giving effect to such exchange cap allocation increase, we deliver the applicable exchange cap shares to the holder (or its designee) on or prior to the third trading day immediately following the conversion date.

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Beneficial Ownership Limitation on Exercises. No warrantholder shall have the right to exercise any warrant to the extent that after giving effect to such exercise, and pursuant to the terms of all notes and warrants, the warrantholder together with the other attribution parties collectively would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by the warrantholder and the other attribution parties shall include the number of shares of common stock held by the warrantholder and all other attribution parties plus the number of shares of common stock issuable upon exercise of the warrants proposed to be exercised by such warrantholder, but shall exclude the number of shares of common stock which would be issuable upon the exercise of any other warrant or upon the conversion of any notes beneficially owned by the warrantholder or any of the other attribution parties to the extent subject to a limitation on conversion or exercise analogous to this limitation. The term “beneficial ownership” shall be as calculated in accordance with Section 13(d) the Exchange Act and the term “attribution party” means, collectively, (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the warrantholder's investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the warrantholder or any of the foregoing, and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the warrantholder's and the other attribution parties for purposes of Section 13(d) of the Exchange Act.

Upon delivery of a written notice to us, a warrantholder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the maximum percentage will not be effective until the 61st day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such warrantholder and the other attribution parties and not to any other warrantholder that is not an attribution party of the warrantholder delivering such notice.

If we receive an exercise notice from a warrantholder at a time when the actual number of outstanding shares of common stock is less than the reported outstanding share number, we shall (i) notify the warrantholder in writing of the number of shares of common stock then outstanding and, to the extent that such exercise notice would otherwise cause the warrantholder’s beneficial ownership to exceed the maximum percentage, the warrantholder must notify us of a reduced number of shares of common stock to be acquired pursuant to such exercise notice (the number of shares by which such purchase is reduced, the “reduction shares”) and (ii) as soon as reasonably practicable, we shall return to the warrantholder any exercise price paid by the warrantholder for the reduction shares.

In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any warrants and notes, by the warrantholder and any other attribution party since the date as of which the reported outstanding share number was reported. In the event that the issuance of shares of common stock to the warrantholder upon exercise of a warrant results in the warrantholder and the other attribution parties being deemed to beneficially own, in the aggregate, more than the maximum percentage of the number of outstanding shares of common stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the warrantholder’s and the other attribution parties’ aggregate beneficial ownership exceeds the maximum percentage (the “excess shares”) shall be deemed null and void and shall be cancelled ab initio, and the warrantholder shall not have the power to vote or to transfer the excess shares. As soon as reasonably practicable after the issuance of the excess shares has been deemed null and void, we shall return to the warrantholder the exercise price paid by the warrantholder for the excess shares.

No Rights as Stockholders

Warrantholders will not be entitled, by virtue of holding warrants, to vote, to consent, to receive dividends, if any, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders until (and then only to the extent) such holders become holders of record of the shares of our common stock issued upon settlement of the warrants.

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Each person in whose name any shares of common stock are issued will be deemed to have become the holder of record of such shares as of the exercise date. However, if any such date is a date when our stock transfer books are closed, such person will be deemed to have become the record holder of such shares as of 5:00 p.m. New York City time on the next succeeding date on which our stock transfer books are open.

Adjustments to the warrants

Adjustments to the Exercise Price

The exercise price for the warrants will be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	OS0
OS1

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment will become effective immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this clause (a) is declared or announced but not so paid or made, the exercise price will again be adjusted to the exercise price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b) The dividend or distribution to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, rights or warrants to purchase our securities or our assets or property or cash (excluding any ordinary cash dividends declared by our Board of Directors or a duly authorized committee thereof and excluding any dividend, distribution or issuance covered by clauses (a) or (b) above), in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	SP0 - FMV
SP0

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

SP0	=	the current market price; and

FMV	=	the fair market value (as determined in good faith by our Board of Directors or a duly authorized committee thereof), on the ex-date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness or property, rights or warrants so distributed or the amount of cash (other than in the case of ordinary cash dividends declared by our Board of Directors or a duly authorized committee thereof) expressed as an amount per share of our outstanding common stock.

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Such decrease will become effective immediately after the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the exercise price will again be adjusted to be the exercise price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (b) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the NASDAQ Capital Market or any other national securities exchange or market, then the exercise price will instead be adjusted based on the following formula:

EP1	=	EP0 x	MP0
MP0 + FMV 0

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

FMV0	=	the average of the closing sale prices (as defined below) of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days commencing on, and including, the third trading day after the ex-date for such dividend or distribution; and

MP0	=	the average of the closing sale prices of our common stock over 10 consecutive trading days commencing on, and including, the third trading day after the ex-date for such dividend or distribution.

Such decrease will become effective immediately after the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the exercise price will again be adjusted to be the exercise price which would then be in effect if such distribution had not been declared or announced.

Notwithstanding the foregoing, if an exercise price adjustment becomes effective on any ex-date as described above and a warrantholder that has exercised its warrants on or after such ex-date and on or prior to the related record date (as defined below) would be treated as the record holder of the shares of our common stock as of the related exercise date as described under “—No Rights as Stockholders” above based on an adjusted exercise price for such ex-date, then, notwithstanding the foregoing exercise price adjustment provisions, the exercise price adjustment relating to such ex-date will not be made for such exercising warrantholder. Instead, such warrantholder will be treated as if such warrantholder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

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The “current market price” means, in connection with a dividend, issuance or distribution, the volume weighted average price per share of our common stock for the 20 trading days ending on, but excluding, the earlier of the date in question and the trading day immediately preceding the ex-date for such dividend, issuance or distribution, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the NASDAQ Capital Market, or if our common stock or such other security is not listed on the NASDAQ Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which our common stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of our common stock during such 20 trading day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by our Board of Directors or a duly authorized committee thereof and reasonably acceptable to the warrant agent. If our common stock is not traded on the NASDAQ Capital Market or any U.S. national securities exchange or quotation system, the “current market price” will be the price per share of our common stock that we could obtain from a willing buyer for shares of our common stock sold by us from authorized but unissued shares of our common stock, as such price is reasonably determined in good faith by our Board of Directors or a duly authorized committee thereof.

The “ex-date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

The “closing sale price” means, as of any date, the last reported per share sales price of a share of our common stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the NASDAQ Capital Market, or if our common stock or such other security is not listed on the NASDAQ Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which our common stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, our Board of Directors or a duly authorized committee thereof will make a good faith determination of the closing sale price.

(c) If we issue or sell shares of our common stock in a qualified financing at a price per share less than the applicable exercise price on the trading day immediately preceding such issuance or sale, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x	(OS0 + Y)
(OS0 + X)

where:

EP0 = the exercise price in effect immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

EP1 = the exercise price in effect immediately after the open of business on the date of such issuance or sale (or deemed issuance);

OS = the number of shares of common stock outstanding immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

X = the total number of shares of common stock issued or sold (or deemed issued) on such date; and

Y = the number of shares of common stock equal to the quotient of (A) the aggregate purchase price of the shares of common stock issued or sold (or deemed issued) and (B) the exercise price of the warrants on the trading day immediately preceding such issuance or sale (or deemed issuance).

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The term “qualified financing” means the sale by us of shares of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, provided that a qualified financing shall not include any of the following issuances by us: (i) shares of our common stock or options to purchase shares of our common stock issued to directors, officers, employees of or consultants of the Company or our subsidiaries for services rendered to the Company as described in the warrant agreement, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the warrantholders’ interests in the warrants; (ii) shares of our common stock issued upon the conversion or exercise of convertible securities or warrants (other than options covered by clause (i) above) issued prior to the issue date, provided that the conversion price of any such convertible securities or warrants (other than options covered by clause (i) above) is not lowered other than pursuant to anti-dilution (including price-based anti-dilution) features that are currently in existence as of the issue date and are not amended after the issue date, none of such convertible securities or warrants (other than options covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities or warrants (other than options covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the warrantholders’ interests in the warrants; (iii) the shares of our common stock issuable upon conversion of the notes or otherwise pursuant to the terms of the notes; (iv) the shares of our common stock issuable upon exercise of the warrants; and (v) shares of our common stock, options, warrants and convertible securities issued pursuant to equipment purchases, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by our Board of Directors, (y) the purchaser or acquirer of such shares of our common stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing persons, and (z) the number or amount (as the case may be) of such shares of our common stock issued to such person by us shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by us (as applicable).

“approved stock plan” means any and all currently existing or future equity incentive plans or agreements providing for issuance, upon approval by our board of directors or a duly authorized committee or delegee thereof, of shares of our common stock, options to purchase our common stock or other securities of, or exchangeable for, the Company to the employees, officers, directors and/or consultants of the Company or its subsidiaries, in each case, that are approved by shareholders or are inducement plans under the rules and regulations of the principal market.

For the purpose of the above calculation, the number of shares of common stock outstanding immediately prior to the open of business on the date of such issuance or sale shall be calculated on a fully diluted basis, as if all then outstanding options, warrants and other convertible securities had been fully exercised or converted (and the resulting securities fully converted into shares of common stock, if so convertible) as of such date.

In the event we issue any options or convertible securities or fix a record date for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of common stock issuable upon the exercise of such options or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities, shall be deemed to be shares of common stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date. The consideration per share received by us for shares of Common Stock deemed to have been issued pursuant to this paragraph relating to options and convertible securities shall be determined by dividing:

(1) the total amount, if any, received or receivable by us as consideration for the issuance of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to us upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

(2) the maximum number of shares of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

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Notwithstanding the foregoing, if the terms of any option or convertible security, the issuance of which resulted in an adjustment to the exercise price of the warrants, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such option or convertible security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such option or convertible security) to provide for either (i) any increase or decrease in the number of shares of common stock issuable upon the exercise, conversion and/or exchange of any such option or convertible security or (ii) any increase or decrease in the consideration payable to us upon such exercise, conversion and/or exchange, then effective upon such increase or decrease becoming effective, the exercise price of the warrants computed upon the original issue of such option or convertible security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such exercise price as would have obtained had such revised terms been in effect upon the original date of issuance of such option or convertible security other than with respect to any warrants that have been exercised prior to the date of any such actions.

Prohibition on Variable Rate Transactions

Prior to September 23, 2017, we have agreed not to issue or sell or enter into any agreement to issue or sell, any common stock, options, warrants or convertible securities, after September 28, 2016, that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and also exclusive of such formulations reflecting customary price-based anti-dilution provisions.

Adjustments to the Number of warrants

Concurrently with any adjustment to the exercise price described in paragraphs (a) to (b) under “—Adjustments to the Exercise Price” above, the number of warrants will be adjusted such that the number of warrants in effect immediately following the effectiveness of such adjustment will be equal to the number of warrants in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the exercise price in effect immediately prior to such adjustment and (ii) the denominator of which is the exercise price in effect immediately following such adjustment.

Discretionary Adjustments

We may from time to time, to the extent permitted by law and subject to applicable rules of the NASDAQ Capital Market, decrease the exercise price and/or increase the number of warrants by any amount for any period of at least 20 days. In that case, we will give the warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice will state the decreased exercise price and/or increased number of warrants and the period during which the decrease and/or increase will be in effect. We may make such decreases in the exercise price and/or increases in the number of warrants, in addition to those set forth above, as our Board of Directors or a duly authorized committee thereof deems advisable, including to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Restrictions on Adjustments

Except in accordance with the exercise price adjustment provisions above, the exercise price and the number of warrants for any warrant certificate will not be adjusted for the issuance by us of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

In addition, neither the exercise price nor the number of warrants will be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

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•	for a change in the par value of our common stock;

•	to the extent that the adjustment would reduce the exercise price below the par value per share of our common stock; or

•	if we make provisions for the warrantholders to participate in any transaction described above under the heading “—Adjustments to the Exercise Price” without exercising their warrants on the same basis as holders of our common stock and with notice that our Board of Directors or a duly authorized committee thereof determines in good faith to be fair and appropriate.

No adjustment will be made to the exercise price, nor will any corresponding adjustment be made to the number of warrants, unless the adjustment would result in a change of at least 1% of the exercise price; provided that any adjustments that are less than 1% of the exercise price will be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the exercise price, will be made (i) annually, on July 10 of each year, (ii) immediately prior to the time of any exercise of warrants and (ii) five business days prior to the expiration date, unless, in each case, such adjustment has already been made.

If we take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon our plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the exercise price or the number of warrants then in effect will be required by reason of the taking of such record.

Certain Distributions of Rights and warrants; Stockholder Rights Plan

Rights or warrants distributed by us to all holders of our common stock, including under any stockholder rights plan (i.e., a poison pill), entitling the holders of our common stock to subscribe for or purchase shares of our capital stock, which rights or warrants, until the occurrence of a trigger event (a “trigger event”):

•	are deemed to be transferred with such shares of our common stock;

•	are not exercisable; and

•	are also issued in respect of future issuances of our common stock;

shall be deemed not to have been distributed for the purposes of the adjustments described above (and no adjustment to the exercise price or the number of warrants will be made) until the occurrence of the earliest trigger event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if required) to the exercise price and the number of warrants shall be made (subject in all respects to the restrictions described in the last paragraph of this subsection).

If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (subject in all respects to the restrictions described in the last paragraph of this subsection).

In addition, except as set forth in the last paragraph of this subsection, in the event of any distribution (or deemed distribution) of rights or warrants, or any trigger event or other event (of the type described in the immediately preceding paragraph) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the exercise price and the number of warrants under “—Adjustment of the warrants” was made (including any adjustment contemplated in the last paragraph of this subsection): (i) in the case of any such rights or warrants that will all have been redeemed or repurchased without exercise by the holders thereof, the exercise price and the number of warrants will be readjusted upon such final redemption or repurchase to give effect to such distribution or trigger event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of our common stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of our common stock as of the date of such redemption or repurchase; and (ii) in the case of such rights or warrants that will have expired or been terminated without exercise by the holders thereof, the exercise price and the number of warrants will be readjusted as if such rights and warrants had not been issued.

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If we have a stockholder rights plan under which any rights are issued and it provides that each share of our common stock issued upon exercise of warrants at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights, then, prior to the separation of such rights from our common stock, the exercise price and the number of warrants will not be adjusted as described above. If, however, prior to any exercise of a warrant, such rights have separated from our common stock, the exercise price and the number of warrants will be adjusted at the time of separation as if we dividended or distributed to all holders of our common stock, our capital stock, evidences of our indebtedness, certain rights or warrants to purchase our securities or our other assets as described in paragraph (c) under “—Adjustments to the Exercise Price” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Deferral of Adjustments

In any case in which an adjustment to the exercise price under paragraphs (a) to (b) under “—Adjustments to the Exercise Price” above provides that an adjustment will become effective immediately after (i) the open of business on the ex-date for an event or (ii) the effective date (in the case of a subdivision or combination of our common stock) (each a “determination date”), we may elect to defer, until the later of the date the adjustment to the exercise price and number of warrants can be definitively determined and the occurrence of the applicable adjustment event (as defined below), (A) issuing to the warrantholder of any warrant exercised after such determination date and before the occurrence of such adjustment event, the additional shares of our common stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such adjustment event over and above our common stock issuable upon such exercise before giving effect to such adjustment and (B) paying to such warrantholder any amount in cash in lieu of any fractional share of our common stock or fractional warrant. For purpose of this paragraph, “adjustment event” means in any case referred to in clause (i) or clause (ii) hereof, the occurrence of such event.

Notice of Adjustments; Calculations Final

Whenever the exercise price or the number of warrants is adjusted, we will promptly notify the warrantholders of such adjustment.

We will be responsible for making all calculations called for under the warrants. These calculations include, but are not limited to, the exercise date, the current market price, the closing sale price, the net share settlement price, the exercise price, the number of warrants and the number of shares of our common stock or units of reference property (as defined below), if any, to be issued upon exercise of any warrants. We will make the foregoing calculations in good faith and, absent manifest error, our calculations will be final and binding on the warrantholders. We will provide a schedule of our calculations to the warrant agent.

Failure to have Sufficient Authorized Shares

We have agreed to keep reserved for issuance a number of shares of our common stock at least equal to 100% of the maximum number of shares of common stock as shall be necessary to satisfy the number of shares under the warrants then outstanding (without regard to any limitations on exercise). This required reserve amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the warrantholders based on number of shares of common stock issuable upon exercise of warrants held by each warrantholder on the closing date. In the event that a warrantholder shall sell or otherwise transfer any of such warrantholder’s warrants, each transferee shall be allocated a pro rata portion of such warrantholder’s authorized share allocation.

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If we fail to maintain sufficient authorized shares, then we have agreed to immediately take all action necessary to increase the authorized shares and, upon any exercise of a warrant to the extent as would be limited as to the issuance of common stock due to such authorized share failure, we have agreed, in addition to a settlement of the warrant in common stock to the extent not limited by an authorized share failure, to pay, within three (3) business days of the exercise date, an amount of cash in exchange for the cancellation of such warrants for shares of Common Stock that cannot be issued to the warrantholder at a price equal to the sum of the product of (x) such number of common stock that cannot be issued due to the authorized share failure and (y) the simple average of the daily VWAP for common stock for the ten consecutive VWAP trading days ending on and included the VWAP trading day immediately prior to the exercise date net of the related exercise price for such related shares of common stock that would have otherwise been issued (as may be adjusted to give effect for any related net share settlement in lieu of a full exercise of such warrant). We have also agreed to hold a meeting of our stockholders within sixty (60) days of the occurrence of such failure for the approval of an increase in the number of authorized shares of common stock.

“daily VWAP” means the per share volume-weighted average price of the common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[APPS <equity> AQR]” (or any successor thereto if such page it not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP trading day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose). The daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“VWAP trading day” means (a) a day on which (i) there is no VWAP market disruption event and (ii) trading in the common stock generally occurs on the relevant stock exchange or (b) if the common stock (or any other security for which a daily VWAP must be determined) is not listed or traded on any exchange or other market, a business day.

“VWAP market disruption event” means (a) the relevant stock exchange fails to open for trading or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the common stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the common stock or in any options contracts or future contracts relating to the common stock.

Consolidation, Merger and Sale of Assets

Subject to the rights of the warrantholders (see “Fundamental Transactions” below), we may, without the consent of the warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of us and our subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

•	the successor assumes all of our obligations under the warrant agreement and the warrants; and

•	we provide written notice of such assumption to the warrant agent.

Fundamental Transactions

If, at any time while any warrants remain outstanding and unexercised a “fundamental transaction” occurs, then, and in such event only if such fundamental transaction is consummated and in full satisfaction of any and all amounts otherwise payable upon exercise of such unexercised warrant, we or any successor entity (as the case may be) shall be obligated to redeem, and the warrantholder shall have the right to receive, an amount equal to the Black Scholes value of such unexercised warrant less the exercise price. Payment of such amounts shall be made by us or such successor entity (or at their direction) to the warrantholder on or prior to the third business day after the later to occur of (x) the date of the consummation of such fundamental transaction or (y) the date that the Black Scholes value has been determined in accordance with the terms of the warrant agreement (but in no event later than ten business days after the date of the consummation of such fundamental transaction).

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A “fundamental transaction” means (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s subsidiaries or the Company’s or the Company’s subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors; (ii) the consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the common stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of common stock entitled to vote generally in the election of the Company’s directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of common stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not, in either case, be a Fundamental Transaction (provided, however, that if a transaction occurs that constitutes a Fundamental Transaction under both clause (i) and clause (ii) above, such transaction will be treated solely as a Fundamental Transaction under clause (ii) above) or (iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company.

The “Black Scholes value” means the value of the unexercised portion of a warrant remaining on the date of a warrantholder’s request pursuant to the warrant agreement, which value shall be determined by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and shall be calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share of common stock equal to the greater of (1) the weighted average closing sale price of the common stock during the period beginning on the trading day immediately preceding the public announcement of the applicable fundamental transaction and ending on the third trading day immediately prior to the date of the consummation of the applicable fundamental transaction (provided, however, that if the consummation of the applicable fundamental transaction occurs prior to any public announcement of the applicable fundamental transaction, then such period shall be the 20 trading day period immediately preceding the third trading day prior to the consummation of the applicable fundamental transaction) and (2) the sum of the price per share being offered in cash in the applicable fundamental transaction (if any) plus the value of the non-cash consideration being offered in the applicable fundamental transaction (if any), (ii) a strike price equal to the exercise price in effect on the first business day immediately following the period referenced in the foregoing clause (i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to seven years, (iv) a zero cost of borrowing; (v) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (A) the public disclosure of the applicable fundamental transaction or (B) the consummation of the applicable fundamental transaction and (vi) such other assumptions as may be determined by such independent investment bank.

We are required to provide each warrantholder with written notice of any fundamental Transaction no later than 20 days prior to the anticipated closing date of such fundamental transaction.

If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the warrantholder, if such warrantholder does timely exercise a warrant on or prior to the closing of such fundamental transaction shall be given the same choice as to the consideration available to holders of common stock, subject to the same terms and conditions, if any, otherwise applicable to holders of common stock.

Modification and Waiver

The warrant agreement may be modified or amended by us and the warrant agent, without the consent of the holder of any warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in the warrant agreement; provided that such modification or amendment does not adversely affect the interests of the warrantholders in any respect.

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Modifications and amendments to the warrant agreement or to the terms and conditions of warrants may also be made by us and the warrant agent, and noncompliance with any provision of the warrant agreement or warrants may be waived, with the written consent of the warrantholders of warrants representing at least two-thirds of the aggregate number of warrants at the time outstanding.

However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each warrantholder affected:

•	change the expiration date;

•	increase the exercise price or decrease the number of warrants (except as explicitly set forth under “—Adjustments to the warrants”);

•	impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any warrant;

•	impair or adversely affect the exercise rights of warrantholders, including any change to the calculation or payment of the net share amount;

•	deprive any warrantholder of any economic rights that are expressly provided pursuant to the warrant agreement and/or the warrants; or

•	reduce the percentage of warrants outstanding necessary to modify or amend the warrant agreement.

In addition, there are additional restrictions on the modification of the exchange cap and maximum percentage, similar to those that apply to the notes. See “Description of Notes.”

We May Acquire warrants

We may, except as limited by applicable law, at any time purchase or otherwise acquire warrants at such times, in such manner and for such consideration as we may deem appropriate and will have agreed with the holder of such warrants provided that we have agreed that we will not reissue or resell such reacquired warrants.

Governing Law

The validity, interpretation and performance of warrants and the warrant agreement are governed by New York law without giving effect to the principles of conflicts of laws thereof.

Information Regarding the warrant agent

Under the warrant agreement, U.S. Bank National Association is appointed to act as the warrant agent on our behalf in connection with the transfer, exchange, substitution, exercise and cancellation of the warrants and required to maintain a register recording the names and addresses of all registered holders of warrants. The warrant agent received a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving willful misconduct or gross negligence and arising out of its service as warrant agent. The warrant agent and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Global warrants, Book-Entry, Settlement and Clearance

The Global warrants

The warrants (other than the warrants issued to the affiliated investors) are in the form of one or more global warrants registered as specified in the warrant agreement. Each of the global warrants have been deposited with the warrant agent as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

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Except as set forth below, a global warrant may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global warrant may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. We expect that under procedures established by DTC:

•	upon deposit of a global warrant with DTC’s custodian, DTC will credit portions of the aggregate number of warrants of the global warrant to the accounts of the DTC participants designated by the depositor; and

•	ownership of beneficial interests in a global warrant will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global warrant).

Beneficial interests in a global warrant may not be exchanged for warrants in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global warrants

All interests in the global warrants will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global warrant, that nominee will be considered the sole owner or holder of such global warrant for all purposes under the warrant agreement. Except as provided below, owners of beneficial interests in a global warrant will:

•	will not be entitled to have warrant certificates registered in their names;

•	will not receive or be entitled to receive a physical, certificated warrant; and

•	will not be considered the owners or holders of the global warrant

As a result, each investor who owns a beneficial interest in a global warrant must rely on the procedures of DTC to exercise any rights of a holder of a warrant under the warrant agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

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Payments with respect to the warrants represented by a global warrant will be made by the warrant agent to DTC’s nominee as the registered holder of the global warrant. Neither we nor the warrant agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global warrant, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global warrant will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the number of warrants represented by the global warrant to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Certificated warrants

A global warrant registered in the name of DTC or its nominee will be exchanged for certificated warrants only if (i) DTC (A) has notified us that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by us within 90 days; or (ii) DTC is at any time unwilling or unable to continue as depositary and a successor to DTC is not able to be appointed by us within 90 days; or (iii) we in our sole discretion determine that a global warrant will be exchangeable for physical, certificated securities and notify the warrant agent in writing of our decision.

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SELLING SECURITY HOLDERS

The registration statement, of which this prospectus forms a part, relates to the possible resale of the notes, warrants, and common stock underlying each of the notes and the warrants, by the selling security holders named below. The notes and warrants were originally issued to BTIG, LLC (the “initial purchaser”) pursuant to an Initial Purchaser Agreement, dated September 23, 2016 (the “initial purchaser agreement”). Pursuant to the initial purchaser agreement, we sold $16 million aggregate principal amount of the notes and also issued warrants expiring in 2020 to purchase 4,355,600 shares of our common stock. Such notes and warrants are convertible or exercisable, respectively, into an aggregate of 16,085,840 shares of common stock. We have also included up to an additional 6,432,475 shares of common stock that may be issued as part of an early conversion payment in the event of an early conversion of the notes in the event we are permitted to, and elect to, make such payment in the form of shares of our common stock in lieu of cash. Such additional number of shares is calculated based upon the Indenture and an assumed early conversion in full on December 19, 2016. Pursuant to the registration rights agreement entered into between us and the initial purchaser for the benefit of the selling security holders, we agreed to file a registration statement, of which this prospectus forms a part, for the purpose of registering for resale the notes, warrants, and common stock underlying each of the notes and the warrants issued to the initial purchaser.

The tables and footnotes below sets forth certain information known to us, based upon written representations from the selling security holders, with respect to the selling security holders and the beneficial ownership of our notes, warrants and shares of common stock underlying each held by the selling security holders as of December 19, 2016. The “Shares of Common Stock Beneficially Owned Prior to Offering” column includes the outstanding shares of common stock offered by this prospectus and the maximum number of shares of our common stock issuable upon exercise of the notes and warrants in full for cash. Because the selling security holders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling security holders, or the amount or percentage of shares of our common stock that will be held by the selling security holders upon termination of any particular offering. Registration of the shares under the Securities Act does not require the selling security holders to sell any of the shares. See “Plan of Distribution.” For purposes of the table below, we assume that the selling security holders will sell all of their respective shares of common stock offered by this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling security holders have sole voting and investment power with respect to all notes, warrants, and shares of common stock that it beneficially owns, subject to applicable community property laws. Unless otherwise described in this prospectus, to our knowledge, the selling security holders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the selling security holders, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer.

Notes and Warrants Offered

Selling Security Holder	Principal Amount of Notes Owned	% of Outstanding Notes	Number of Warrants Offered	% of Outstanding Warrants
BTIG, LLC (1)	0	*	250,000	5.74%
Heights Capital Management, Inc. (2)	$1,750,000	10.94%	449,050	10.31%
Equitec Proprietary Markets, LLC (3)	$500,000	3.12%	128,300	2.94%
Intracoastal Capital, LLC (4)	$500,000	3.12%	128,300	2.94%
Pine River Master Fund Ltd. (5)	$6,000,000	37.50%	1,539,600	35.35%
Talkot Fund, L.P. (6)	$1,000,000	6.25%	256,600	5.89%
Wolverine Flagship Fund Trading Limited (7)	$2,000,000	12.50%	513,200	11.78%
Daiwa America Strategic Advisors Corporation (8)	$3,000,000	18.75%	769,800	17.67%
BRC Partners Opportunity Fund (9)	$500,000	3.12%	128,300	2.94%
Punch Micro Cap Partners, LLC (10)	$750,000	4.69%	192,450	4.42%

* Denotes less than 1%.

(1) BTIG, LLC is a broker-dealer managed by Condor Trading LP, a limited partnership, which is managed by Condor GP LLC, a limited liability company. BTIG, LLC was the sole book runner in the private placement of the $16 million aggregate principal amount of the notes and the accompanying warrants and received the 250,000 warrants as compensation for such services. Scott Kovalik and Steven Starker have voting or investment control with respect to the 250,000 warrants.

(2) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the securities held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. Heights Capital Management, Inc. is an affiliate of a broker-dealer. We understand that Heights Capital Management, Inc. acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, Heights Capital Management, Inc. did not have any arrangements or understanding with any person to distribute such securities.

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(3) Equitec Proprietary Markets, LLC (“EPM”) is a broker-dealer managed by Equitec Group, LLC and, consequently, is deemed an underwriter. EPM has not provided investment banking services to the Company. EPM has informed the Company that the securities were acquired, and will be sold, for EPM’s own account. Daniel Asher (“Mr. Asher”) has voting control and investment discretion over the securities held by EPM. Mr. Asher is also a manager of Intracoastal Capital LLC (“Intracoastal”), and has shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. In the aggregate, Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 2,974,709 of the Company’s ordinary shares, which consists of (i) 1,582,939 of the Company’s ordinary shares held by EPM (ii) 366,570 of the Company’s ordinary shares issuable upon conversion of Convertible Debenture held by EPM ($500,000 principal), (iii) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by EPM, (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM, (v) 366,570 of the Company’s ordinary shares issuable upon conversion of a Convertible Debenture held by Intracoastal ($500,000 principal), (vi) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by Intracoastal, (vii) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. We understand that EPM acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein EPM did not have any arrangements or understanding with any person to distribute such securities.

(4) Mitchell P. Kopin (“Mr. Kopin”) and Mr. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Mr. Asher also has voting control and investment discretion over the securities held by EPM. In the aggregate, Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 2,974,709 of the Company’s ordinary shares, which consists of (i) 1,582,939 of the Company’s ordinary shares held by EPM (ii) 366,570 of the Company’s ordinary shares issuable upon conversion of a Convertible Debenture held by EPM ($500,000 principal), (iii) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by EPM, (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM, (v) 366,570 of the Company’s ordinary shares issuable upon conversion of the Convertible Debenture held by Intracoastal ($500,000 principal), (vi) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by Intracoastal, (vii) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. In the aggregate, Mr. Kopin may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 695,885 of the Company’s ordinary shares, which consists of (i) 366,570 of the Company’s ordinary shares issuable upon conversion of a Convertible Debenture held by Intracoastal ($500,000 principal), (ii) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by Intracoastal, (iii) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. Mr. Asher, who is manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. We understand that Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understanding with any person to distribute such securities.

(5) Pine River Master Fund Ltd. is managed by Pine River Capital Management L.P. Brian Taylor, Manager and President of Pine River Capital Management LLC, the general partner of Pine River Capital Management L.P., the investment manager of Pine River Master Fund Ltd., has voting or investment power over the securities reported herein that are held by Pine River Master Fund Ltd.

(6) Talkot Fund, L.P. is managed by Talkot Capital, LLC. Thomas B. Akin is the Managing Member of the General Partner (Talkot Capital, LLC).  Accordingly, Thomas B. Akin holds investment control over the shares held by Talkot Fund, LP.

(7) Wolverine Flagship Fund Trading Limited is managed by Wolverine Asset Management, LLC as its investment manager, which is wholly owned by Wolverine Holdings, L.P. Voting or investment control over the securities held by Wolverine Flagship Fund Trading Limited is held by Christopher Gust, managing director of Wolverine Trading Partners, Inc., which is the general partner of Wolverine Holding, L.P. Mr. Gust is one of the two controlling shareholders of Wolverine Trading Partners, Inc. Wolverine Flagship Fund Trading Limited is an affiliate of a broker-dealer and we understand that Wolverine Flagship Fund Trading Limited acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Wolverine Flagship Fund Trading Limited did not have any arrangements or understanding with any person to distribute such securities.

(8) Voting or investment control over the securities held by Daiwa America Strategic Advisors Corporation (“Daiwa”) are held by the following directors and executive officers of Daiwa: Takayuki Sawano, Chairman and CEO, Naoki Suzuki, President and COO, and H. Lake Wise, Vice Chairman. Daiwa is an affiliate of a broker-dealer and we understand that Daiwa acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Daiwa did not have any arrangements or understanding with any person to distribute such securities.

(9) BRC Partners Opportunity Fund is an affiliate of a broker-dealer. We understand that BRC Partners Opportunity Fund acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, BRC Partners Opportunity Fund did not have any arrangements or understanding with any person to distribute such securities.

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(10) Punch Micro Cap Partners, LLC is managed by Punch & Associates Investment Management, Inc., which is managed by Howard D. Punch, Jr. Voting or investment control over the securities held by Punch Micro Cap Partners, LLC is held by Howard D. Punch, Jr. and John C. Carraux.

Shares of Our Common Stock Offered (underlying the Notes and Warrants)

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares	Shares Owned After Offering (2)
Selling Security Holder	Shares	%	Offered(1)	Shares	%
BTIG, LLC (3)	250,000	*	250,000	0	*
Heights Capital Management, Inc. (4)	2,435,597	3.66	2,435,597	0	*
Equitec Proprietary Markets, LLC (5)	2,974,709	4.46	695,885	1,582,939	2.37
Intracoastal Capital, LLC (6)	2,974,709	4.46	695,885	1,582,939	2.37
Pine River Master Fund Ltd. (7)	8,350,618	12.53	8,350,618	0	*
Talkot Fund, L.P. (8)	1,391,770	2.09	1,391,770	0	*
Wolverine Flagship Fund Trading Limited (9)	2,783,539	4.18	2,783,539	0	*
Daiwa America Strategic Advisors Corporation (10)	4,225,309	6.34	4,175,309	50,000	*
BRC Partners Opportunity Fund (11)	695,885	1.04	695,885	0	*
Punch Micro Cap Partners, LLC (12)	1,043,827	1.57	1,043,827	0	*

* Denotes less than 1%.

(1)	The amounts set forth in this column are the numbers of shares of common stock that may be offered by the selling security holder using this prospectus including shares underlying the notes and warrants owned by the selling security holder. These amounts do not represent any other shares of our common stock that the selling security holder may own beneficially or otherwise.

(2)

Assumes the sale of all of the shares offered by the selling security holder pursuant to this prospectus, including all of the shares of our common stock issuable upon exercise of the notes and warrants.  Based on 66,634,006 shares, which is the total number of shares of our common stock outstanding as of September 30, 2016.

(3)	BTIG, LLC is a broker-dealer managed by Condor Trading LP, a limited partnership, which is managed by Condor GP LLC, a limited liability company. BTIG, LLC was the sole book runner in the private placement of the $16 million aggregate principal amount of the notes and the accompanying warrants and received the 250,000 warrants as compensation for such services. Scott Kovalik and Steven Starker have voting or investment control with respect to the 250,000 shares of common stock.

(4)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the securities held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. Heights Capital Management, Inc. is an affiliate of a broker-dealer. We understand that Heights Capital Management, Inc. acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, Heights Capital Management, Inc. did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes 703,552 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

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(5)	Equitec Proprietary Markets, LLC (“EPM”) is a broker-dealer managed by Equitec Group, LLC and, consequently, is deemed an underwriter. EPM has not provided investment banking services to the Company. EPM has informed the Company that the securities were acquired, and will be sold, for EPM’s own account. Daniel Asher (“Mr. Asher”) has voting control and investment discretion over the securities held by EPM. Mr. Asher is also a manager of Intracoastal Capital LLC (“Intracoastal”), and has shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. In the aggregate, Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 2,974,709 of the Company’s ordinary shares, which consists of (i) 1,582,939 of the Company’s ordinary shares held by EPM (ii) 366,570 of the Company’s ordinary shares issuable upon conversion of Convertible Debenture held by EPM ($500,000 principal), (iii) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by EPM, (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM, (v) 366,570 of the Company’s ordinary shares issuable upon conversion of a Convertible Debenture held by Intracoastal ($500,000 principal), (vi) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by Intracoastal, (vii) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. We understand that EPM acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein EPM did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes 402,030 shares of common stock that may be issued upon the early conversion of the notes by EPM and Intracoastal based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(6)	Mitchell P. Kopin (“Mr. Kopin”) and Mr. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Mr. Asher also has voting control and investment discretion over the securities held by EPM. In the aggregate, Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 2,974,709 of the Company’s ordinary shares, which consists of (i) 1,582,939 of the Company’s ordinary shares held by EPM (ii) 366,570 of the Company’s ordinary shares issuable upon conversion of a Convertible Debenture held by EPM ($500,000 principal), (iii) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by EPM, (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM, (v) 366,570 of the Company’s ordinary shares issuable upon conversion of the Convertible Debenture held by Intracoastal ($500,000 principal), (vi) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by Intracoastal, (vii) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. In the aggregate, Mr. Kopin may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 695,885 of the Company’s ordinary shares, which consists of (i) 366,570 of the Company’s ordinary shares issuable upon conversion of a Convertible Debenture held by Intracoastal ($500,000 principal), (ii) 201,015 of the Company’s ordinary shares issuable upon payment of interest of the Convertible Debenture held by Intracoastal, (iii) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. Mr. Asher, who is manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. We understand that Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes 402,030 shares of common stock that may be issued upon the early conversion of the notes by Intracoastal and EPM based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(7)	Pine River Master Fund Ltd. is managed by Pine River Capital Management L.P. Brian Taylor, Manager and President of Pine River Capital Management LLC, the general partner of Pine River Capital Management L.P., the investment manager of Pine River Master Fund Ltd., has voting or investment power over the securities reported herein that are held by Pine River Master Fund Ltd. The amount of shares of common stock beneficially owned prior to this offering also includes 2,412,178 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(8)	Talkot Fund, L.P. is managed by Talkot Capital, LLC. Thomas B. Akin is the Managing Member of the General Partner (Talkot Capital, LLC). Accordingly, Thomas B. Akin holds investment control over the shares held by Talkot Fund, LP. The amount of shares of common stock beneficially owned prior to this offering also includes 402,030 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(9)	Wolverine Flagship Fund Trading Limited is managed by Wolverine Asset Management, LLC as its investment manager, which is wholly owned by Wolverine Holdings, L.P. Voting or investment control over the securities held by Wolverine Flagship Fund Trading Limited is held by Christopher Gust, managing director of Wolverine Trading Partners, Inc., which is the general partner of Wolverine Holding, L.P. Mr. Gust is one of the two controlling shareholders of Wolverine Trading Partners, Inc. Wolverine Flagship Fund Trading Limited is an affiliate of a broker-dealer and we understand that Wolverine Flagship Fund Trading Limited acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Wolverine Flagship Fund Trading Limited did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes 804,059 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(10)	Voting or investment control over the securities held by Daiwa America Strategic Advisors Corporation (“Daiwa”) are held by the following directors and executive officers of Daiwa: Takayuki Sawano, Chairman and CEO, Naoki Suzuki, President and COO, and H. Lake Wise, Vice Chairman. Daiwa is an affiliate of a broker-dealer and we understand that Daiwa acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Daiwa did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes 1,206,089 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(11)	BRC Partners Opportunity Fund is an affiliate of a broker-dealer. We understand that BRC Partners Opportunity Fund acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, BRC Partners Opportunity Fund did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes 201,015 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

(12)	Punch Micro Cap Partners, LLC is managed by Punch & Associates Investment Management, Inc., which is managed by Howard D. Punch, Jr. Voting or investment control over the securities held by Punch Micro Cap Partners, LLC is held by Howard D. Punch, Jr. and John C. Carraux. The amount of shares of common stock beneficially owned prior to this offering also includes 301,522 shares of common stock that may be issued upon the early conversion of the notes based upon calculations that assumed an early conversion on December 19, 2016, as calculated under the Indenture.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership, and disposition of the notes, the warrants and the shares of the common stock underlying the notes and the warrants. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations. Changes to, or differing interpretations of, any of the foregoing authorities subsequent to the date of this prospectus may affect the tax consequences described herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to any matters discussed in this section. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. If you are considering the purchase of the offered securities, you should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion applies only to notes that you purchase at the original “issue price.” Further, this discussion is limited to investors who hold securities as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address any alternative minimum tax considerations; the potential application of the Medicare contribution tax on net investment income; any U.S. federal tax consequences other than income tax consequences discussed herein or any U.S. federal estate, gift or generation skipping tax considerations; any state, local or foreign tax law; or any differing tax consequences applicable to special classes of investors, including but not limited to:

•	banks, thrifts or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	dealers or traders in securities;

•	insurance companies;

•	retirement plans;

•	persons holding the offered securities as part of a “straddle”, hedge, conversion or other integrated transaction;

•	persons deemed to sell notes or common stock under constructive sale provisions of the Code;

•	partnerships or other entities classified as a partnership for U.S. federal income tax purposes, or a partner in such partnership;

•	tax-exempt entities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	certain former citizens or residents of the U.S.;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

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•	Non-U.S. holders (as defined below) that own, or are deemed to own, more than 5% of the common stock, or Non-U.S. holders that, on the date of any acquisition of any notes, own notes with a fair market value of more than 5% of the fair market value of the common stock.

As used herein, you are a “U.S. holder” if you hold any offering security and are:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it is subject to primary supervision of a U.S. court and the control of one or more U.S. persons, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, you are a “Non-U.S. holder” if you are not a U.S. holder and hold any offering security. Special rules apply to certain Non-U.S. Holders (or their owners), such as:

•	a nonresident alien individual;

•	a foreign corporation;

•	a partnership or other pass-through entity for U.S. federal income tax purposes; or

•	a foreign estate or trust.

You may not be a Non-U.S. holder if you are a nonresident alien individual present in the United States for 183 days or more in a taxable year, or if you are a former citizen or former long term resident of the United States, in any of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences of owning or disposing of a note, warrant or share of the common stock.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds any of the offered securities, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding such securities should consult their tax advisors.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, INCLUDING ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, THE WARRANTS, OR THE SHARES OF OUR COMMON STOCK UNDERLYING THE NOTES AND THE WARRANTS ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Tax Considerations of the notes

Characterization of the notes

For U.S. federal income tax purposes, we intend to treat the notes as indebtedness that is subject to the “contingent debt regulations,” as described below. We intend to apply the contingent debt regulations to the notes because of the possibility of our making contingent payments on the notes that we believe are neither “remote” nor “incidental” within the meaning of the contingent debt regulations, including payments of contingent interest resulting from our election to pay interest in shares of our common stock. No assurances, however, can be provided that such characterization as contingent payment debt or our determination of the “projected payment schedule” (as described below) will be respected by the IRS or a court.

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Certain aspects of the application of the contingent debt regulations are uncertain and holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the notes. For example, pursuant to a different treatment, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a note into common stock, and may recognize capital gain or loss upon a taxable disposition of a note.

The remainder of this discussion assumes the treatment set forth above will apply to the notes.

U.S. Holders of notes

Interest Accruals on the notes

Pursuant to the contingent debt regulations, each year a U.S. holder will be required to include in income original issue discount adjusted in the manner described below, regardless of such U.S. holder’s usual method of tax accounting. Such original issue discount will be based on the comparable yield to maturity of the notes. This amount will differ from the interest payments actually received by a U.S. holder.

Pursuant to the contingent debt regulations the amount of original issue discount for each accrual period prior to and including the maturity date of the notes equals:

•	the product of (a) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (b) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. holder held the notes.

The “issue price” of a note is the first price at which a substantial amount of the notes is sold for money to the public. The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes.

The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. We have determined, solely for U.S. federal income tax purposes, that the comparable yield for the notes is 15%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the actual yield could be materially greater or less than the comparable yield determined by us.

The contingent debt regulations require that we provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as the projected payment schedule) on the notes. This schedule must produce a yield to maturity that equals the comparable yield to maturity. The projected payment schedule includes estimates for contingent interest payments (including additional payments resulting from our ability to pay interest in shares of our stock) and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and the amount of any cash) received by a U.S. holder upon conversion will be treated as a contingent payment. U.S. holders may obtain the comparable yield and projected payment schedule by submitting a written request for such information to us at: Digital Turbine, Inc. 5885 Hollis Street, Suite 100, Emeryville, California 94608, Attention: Investor Relations.

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A U.S. holder generally will be required to follow our determination of the comparable yield and projected payment schedule in determining its interest accruals and the adjustments thereto in respect of the notes for U.S. federal income tax purposes. However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder may determine its own projected payment schedule provided that the holder satisfies certain income tax return disclosure and other requirements set forth in the contingent debt regulations.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. holder’s interest accruals and adjustments to interest accruals with respect of the notes for U.S. federal income tax purposes. The comparable yield and projected payment schedule do not constitute a projection or representation by us regarding the actual amounts that will be paid on the notes, or the value at any time of the common stock into which the notes may be converted.

Adjustments to Interest Accruals on the notes

If, during any taxable year, a U.S. holder of notes receives actual payments with respect to the notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. holder will treat a net positive adjustment as additional interest income in that taxable year. For these purposes, the payments in a taxable year include the fair market value of property (including our common stock) received in that year.

If a U.S. holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. holders interest on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder’s total interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the notes.

Certain U.S. holders will receive IRS Forms 1099—OID, which report interest accruals on their notes. .U.S. holders should be aware that these information statements may not take net negative or positive adjustments into account, and thus may understate or overstate the holders’ interest inclusions. U.S. holders are urged to consult their tax advisors as to whether, and how, such adjustments should be made to the amounts reported on any IRS Form 1099—OID.

Sale, Exchange, Conversion, Redemption or Repurchase of the notes

Generally the sale, exchange, conversion, redemption or repurchase of a note will result in taxable gain or loss to a U.S. holder. The amount of gain or loss on a sale, exchange, conversion, redemption or repurchase of a note will be equal to the difference between:

•	the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any common stock received; and

•	the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the U.S. holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the notes pursuant to the projected payment schedule (without regard to the actual amount paid).

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As previously discussed under “—Adjustments to Interest Accruals on the notes,” to the extent that a U.S. holder has any net negative adjustment carried forward, the U.S. holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the notes.

Gain recognized by a U.S. holder upon a sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and thereafter as capital loss (which will be long-term if the note has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. holder who sells notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

A U.S. holder’s tax basis in common stock received upon conversion of a note will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Distributions

We may adjust the conversion rate of the notes in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing your proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to you.

If we were to make a distribution of cash or property (such as evidences of indebtedness or assets) to stockholders and the conversion rate of the notes were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to you. In addition, any other increase in the conversion rate of the notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change) may, depending on the circumstances, be deemed to be a distribution to you.

In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of shares of the common stock or to holders of the notes, if as a result of such failure the proportionate interest of our stockholders or the holders of the notes (as the case may be) in our assets or earnings and profits is increased, notwithstanding the fact that the U.S. holder does not receive a cash payment.

Any deemed distribution will be taxed in the same manner as an actual distribution. See “—Taxation of Distributions” below. However, it is unclear whether any such deemed distribution would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. Additionally, because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we backup withhold on behalf of a U.S. holder (because such U.S. holder failed to establish any exemption from backup withholding), the withholding agent may set off any such payment against payments of cash and common stock payable on the notes. You should consult your tax advisor as to the tax consequences of receiving constructive dividends.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate with or merge into another entity (as described above under “Description of Notes—Merger, consolidation or sale of assets”). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger or a sale of all or substantially all of our assets could result in a deemed taxable exchange of a note to you and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

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Non-U.S. Holders of notes

Payments on the notes

Subject to the discussion below in this section of the information reporting and backup withholding rules as applied to Non-U.S. holders, no withholding of U.S. federal income tax will apply to interest paid on a note to a Non-U.S. holder under the “portfolio interest exemption,” provided that:

•	you do not own, actually or constructively, ten percent (10%) or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes in in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	you certify on a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that you are not a United States person;

•	such payments are not effectively connected with your conduct of a trade or business in the United States or, if a treaty applies, are not attributable to a permanent establishment maintained by you within the United States (see discussion below under “Certain Tax Considerations Applicable to the notes and the warrants—Effectively Connected Income”); and

•	our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code and we have not been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever is shorter. We believe that we have not been during the past five years, are not, and do not anticipate becoming, a U.S. real property holding corporation; however, no assurance can be given in this regard.

If you cannot satisfy all of these requirements, a 30% withholding tax will apply to interest income on the notes, which will be withheld from payments on the notes, to the extent thereof, unless either (i) an applicable income tax treaty reduces or eliminates such tax and you certify on a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that you are not a United States person and are entitled to the benefits of such treaty or (ii) interest on the notes is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the notes and the warrants—Effectively Connected Income” (in which case you will subject to tax with respect to interest on the notes as described below under “—Certain Tax Considerations Applicable to the notes and the warrants—Effectively Connected Income”). Non-U.S. holders should consult their tax advisors as to the impact of these withholding regulations.

Conversion, Sale, Exchange or Other Disposition of Notes or Shares of our Common Stock

Subject to the discussions below under “—Certain Tax Considerations Applicable to the notes and the warrants—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to the notes and the warrants— FATCA Withholding,” you generally will not be subject to U.S. federal income or withholding tax on gain realized upon conversion, sale, exchange or other disposition of the notes or upon a sale, exchange or other disposition of shares of the common stock received upon a conversion of the notes, unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the Notes and the Warrants—Effectively Connected Income,” or, if a treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States;

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•	in the case that you are a nonresident alien individual, you have been present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

In the case of the second bullet point, above, an individual Non-U.S. holder will be subject to U.S. federal income tax at a 30% rate, or at a lower rate specified in an applicable income tax treaty, on the gain derived from the sale or exchange, which gain may be offset by U.S. source capital losses, even though the holder is not otherwise considered a resident of the United States. In the case of the third bullet point, and as discussed above under “Payments on the notes,” we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Constructive Distributions

As discussed above in relation to U.S. holders, in certain circumstances, you may be deemed to receive a dividend as a result of an adjustment that has the effect of increasing your proportionate interest in our assets or earnings and profits. Any deemed dividend will be taxed in the same manner as an actual dividend. That is, such dividends generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty, subject to the discussions below under “—Certain Tax Considerations Applicable to the notes and the warrants—Effectively Warrants—Effectively Connected Income,” “—Certain Tax Considerations Applicable to the notes and the warrants—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to the notes and the warrants—FATCA Warrants—FATCA Withholding.” In the case of deemed dividends, any such withholding tax may be withheld from subsequent payments of cash or stock on the notes. In order to obtain a reduced rate of withholding under an applicable income tax treaty, you will be required to provide a properly completed and duly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under a treaty. You should consult your tax advisor as to the tax consequences of receiving constructive dividends.

Certain Tax Considerations of the warrants

U.S. Holders of warrants

Conversion, Sale, Exchange or Other Disposition of warrants

In general, a U.S. holder of the warrants will recognize gain or loss upon the sale or exchange of a warrant in an amount equal to the difference between the amount realized (i.e., the amount of cash plus the fair market value of any other property received by the U.S. holder) on the sale or exchange and such holder’s adjusted tax basis in the warrant. In the case of a U.S. holder that acquires a note and warrant(s) as an investment unit, the issue price of the note must be allocated to the note and warrant(s) in proportion to their respective fair market values. Gain or loss attributable to the sale or exchange of the warrants will generally be capital gain or loss, and will be long-term capital gain or loss if such holder’s holding period in respect of the warrants is more than one year. The deductibility of capital losses is subject to limitations.

Exercise of the warrants

The tax consequences of a net share settlement exercise, or cashless exercise, of the warrants are not free from doubt. We expect that the exercise of warrants will be treated for U.S. federal income tax purposes as a recapitalization. In that case, a U.S. holder generally will not recognize gain or loss upon cashless exercise of the warrants except that the receipt of cash in lieu of a fractional share of common stock will generally be treated as if the holder received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the common stock that is allocable to the fractional share. A U.S. holder will have a tax basis in the common stock received upon the exercise of the warrants equal to its tax basis in the warrants, less any amount attributable to any fractional share. See “Sale of warrants” above for a discussion of a U.S. holder’s initial tax basis in the warrants. If the cashless exercise is treated as a recapitalization, the holding period of common stock received upon the exercise of the warrants is expected to include the holder’s holding period for the warrants.

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Despite the foregoing, the IRS could take the position that the cashless exercise of the warrants is not a recapitalization, but rather a taxable exchange resulting in gain or loss. The amount of gain or loss recognized on such deemed exchange and its character as short-term or long-term would depend on the position taken by the IRS regarding the nature of that exchange. As an example, if the IRS takes the position that the U.S. holder is treated as selling a portion of the warrants for cash that is used to pay the exercise price for the warrant, the amount of gain or loss will be the difference between that exercise price deemed paid and such U.S. holder’s basis attributable to the warrants deemed to have been sold. If the U.S. holder is treated as selling warrants, such U.S. holder would have long-term capital gain or loss if it has held the warrants for more than one year. Alternatively, if the U.S. holder is treated as selling underlying shares of our common stock, such U.S. holder would have short-term capital gain or loss. In either case, the holder would also recognize capital gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder’s tax basis attributable to such fractional share. The deductibility of capital losses is subject to limitations.

Rather than the above, the IRS could treat the U.S. holder as exchanging the warrants for shares of our common stock received on exercise in a fully taxable transaction, in which case the amount of gain or loss will be the difference between (i) the fair market value of our common stock (plus any cash in lieu of fractional shares) received on exercise and (ii) the holder’s basis in the warrants. In that case, the U.S. holder would have long-term capital gain or loss if it has held the warrants for more than one year, and would have a tax basis in the shares of our common stock received equal to their fair market value. Long-term capital gain recognized by an individual U.S. holder generally is taxed at preferential rates.

Please consult your tax advisor concerning these and other possible characterizations of the cashless exercise of the warrants.

Expiration of the warrants

Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the holder’s adjusted tax basis in the warrants. Such loss will generally be a capital loss, and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration. The deductibility of capital losses is subject to limitations.

Adjustments Under the warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of warrants represented by each certificate is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of the holder of warrants may be treated as a distribution with respect to any U.S. holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain circumstances, an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the holder to the extent of our current or accumulated earnings and profits, even if the holder does not receive any cash (or other property). In the event of such a deemed taxable distribution, a U.S. holder’s basis in its warrants will be increased by an amount equal to the deemed taxable distribution.

The rules with respect to adjustments are complex, and U.S. holders should consult their tax advisors in the event of an adjustment.

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Non-U.S. Holders of warrants

Conversion, Sale, Exchange or Other Disposition of warrants

Subject to the discussions below under “—Certain Tax Considerations Applicable to the Notes and the Warrants—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to the notes and the warrants— FATCA Withholding,” you generally will not be subject to U.S. federal income or withholding tax on gain realized upon sale, exchange or other disposition of the warrants (including any gain potentially recognizable on an exercise) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the Notes and the Warrants—Effectively Connected Income,” or, if a treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States;

•	in the case that you are a nonresident alien individual, you have been present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (b) you have held, directly or indirectly, at any time during such period, more than 5% of the common stock and (c) you are not eligible for any treaty exemption.

If the Non-U.S. holder is an individual and is described in the first bullet above, such Non-U.S. holder will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. holder was a U.S. holder, as described in “—U.S. holders of warrants—warrants” above. If the Non-U.S. Holder is an individual and is described in the second bullet above, such Non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though such Non-U.S. holder is not considered a resident of the U.S.). If the Non-U.S. holder is a corporate Non-U.S. holder and is described in the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates in the same manner as if it was a U.S. holder and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a rate of 30% (or at such lower rate as may be specified by an applicable income tax treaty).

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Adjustments Under the warrants

To the extent an adjustment to the exercise price at which the common stock may be purchased and/or the number of warrants is treated as a taxable distribution as described under “—U.S. holders of Warrants—Adjustments Under the warrants,” a Non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the deemed taxable distribution (even though no cash will be received), unless the Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, you will be required to provide a properly completed and duly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under a treaty. You should consult your tax advisor as to the tax consequences of receiving constructive dividends

Taxable distributions that are effectively connected with your conduct of a trade or business within the U.S. or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are generally not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. resident. Special certification and disclosure requirements, including the proper completion and due execution of IRS Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding (but not U.S. income taxation generally). If a Non-U.S. holder is a foreign corporation, any such effectively connected distributions received by such Non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

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If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If withholding tax applies, such tax may be set off against shares of our common stock to be delivered upon the exercise of warrants.

U.S. Holders of Shares

Taxation of Distributions

Distributions, if any, paid on shares of our common stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in your income and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your tax basis in your shares of the common stock. Any remaining excess will be treated as a capital gain. If you are a non-corporate U.S. holder, dividends received by you will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements.

Sale, Exchange or Other Taxable Disposition of common stock

Upon the sale, exchange or other taxable disposition of shares of our common stock, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the shares of the common stock. Gain or loss realized on the sale or other taxable disposition of shares of the common stock will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the shares have been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates, with currently a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders of our common stock

Taxation of Distributions

A Non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the taxable distribution, unless the Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable treaty. The taxable portion of a distribution, i.e., the part that constitutes a dividend, is determined in the same manner for both U.S. and non-U.S. holders, except that distributions in excess of the sum of our earnings and profits and your adjusted tax basis in the common stock, will not be subject to U.S. federal income tax as a capital gain or otherwise.

In order to obtain a reduced rate of withholding under an applicable income tax treaty, you will be required to provide a properly completed and duly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under a treaty. You should consult your tax advisor as to the tax consequences of receiving constructive dividends.

Taxable distributions that are effectively connected with your conduct of a trade or business within the U.S. or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are generally not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. resident. Special certification and disclosure requirements, including the proper completion and due execution of IRS Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding (but not U.S. income taxation generally). If a Non-U.S. holder is a foreign corporation, any such effectively connected distributions received by such Non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

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If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Disposition of our common stock

Subject to the discussions below under “—Certain Tax Considerations Applicable to Non-U.S. holders of notes, warrants and our common stock—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to Non-U.S. holders of notes, warrants and our common stock— FATCA Withholding,” you generally will not be subject to U.S. federal income or withholding tax on gain realized upon the sale, exchange or other disposition of shares of the common stock, unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the Notes and the Warrants—Effectively Connected Income,” or, if a treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States;

•	in the case that you are a nonresident alien individual, you have been present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

In the case of the second bullet point, above, an individual Non-U.S. holder will be subject to U.S. federal income tax at a 30% rate, or at a lower rate specified in an applicable income tax treaty, on the gain derived from the sale or exchange, which gain may be offset by U.S. source capital losses, even though the holder is not otherwise considered a resident of the United States. In the case of the third bullet point, and as discussed above under “Payments on the notes,” we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Certain Tax Considerations Applicable to Non-U.S. Holders of notes, warrants and our common stock

FATCA Withholding

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) and applicable Treasury Regulations impose a 30% U.S. federal withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. FATCA also generally imposes a 30% U.S. federal withholding tax on withholdable payments to a nonfinancial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. Such certification is provided on a properly completed and duly executed IRS Form W-8BEN-E (or successor form) under penalties of perjury.

“Withholdable payments” include payments of interest and dividend payments from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States, unless the payments of interest, dividends or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. These withholding and reporting requirements currently apply with respect to interest (including OID) on the notes and dividends on the common stock and will apply to gross proceeds on the sale or other taxable disposition of the notes, warrants or common stock occurring after December 31, 2018. A foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult their own tax advisors regarding the application of withholding under FATCA to the notes and common stock.

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Under certain circumstances, a Non-U.S. holder may be eligible for a refund or credit of such taxes. Prospective holders are encouraged to consult with their tax advisors regarding the possible implications of these rules and implementation of related Treasury Regulations on their investment in the offered securities.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments on the notes, dividends on shares of the common stock and proceeds received from a sale or other taxable disposition of the notes, warrants or shares of the common stock, unless you are an exempt recipient. The reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the notes, warrants or shares of our common stock may also be made available to the tax authorities in the country in which you are a resident under the provisions of an applicable income tax treaty or information sharing agreement.

As a Non-U.S. holder of notes, warrants and/or shares, you may be subject to backup withholding on payments of interest and dividends. U.S. backup withholding (currently at a rate of 28%) is imposed on certain payments to U.S. persons that fail to furnish a taxpayer identification number and to provide the information required under the U.S. information reporting requirements, but also applies to non-U.S. persons in certain cases. As a Non-U.S. holder, you can avoid backup withholding with respect to payments on the notes, distributions on shares of the common stock and proceeds received from a sale or other taxable disposition of the notes, warrants or shares of the common stock if you:

•	furnish to the payor or broker a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable and/or successor forms, certifying, under penalties of perjury, your status as a non-U.S. person;

•	furnish to the payor or broker other documentation, satisfactory in form and content to such person and upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury Regulations; or

•	you otherwise establish an exemption to the satisfaction of the payor or broker.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that the required information or returns are timely filed by the holder with the IRS.

Effectively Connected Income

If you are engaged in a trade or business in the U.S. (or if you maintain a permanent establishment in the U.S. under an applicable tax treaty) and the payments on the notes, distributions on shares of the common stock and proceeds received from a sale, exchange or other taxable disposition of the notes, warrants and/or shares of the common stock are effectively connected with the conduct of that trade or business (or is attributable to a U.S. permanent establishment under an applicable tax treaty), you will be subject to U.S. federal income tax on the interest, dividends and gains on a net income basis in the same manner as if you were a U.S. holder. In that case, you will be exempt from withholding tax on interest, dividends, and certain other payments discussed above, but you must furnish a properly completed and duly executed IRS Form W-8ECI in order to claim the exemption from withholding. You are urged to consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of notes, warrants and shares of the common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a Non-U.S. holder that is a corporation.

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PLAN OF DISTRIBUTION

The selling security holders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell our notes, warrants, and the shares of our common stock underlying each directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The notes, warrants, and the shares of common stock underlying each may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	that are privately-negotiated;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling security holders of derivative securities);

•	through the settlement of short sales;

•	in the case of shares of our common stock, on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including NASDAQ;

•	any other method permitted by applicable law; or

•	any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with sales of the notes, warrants and the shares of common stock underlying each or otherwise, the selling security holders may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the notes, warrants and the shares of common stock underlying each in the course of hedging positions they assume, (ii) sell the notes, warrants and the shares of common stock underlying each short and deliver the notes, warrants and the shares of common stock underlying each to close out short positions, (iii) loan or pledge the notes, warrants and the shares of common stock underlying each to broker-dealers or other financial institutions that in turn may sell the notes, warrants and the shares of common stock underlying each, (iv) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the notes, warrants and the shares of common stock underlying each, which the broker-dealer or other financial institution may resell pursuant to this registration statement, or (v) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

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The aggregate proceeds to the selling security holders from the sale of the notes, warrants, and the shares of common stock underlying each offered by them hereby will be the purchase price of the relevant notes, warrants, and the shares of common stock underlying each less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the notes, warrants, and the shares of common stock underlying each to be made directly or through agents. We will not receive any of the proceeds from this offering. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the warrants offered under this prospectus.

Our common stock is listed for trading on NASDAQ under the symbol “APPS”. There is no public market for the notes or the warrants and we do not intend to list the notes or the warrants on any securities exchange or any quotation system.

In order to comply with the securities laws of some states, if applicable, the notes, warrants, and the shares of common stock underlying each may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the notes, warrants, and the shares of common stock underlying each may not be sold unless (i) the notes, warrants, and the shares of common stock underlying each to be sold have been registered or qualified for sale, or (ii) an exemption from such registration or qualification requirements with respect to such notes, warrants, and the shares of common stock underlying each is available and is complied with.

The selling security holders and any broker-dealers or agents that participate in the sale of the notes, warrants, and the shares of common stock underlying each may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Profits on the sale of the notes, warrants, and the shares of common stock underlying each by selling security holders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of the notes, warrants, and the shares of common stock underlying each by the selling security holders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc. Rule 5110 must not be unfair or unreasonable as determined pursuant to such rule. Selling security holders who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling security holders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the notes, warrants, and the shares of common stock underlying each against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against certain liabilities, including liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in this registration statement.

The selling security holders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the notes, warrants, and the shares of common stock underlying each by the selling security holders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the notes, warrants, and the shares of common stock underlying each to engage in market-making activities with respect to the particular notes, warrants, and the shares of common stock underlying each being distributed for a period of up to five business days before the distribution.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holder and any underwriter, broker-dealer or agent regarding the sale of the notes, warrants, and the shares of common stock underlying each by the selling security holders.

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A selling security holder may decide not to sell any of the notes, warrants, and the shares of common stock underlying each described in this registration statement. We cannot make any assurances that any selling security holder will use this registration statement to sell any or all of the notes, warrants, and the shares of common stock underlying each. Any notes, warrants, and the shares of common stock underlying each which qualify for sale pursuant to an exemption from the registration requirements of the Securities Act, including Rules 144 or 144A thereunder, may be sold pursuant to such exemptions rather than pursuant to this registration statement. In addition, a selling security holder may transfer, devise or gift the notes, warrants, and the shares of common stock underlying each by other means not described in this registration statement to the extent such other means are permitted by the applicable law.

With respect to a particular offering of any of the notes, warrants, and the shares of common stock underlying each, to the extent required, a post-effective amendment to this registration statement will be prepared and will set forth the following information:

•	the notes, warrants, and the shares of common stock underlying each to be offered and sold;

•	the names of the selling security holders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling security holders.

We will pay all of our expenses and certain expenses incurred by the selling security holders incidental to the registration, offering and sale of the notes, warrants, and the shares of common stock underlying each, but each selling security holder will be responsible for its respective share of the payment of any commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

We have agreed with the selling security holders to keep this registration statement effective until the earlier of (i) the date on which there are no outstanding notes, warrants, or shares of common stock underlying each, (ii) the date on which all of the notes, warrants, and the shares of common stock underlying each have been sold pursuant to this registration statement or pursuant to Rule 144 under the Securities Act, or (iii) March 28, 2021.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Manatt, Phelps & Phillips, LLP owns 402,144 shares of common stock and warrants to purchase an additional 23,214 shares of common stock of the Company. Certain matters under Australian law will be passed upon for us by Corrs Chambers Westgarth. Certain matters under Israeli law will be passed upon for us by Herzog Fox & Neeman.

EXPERTS

Our consolidated financial statements as of March 31, 2015 and 2016, and for each of the three years in the period ended March 31, 2016 have been incorporated by reference herein in reliance upon the reports of SingerLewak LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$3,559.87
Accounting fees and expenses	$12,000
Legal fees and expenses	$75,000
Printing and miscellaneous fees and expenses	$5,000
Total	$95,559.87

Item 14.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the Delaware Law provides that the provisions are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our certificate of incorporation, as amended, and the indemnification provision included in our bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145. We have purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes courts to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our certificate of incorporation, as amended, and our bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we enter into indemnification agreements with our officers and directors in the ordinary course.

II-1

Item 15.	Recent Sales of Unregistered Securities

On September 28, 2016, the Company closed the private placement of $16 million aggregate principal amount of the notes. BTIG, LLC was the initial purchaser under the Initial Purchaser Agreement described below. The net proceeds of the offering, after deducting the initial purchaser's discounts and commissions and the estimated offering expenses payable by Digital Turbine, were approximately $14.3 million. The net proceeds from the private placement were used to repay approximately $11 million of secured indebtedness, consisting of approximately $3 million to Silicon Valley Bank and $8 million to North Atlantic Capital, retiring both such debts in their entirety, and will otherwise be used for general corporate purposes.

Initial Purchaser Agreement

The offer and sale of the notes and the accompanying warrants (as detailed below) were made pursuant to an Initial Purchaser Agreement, dated September 23, 2016, among the Company, certain subsidiary guarantors of the Company and BTIG, LLC, as initial purchaser. The Initial Purchaser Agreement includes customary representations, warranties and covenants by Digital Turbine and such subsidiary guarantors.

The Company sold the notes to the initial purchaser at a purchase price of 92.75% of the principal amount thereof. The initial purchaser also received an additional 250,000 warrants on the same terms as the warrants issued with the notes (as detailed below under “Warrant Agreement”) and has the right to receive 2.5% of any cash consideration received by the Company in connection with a future exercise of any of the warrants issued with the notes.

Indenture

The notes were issued under the indenture. The notes are senior unsecured obligations of the Company, and bear interest at a rate of 8.75% per year, payable semiannually in arrears on September 15th and March 15th of each year, beginning on March 15, 2017. The notes are unconditionally guaranteed by certain of the Company’s wholly-owned domestic and foreign subsidiaries, and will mature on September 23, 2020, unless converted, repurchased or redeemed in accordance with their terms prior to such date.

The notes are convertible by the holders at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date, and upon conversion, the holders will receive shares of the Company’s common stock. The initial conversion rate for the notes is 733.14 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $1.364 per share of common stock. The conversion rate and the conversion price is subject to adjustment in certain events as outlined in the indenture.

With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders of the notes will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the notes being converted from the date of conversion until September 23, 2019 (an “Early Conversion Payment”). We may pay the Early Conversion Payment in cash or, subject to certain equity-related conditions set forth in the indenture, in shares of our common stock.

We may redeem the notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the notes been converted on the date of redemption, if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect (but disregarding the effect on such price from certain anti-dilution adjustments) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on the given trading day and (3) we are in compliance with certain other equity-related conditions as set forth in the indenture.

II-2

If we undergo a fundamental change, as described in the Indenture, holders may require us to purchase the notes in whole or in part for cash at a price equal to 120% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the repurchase date. Conversions that occur in connection with a fundamental changes may entitle the holder to receive an increased number of shares of common stock issuable upon such conversion, depending on the date of such fundamental change and the valuation of the Company’s common stock related thereto.

Subject to limited exceptions, the Indenture prohibits us from incurring additional indebtedness at any time while the notes remain outstanding.

The Company has also agreed to hold a special or annual meeting of its stockholders not later than January 15, 2017 to consider resolutions approving the issuance of the shares of common stock underlying the notes and the warrants such that such future issuances shall not be subject to any issuance limitation cap required by The Nasdaq Capital Market in the absence of such stockholder approval. We are required to hold additional meetings if such approval is not obtained.

Warrant Agreement

Each purchaser of the notes also received warrants to purchase 256.60 shares of the Company's common stock for each $1,000 in notes purchased, or up to 4,105,600 warrants in aggregate, in addition to the 250,000 warrants issued to the initial purchaser, as described above. The warrants were issued under a Warrant Agreement, dated as of September 28, 2016, between Digital Turbine, Inc. and US Bank National Association, as warrant agent.

The warrants are immediately exercisable on the date of issuance at an initial exercise price of $1.364 per share and will expire on September 23, 2020. The exercise price is subject to adjustment in certain events as outlined in the Warrant Agreement.

In the event of a fundamental change, as set forth in the Warrant Agreements, the holders can elect to exercise their warrants or to receive an amount of cash under a Black-Scholes calculation of the value of such warrants.

The offer and sale of the notes and the warrants detailed above were made in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In July 2015, the Company issued 117,000 shares of common stock for the settlement of a liability.

In April 2015, the Company issued 452,974 shares of common stock of the Company to Peter Guber, in his capacity as a trustee of the Guber Family Trust, for the cashless exercise of 666,667 warrants granted in June 2010. The securities were issued in reliance upon the exemptions provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act since, among other things, the transaction did not involve a public offering.

On March 6, 2015, the Company entered into a securities purchase agreement with Appia, Inc., a Delaware corporation (“Appia”) and North Atlantic SBIC IV, L.P. (“North Atlantic”) whereby Appia issued to North Atlantic a subordinated debenture in the aggregate principal amount of $8.0 million (“North Atlantic Debt”), retiring a like amount of outstanding debt to North Atlantic and, the Company issued a secured guaranty of the North Atlantic Debt whereby it guaranteed all of Appia’s and the Company’s obligations in connection with the North Atlantic Debt and pledged substantially all of its assets, including its intellectual property, to North Atlantic in support of the North Atlantic Debt. The Company also issued to North Atlantic 200,000 shares of its common stock and a common stock warrant to purchase 400,000 shares of common stock. The warrant has an exercise price of $0.01 per share exercisable for 10 years, but it is not exercisable until the one year anniversary of the closing date of the merger between the Company and Appia and will terminate if the Company repays the North Atlantic Debt prior to such one year anniversary. The securities were issued in reliance upon the exemptions provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act since, among other things, the transaction did not involve a public offering.

II-3

In March 2015, the Company issued 15,000 shares of common stock of the Company to the sellers of DT EMEA as part of the settlement of its contingent liability to sellers pursuant to the Logia Settlement Agreement. The fair value of the shares on the date of issuance was $60 thousand.  The shares were issued to an accredited investor without any general solicitation pursuant to the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D and/or Regulation S promulgated thereunder.

In September 2014, the Company issued 300,000 shares of common stock of the Company to a service provider for the exercise of 300,000 warrants granted in January 2011. We relied on Section 4(a)(2) and/ or Section 3(a)(9) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation and/or the transactions met the requirements of Section 3(a)(9) of the Securities Act.

In April 2014, the Company issued 50,000 shares of common stock of the Company to the sellers of DT EMEA as part of the settlement of its contingent liability to sellers pursuant to the Logia Settlement Agreement. The fair value of the shares on the date of issuance was $188 thousand. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation.

In December 2013, the Company issued 86,020 shares of common stock of the Company to directors of the Company for services. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation.

In December 2013, the Company issued 9,750 shares of common stock of the Company to a vendor. The shares were issued as settlement for services. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation.

In August 2013, the Company converted $1,000 of a noteholder’s convertible debt into 285,714 shares of common stock of the Company. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In September 2013, the Company issued 504,880 shares of common stock of the Company as consideration for the acquisition of MIA. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In August 2013, the Company issued 7,632 shares of common stock of the Company as part of the cashless exercise of a warrant issued to a service provider in April 2011 to purchase 15,000 shares of common stock of the Company at a price of $1.25. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In August 2013, the Company issued 80,000 shares of common stock of the Company and 120,000 warrants to purchase shares of common stock of the Company to a noteholder as inducement to modify a debt. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In July 2013, the Company issued 59,964 shares of common stock of the Company to a noteholder as consideration to extend the term of certain of the Company’s debt. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

II-4

Item 16.	Exhibits and Financial Statement Schedules

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 23, 2017.

DIGITAL TURBINE, INC.

By:	/s/ William Stone
William Stone
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	Chief Executive Officer	January 23, 2017
William Stone	(Principal Executive Officer)

/s/ Barrett Garrison	Chief Financial Officer	January 23, 2017
Barrett Garrison	(Principal Financial Officer)

/s/ *	Principal Financial Officer	January 23, 2017
David Wesch	(Principal Accounting Officer)

/s/ *	Chairman of the Board	January 23, 2017
Rob Deutschman

/s/ *	Director	January 23, 2017
Paul Schaeffer

/s/ *	Director	January 23, 2017
Christopher Rogers

/s/ *	Director	January 23, 2017
Mohan S. Gyani

/s/ *	Director	January 23, 2017
Jeff Karish

/s/ *	Director	January 23, 2017
Craig I. Forman

*By:	/s/ William Stone
William Stone
Attorney-in-fact

SIGNATURES OF GUARANTORS

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 23, 2017.

DIGITAL TURBINE USA, INC.
DIGITAL TURBINE MEDIA, INC.
DIGITAL TURBINE ASIA PACIFIC PTY LTD.

By:	/s/ William Stone
William Stone
Chief Executive Officer

DIGITAL TURBINE (EMEA) LTD.
By:	/s/ William Stone
William Stone
Chief Executive Officer

By:	/s/ Revital Musalem
Revital Musalem
Controller

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	(1)	January 23, 2017
William Stone

/s/ Barrett Garrison	(2)	January 23, 2017
Barrett Garrison

/s/ Jon Mooney	(3)	January 23, 2017
Jon Mooney

/s/ Kirstie Brown	(4)	January 23, 2017
Kirstie Brown

/s/ David Wesch	(5)	January 23, 2017
David Wesch

(1)	In his capacity as Principal Executive Officer and Director of Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.

(2)	In his capacity as Principal Financial Officer of Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd., and as Director of Digital Turbine USA, Inc. and Digital Turbine Asia Pacific Pty Ltd.

(3)	In his capacity as a director of Digital Turbine Asia Pacific Pty Ltd.

(4)	In her capacity as a director of Digital Turbine Asia Pacific Pty Ltd.

(5)	In his capacity as Principal Accounting Officer of Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 31, 2007, by and among NeuMedia Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on January 2, 2008.

2.2	Amendment to Agreement and Plan of Merger, dated as of February 12, 2008, by and among NeuMedia Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 12, 2008.

2.3	Agreement and Plan of Merger, dated November 13, 2014, by and among Mandalay Digital Group, Inc., DTM Merger Sub, Inc., and Appia, Inc., incorporated by reference to our Amended Current Report on Form 8-K/A (File No. 001-35958), filed with the Commission on November 18, 2014.

3.1	Certificate of Incorporation, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.2	Certificate of Merger merging Mediavest, Inc., a New Jersey corporation, with and into NeuMedia Media, Inc., a Delaware corporation, as filed with the Secretary of State of the State of Delaware, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.3	Certificate of Ownership merging Mandalay Digital Group, Inc. into Neumedia, Inc., dated February 2, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

3.4	Certificate of Amendment of Certificate of Incorporation, dated August 14, 2012, incorporated by reference to Appendix B of the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-10039), filed with the Commission on July 10, 2012.

3.5	Certificate of Amendment of Certificate of Incorporation, dated March 28, 2013, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

3.6	Certificate of Correction of Certificate of Amendment, dated April 9, 2013, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

3.7	Certificate of Amendment of Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on January 13, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on January 16, 2015.

3.8	Bylaws, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.9	Certificate of Amendment of the Bylaws of NeuMedia, Inc., dated February 2, 2012, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 7, 2012.

3.10	Certificate of Amendment of the Bylaws dated March 6, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on March 11, 2015.

3.11	Amendment of Bylaws of Digital Turbine, Inc., adopted March 17, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on March 20, 2015.

4.1	Form of Warrant Relating to Equity Financing Binding Term Sheet, dated as of March 1, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

4.2	Form of Warrant Relating to Equity Financing Binding Term Sheets, dated as of March 5, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

4.3	Indenture, dated as of September 28, 2016. *

4.4	First Supplemental Indenture, dated as of January 12, 2017.❖

4.5	Form of 8.75% Convertible Notes due 2020 (included in the Indenture referenced as Exhibit 4.3 above).

4.6	Warrant Agreement, dated as of September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.7	Registration Rights Agreement, dated as of September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.8	Form of Common Stock Certificate. *

5.1	Opinion of Manatt, Phelps & Phillips, LLP. ❖

5.2	Opinion of Corrs Chambers Westgarth.❖

5.3	Opinion of Herzog Fox & Neeman.❖

10.1	2007 Employee, Director and Consultant Stock Plan, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007. †

10.1.1	Form of Non-Qualified Stock Option Agreement, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007. †

10.1.2	Amendment to 2007 Employee, Director and Consultant Stock Plan, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 12, 2008. †

10.1.3	Second Amendment to 2007 Employee, Director and Consultant Stock Plan., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on March 28, 2008. †

10.2	Warrant, dated December 23, 2011, made by NeuMedia, Inc. in favor of Adage Capital Management L.P., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-10039), filed with the Commission on February 24, 2012. †

10.3	Form of Indemnification with Directors and Executive Officers, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 10, 2012. †

10.4	Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.4.1	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement of Mandalay Digital Group, Inc, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.4.2	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement of Mandalay Digital Group, Inc., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.5	Share Purchase Agreement, dated August 11, 2012, as amended by a first amendment thereto, dated September 13, 2012 among Mandalay Digital Group, Inc., MDG Logia Holdings, Ltd., Logia Group, Ltd., and S.M.B.P. IGLOO Ltd., incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-10039), filed with the Commission on November 19, 2012.

10.6	Share Sale Agreement, dated April 12, 2013, among Digital Turbine Australia Pty Ltd, Digital Turbine, Inc., the Company, and certain other parties set forth therein, incorporated by reference to our Current Report on Form 8-K/A (File No. 000-10039) filed with the Commission on April 17, 2013.

10.7	Registration Rights & Lock Up Agreement, dated April 12, 2013 between the Company and various shareholders set forth therein, incorporated by reference to our Current Report on Form 8-K/A (File No. 000-10039) filed with the Commission on April 17, 2013.

10.8	Form of Equity Financing Binding Term Sheet dated May 23, 2013 with Windsor Media, Inc., incorporated by reference to our Current Report on Form 10-Q (File No. 001-35958) filed with the Commission on August 14, 2013.

10.9	Support Agreement, dated November 13, 2014, between Mandalay Digital Group, Inc. and its Stockholders, incorporated by reference Registrant’s Amended Current Report on Form 8-K/A (File No. 001-35958), filed with the Commission on November 18, 2014.

10.10	Unconditional Secured Guaranty and Pledge Agreement entered into by Digital Turbine, Inc. in favor of Silicon Valley Bank as of March 6, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on March 11, 2015.

10.11	API Service Agreement dated July 5, 2011 with Vodafone Hutchison Australia Pty Limited, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-4/A (File No. 333-200695) filed with the Commission on January 27, 2015.

10.12	IT & Content Services Agreement dated October 11, 2011 with Telstra Corporation Limited, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-4/A (File No. 333-200695) filed with the Commission on January 27, 2015.

10.13	Employment Agreement, effective July 8, 2014, between the Company and Andrew Schleimer, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on July 9, 2014. †

10.14	Employment Agreement, effective September 9, 2014, between the Company and William Stone, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on September 15, 2014. †

10.14.1	Amendment, effective May 26, 2016, to Employment Agreement between the Company and William Stone, incorporated by reference to our Current Report on Form 8-K (File No. 000-35988), filed with the Commission on June 1, 2016. †

10.15	Employment Agreement, effective February 10, 2015, between the Company and James Alejandro, incorporated by reference to our Current Report on Form 8-K (File No. 000-35988), filed with the Commission on February 11, 2015. †

10.16	Employment Agreement, effective August 31, 2016, between the Company and Barrett Garrison, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on August 31, 2016. †

10.17	Separation Agreement between Mandalay Digital Group, Inc. and Peter A. Adderton, dated January 15, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on January 16, 2015.

10.18	Board Equity Ownership Policy, as amended, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on June 25, 2014. †

10.19	Commercial Lease Agreement commencing on October 1, 2015, and ending on December 31, 2022 between Thomas C. Calhoon (Landlord) and Digital Turbine, Inc. (Tenant), incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 15, 2015.

10.20	Third Amended and Restated Loan and Security Agreement effective June 11, 2015 between Digital Turbine Media and Silicon Valley Bank, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 15, 2015.

10.20.1	First Amendment dated November 30, 2015 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on December 4, 2015.

10.20.2	Consent and Second Amendment dated March 1, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 001-35958), filed with the Commission on August 9, 2016.

10.20.3	Third Amendment dated June 28, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on June 30, 2016.

10.21	Intellectual Property License Agreement dated as of December 28, 2015 between Digital Turbine Media, Inc. and Sift Media, Inc., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.22	Publisher Agreement dated as of December 28, 2015 between Digital Turbine Media, Inc. and Sift Media, Inc., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.23	Sift Media, Inc. Series Seed Convertible Preferred Stock Purchase Agreement dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.24	Employment Agreement between Sift Media, Inc. and Judson S. Bowman dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.25	Restricted Stock Purchase Agreement between Sift Media, Inc. and Judson S. Bowman dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.26	2008 Equity Incentive Plan for Appia, Inc., incorporated by reference to our Registration Statement on Form S-8 (File No. 333-202863), filed with the Commission on March 19, 2015.

10.27	Initial Purchaser Agreement, dated as of September 23, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

10.28	Software As A Services Agreement between Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, on behalf of itself and for the benefit of its Affiliates and Digital Turbine, Inc., a Delaware corporation, effective as of August 14, 2014. *+

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. *

21.1	List of Subsidiaries, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 14, 2016.

23.1	Consent of SingerLewak LLP. ❖

23.2	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement. ❖

23.3	Consent of Corrs Chambers Westgarth is contained in Exhibit 5.2 to this Registration Statement. ❖

23.4	Consent of Herzog Fox & Neeman is contained in Exhibit 5.3 to this Registration Statement. ❖

24	Powers of Attorney is contained on the signature page. *

25	Form T-1 of U.S. Bank, N.A. (with respect to the indenture governing the notes). *

❖ Filed herewith.
* Previously filed.
† Management contract or compensatory plan or arrangement.
+ Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.